UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(Amendment No.     )

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SCHLUMBERGER N.V. (SCHLUMBERGER LIMITED)

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2021

PROXY STATEMENT

and Notice of Annual General Meeting of Stockholders

Schlumberger

Notice of 2021 Annual General Meeting of Stockholders

ITEMS OF BUSINESS

1.	Election of the eight director nominees named in this proxy statement.
2.	Approval of an advisory resolution regarding our executive compensation.
3.	Report on the course of business during the year ended December 31, 2020; approval of our consolidated balance sheet as at December 31, 2020; our consolidated statement of income for the year ended December 31, 2020; and our Board of Directors’ declarations of dividends in 2020, as reflected in our 2020 Annual Report to Stockholders.
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2021.
5.	Approval of an amendment and restatement of the 2017 Schlumberger Omnibus Stock Incentive Plan.
6.	Approval of an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan.
7.	Approval of an amendment and restatement of the 2004 Stock and Deferral Plan for Non-Employee Directors.

Such other matters as may properly be brought before the meeting.

By order of the Board of Directors,

Alexander C. Juden Secretary	Dianne B. Ralston Chief Legal Officer

February 25, 2021

Wednesday, April 7, 2021

10:00 a.m. Curaçao time

Johan van Walbeeckplein 11, Willemstad, Curaçao

PROXY VOTING

Your vote is very important. Whether or not you plan to attend the annual general meeting in person, please (i) sign, date and promptly return the enclosed proxy card in the enclosed envelope, or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting. Voting instructions are provided on your proxy card or on the voting instruction form provided by your broker.

Brokers cannot vote for Items 1, 2, 5, 6 or 7 without your instructions.

RECORD DATE

February 17, 2021

HOW TO CAST YOUR VOTE

Please refer to the enclosed proxy materials or to the information forwarded by your bank, broker, or other nominee to see which voting methods are available to you. Stockholders with shares registered in their names with Schlumberger’s transfer agent may authorize a proxy:

BY INTERNET www.proxypush.com/SLB

BY TELEPHONE (866) 240-5191

BY MAIL Sign, date, and mail your proxy card

If you are a beneficial holder of Schlumberger common stock, you should follow any instructions provided by your bank, broker or other nominee. See “General Information” in this proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Stockholders to Be Held on April 7, 2021.

This Notice and Proxy Statement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our 2020 Annual Report to Stockholders are each available free of charge on our website at https://investorcenter.slb.com, as well as at www.proxydocs.com/SLB.

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Proxy Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. In addition, we are providing our 2020 Annual Report to Stockholders concurrently with this proxy statement. You should refer to its contents in considering agenda Item 3.

All references in this proxy statement to “the Company,” “Schlumberger,” “we” or “our” are to Schlumberger Limited (Schlumberger N.V.) and its subsidiaries.

Voting at the 2021 Annual General Meeting (pages 85-86)

Schlumberger’s 2021 annual general meeting of stockholders will be held at Johan van Walbeeckplein 11, Willemstad, Curaçao, on Wednesday, April 7, 2021 beginning at 10:00 a.m., Curaçao time.

Each stockholder of record at the close of business on February 17, 2021 (the “record date”) is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on with respect to each share registered in the stockholder’s name. Stockholders with shares registered in their names with Schlumberger’s transfer agent may authorize a proxy:

BY INTERNET www.proxypush.com/SLB

BY TELEPHONE (866) 240-5191

BY MAIL Sign, date, and mail your proxy card

Persons who held shares on the record date through a broker, bank or other nominee are referred to as beneficial owners. If you are a beneficial holder of Schlumberger common stock, you should follow the voting instructions provided by your bank, broker or other nominee.

If you plan to attend the annual general meeting in person, please refer to “General Information—General” on page 85 for the requirements for admission to the meeting. Whether or not you plan to attend the annual general meeting in person, please (i) sign, date and promptly return the enclosed proxy card in the enclosed envelope, or (ii) grant a proxy and give voting instructions by telephone or internet, so that you may be represented at the meeting.

The mailing date of this proxy statement is February 25, 2021. Business at the meeting will be conducted in accordance with the procedures determined by the Chairman of the meeting and will be limited to matters properly brought before the meeting by or at the direction of our Board or by a stockholder.

Voting Matters

Item		Our Board’s Recommendation	Page Reference (for more detail)
1	Election of the eight director nominees named in this proxy statement.	FOR each nominee	8
2	Approval of an advisory resolution regarding our executive compensation.	FOR	27
3	Approval of our consolidated balance sheet as at December 31, 2020, our consolidated statement of income for the year ended December 31, 2020, and the declarations of dividends by our Board in 2020.	FOR	66
4	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2021.	FOR	67
5	Approval of an amendment and restatement of the 2017 Schlumberger Omnibus Stock Incentive Plan.	FOR	69
6	Approval of an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan.	FOR	77
7	Approval of an amendment and restatement of the 2004 Stock and Deferral Plan for Non-Employee Directors.	FOR	81

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Our Board Nominees (pages 8-12)

Below is summary information about the nominees to our Board of Directors (the “Board”).

Patrick de La Chevardière Former Chief Financial Officer Total S.A. Director since 2019 Age: 63 Committees: Audit, Finance INDEPENDENT	Miguel M. Galuccio Chairman and CEO Vista Oil & Gas Director since 2017 Age: 52 Committees: Finance, Science and Technology NON-EXECUTIVE	Olivier Le Peuch Chief Executive Officer Schlumberger Limited Director since 2019 Age: 57 Committees: None EXECUTIVE	Tatiana A. Mitrova Director of the Energy Centre Moscow School of Management SKOLKOVO Director since 2018 Age: 46 Committees: Audit, Finance INDEPENDENT

Maria Moræus Hanssen Former Deputy CEO & COO Wintershall Dea GmbH Director since 2020 Age: 56 Committees: Compensation, Nominating and Governance INDEPENDENT	Mark G. Papa Former Chairman and CEO Centennial Resource Development Director since 2018 Age: 74 Committees: Compensation, Science and Technology INDEPENDENT BOARD CHAIR	Henri Seydoux Chairman and CEO Parrot S.A. Director since 2009 Age: 60 Committees: Nominating and Governance, Science and Technology, Compensation INDEPENDENT	Jeff. W. Sheets Former EVP and CFO ConocoPhillips Director since 2019 Age: 63 Committees: Audit, Compensation INDEPENDENT

Board Highlights (pages 16-18)

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Governance Highlights (pages 13-22)

We are committed to adhering to sound principles of corporate governance and have adopted practices that promote effective functioning of our Board, its committees, and the Company. Our governance practices, as detailed in our Bylaws, Corporate Governance Guidelines, Code of Conduct, policies and other business practices, include:

    Independent Chairman of the Board, separate from CEO

    No staggered board — all directors are elected annually

    Fully independent Audit, Compensation, and Nominating and Governance committees

    75% of our director nominees are independent

    Regular executive sessions of non-employee directors

    Majority vote standard for uncontested director elections

    Director nominees reflect gender, cultural and geographical diversity of our global operations, as well as diverse experience, skills, and tenure

    Annual Board and committee self-evaluations

    Proactive stockholder engagement (pages 16 and 33)

    No hedging or pledging of Schlumberger stock by directors or executive officers (page 22)

    Robust stock ownership guidelines for executives (page 50) and directors (page 24)

    We provide our stockholders a right of proxy access (page 22)

    One or more stockholders representing 10% or more of our outstanding shares can call a special meeting

    No lobbying or making financial or in-kind contributions to political parties or candidates (page 22)

    Comprehensive risk assessment process designed to identify and manage enterprise-wide risks, including risks relating to climate change and the energy transition

2020 Performance Highlights (page 28)

The unprecedented global health and economic crisis caused by the COVID-19 pandemic in 2020 resulted in the most challenging environment that we and our industry have ever experienced. The profound global economic shock caused by the pandemic resulted in both a swift collapse in oil demand and in oversupply, which together caused a dramatic decline in demand for our services and products.

Against this backdrop, we took swift and decisive actions to execute on our performance strategy, cut operating costs, and reinvent ourselves to adapt to an evolving industry landscape shaped by capital discipline, increased efficiency, operational resilience through industry cycles, sustainability and a reduced carbon footprint.

Highlights of our 2020 financial, strategic and operational performance include:

We ended 2020 by restoring fourth-quarter adjusted EBITDA margins to pre-COVID levels, despite a 33% decline in our revenue year-on-year. We also generated strong free cash flow in 2020, despite severe industry headwinds.	In line with our focus on capital stewardship, we high-graded our portfolio by exiting certain commoditized businesses. In North America, we contributed our OneStim® pressure pumping business to Liberty Oilfield Services Inc., in exchange for a 37% equity interest in Liberty, and we divested our North America low-flow artificial lift business.
We accelerated the most comprehensive corporate restructuring in our history, with our new structure organized on the basis of divisions, which are aligned with our customers’ workflows, and key basins. By the end of 2020, we had realized more than 90% of the benefits of our structural cost-reduction program, which will permanently remove more than $1.5 billion of annual fixed cash costs.	We formed Schlumberger New Energy, our portfolio of business and technology ventures dedicated to exploring new opportunities in low-carbon or carbon-neutral energy technologies. New Energy activities include ventures in the domains of hydrogen, lithium, carbon capture and sequestration, geothermal power and geoenergy for heating and cooling buildings.

As a result of our actions in 2020, we increased our earnings power and improved our margin profile, which position us to capitalize on growth drivers for the future of our industry and the next recovery cycle. We came through the turbulence of 2020 with drive and purpose and reinvented ourselves for the future. We believe that we are poised to deliver superior results for our shareholders, informed by our vision of a more efficient, sustainable industry.

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2020 Executive Compensation Highlights (pages 28-65)

As more fully discussed in the “Compensation Discussion and Analysis” section of this proxy statement:

•	We made no changes to the performance goals in our 2020 long-term incentive (“LTI”) program despite the pandemic. In fact, we increased the overall rigor of our 2020 LTI program as compared to 2019, by significantly increasing all performance targets for our free cash flow conversion performance share units (“PSUs”), and by raising the minimum performance target for our return on capital employed (“ROCE”) PSUs.

•	We did not increase the 2020 target LTI grant values for any of our named executive officers, other than in the case of Stephane Biguet, who was promoted to the role of EVP and CFO. In addition, Olivier Le Peuch, our CEO, did not receive an LTI award in 2020. The Board granted him PSUs with a target value of $10.5 million in August 2019 in connection with his promotion to CEO and in lieu of his estimated 2020 target LTI award. As a result, the Board determined that Mr. Le Peuch should not receive an LTI award in 2020.

•	Our CEO and CFO’s 2020 target direct compensation places them at approximately the 50th percentile among CEOs and CFOs, respectively, in our main peer groups.

•	Despite the unprecedented global economic and industry downturn, and due to our rapid introduction of a decisive cost management program:

•	our executives were able to generate cash flow of $2.67 billion in 2020; and

•	our 2020 earnings before interest, taxes, depreciation and amortization, excluding charges and credits (“adjusted EBITDA”), was $4.31 billion.

For details regarding our 2020 cash incentive program and certain modifications that our Compensation Committee approved in response to the effects of the COVID-19 pandemic, see “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2020 Decisions—Annual Cash Incentive Awards—Financial Objectives” beginning on page 34.

2020 Sustainability Highlights (pages 15 and 28)

Our vision is to define and drive high performance, sustainably. We are committed to being at the forefront of our industry’s shift toward more sustainable energy production—challenging not only ourselves, but also our customers, suppliers, and peers to partner on delivering measurable social and environmental progress. Highlights of our 2020 sustainability performance include:

We delivered a 14% reduction of our Scope 1 and Scope 2 emissions intensity within one year—well on our path to our stated 2025 emissions reduction goal of 30%.	Our broad portfolio includes more than 100 impact-reducing technologies to help our customers decrease their environmental footprint, use cleaner chemistry, reduce waste, and decarbonize elements of the exploration and production (“E&P”) process.	We achieved our record-best safety and driving performance metrics, recording our lowest ever lost-time injury rate and our lowest ever automotive accident rate.

Our COVID-19 Response

At Schlumberger, we pride ourselves on being leaders in managing health, safety, and environmental (HSE) risks. Our top priority in 2020 remained the health and safety of our employees, their families, and the communities in which we live and work.

Since January 2020, we have sustained our global COVID-19 crisis management response, using an approach that was independently audited against pandemic preparedness best practices. We promoted a protective mindset, crafted into powerful and simple COVID-19 Life Saving Rules visibly supported by senior management. We continuously review and improve our safety procedures as new scientific evidence becomes available, and communicate any updated procedures across our global operations.

We also used enabling technologies, such as virtual trainings and online modules, in our employee development, recruiting, training, and support activities. These technologies enabled our people to continue their career growth, advance their skills and continuously learn in 2020, which is strategically important to our talent pipeline. We delivered approximately 89,000 training days virtually during 2020.

This proxy statement includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our environmental and other sustainability plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2020 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

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ITEM 1. Election of Directors

All of our directors are elected annually at our annual general meeting of stockholders. Our stockholders are requested to elect eight nominees to the Board, each to hold office until the next annual general meeting of stockholders and until a director’s successor is elected and qualified or until a director’s death, resignation or removal. Each of the nominees is now a director and was previously elected by our stockholders at the 2020 annual general meeting of stockholders, except for Maria Moræus Hanssen, who was appointed by the Board to serve as a director effective October 15, 2020, based upon the recommendation of the Nominating and Governance Committee of the Board.

Having exceeded the normal retirement age of 70 under our Corporate Governance Guidelines, Leo Rafael Reif will not stand for re-election at our annual general meeting of stockholders. Lubna S. Olayan also will not stand for re-election at our annual general meeting of stockholders. Our Board extends gratitude to Dr. Reif and Ms. Olayan for 14 years of service and 10 years of service, respectively.

All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If any nominee is unable or unwilling to serve, the Board may designate a substitute nominee. If the Board designates a substitute nominee, proxies may be voted for that substitute nominee. The Board knows of no reason why any nominee would be unable or unwilling to serve if elected.

At this annual general meeting, votes may not be cast for a greater number of persons than the number of director nominees named in this proxy statement. Shares represented by properly executed proxies will be voted, if authority to do so is not withheld, for the election of each of the eight nominees named below.

In 2016, our stockholders voted to fix the number of directors constituting the Board at 12, as permitted under our Articles of Incorporation. However, only eight directors have been nominated for election at the 2021 annual general meeting of stockholders. The Board believes that it is advisable and in the best interests of our stockholders for the authorized number of directors constituting the Board to remain at 12. This will allow the Board to conduct a search for, and add, up to four additional directors prior to the 2022 annual general meeting.

Required Vote

Each director nominee must receive a majority of the votes cast to be elected.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

The Board of Directors Recommends a Vote FOR All Director Nominees.

Director Nominees

The Board believes that each director nominee possesses the qualities and experience that the Nominating and Governance Committee has determined that nominees should possess, as described in detail below under “Corporate Governance—Identifying Candidates for Director Nominations” beginning on page 17. The Board seeks out, and the Board consists of, individuals whose background, experience and skills complement those of other Board members. In the judgment of the Board, each director nominee is able to execute his or her duties as a member of the Board and to devote the necessary time and attention to the Company, as required by our Corporate Governance Guidelines. There are no family relationships among any executive officers and directors of the Company.

The nominees for election to the Board, together with biographical information furnished by each of them and information regarding each nominee’s director qualifications, are set forth on the following pages.

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Patrick de La Chevardière, Independent Director

Former Chief Financial Officer,

Total S.A.

Director since 2019

Age: 63

Other Current Public Boards

•

Michelin (Compagnie Générale des Établissements Michelin SCA)

Former Public Directorships Held During the Past 5 Years

•

None

Citizenship

France

Board Committees

•

Audit

•

Finance

Other Experience and Education

•

Former CFO of public multinational oil and gas company

•

Experienced director of several French-based public companies

•

Diplôme d’Ingénieur, an engineering degree, École Centrale de Paris

PATRICK DE LA CHEVARDIÈRE is the former Chief Financial Officer of Total S.A., a French multinational integrated oil and gas company. He served as Total’s CFO and as a member of its executive committee from 2008 until his retirement in August 2019. Prior to that, he served in a variety of finance and operational roles with Total over his 37-year career, including as Deputy Chief Financial Officer from 2003 to 2008, Vice President, Asia for Refining & Marketing from 2000 to 2003, and Vice President, Operations and Subsidiaries from 1995 to 2000. Since June 2020, Mr. de La Chevardière has also served as a member and chairman of the audit committee of the supervisory board of Michelin, a French multinational tire manufacturer. He also previously served on the boards of directors of two other French-based public companies, Sanofi-Aventis and Compagnie Générale de Géophysique.

Relevant Skills and Expertise

Mr. de La Chevardière brings to the Board significant financial and energy industry experience as a former chief financial officer of a large multinational oil and gas company. The Board benefits greatly from his customer-focused perspective on the oilfield services industry, as well as from his experience across the entire oil and gas value chain, from exploration, operations, production, trading and marketing to refining and new energies.

Miguel M. Galuccio, Non-Executive Director

Chairman and Chief Executive Officer,
Vista Oil & Gas

Director since 2017

Age: 52

Other Current Public Boards

•

Vista Oil & Gas

Former Public Directorships Held During the Past 5 Years

•

YPF S.A.

Citizenship

Argentina and United Kingdom

Board Committees

•

Finance, Chair

•

Science and Technology

Other Experience and Education

•

Current chief executive officer of public oil and gas company

•

Bachelor of Science in Petroleum Engineering, Instituto Tecnológico de Buenos Aires

•

Schlumberger training and expertise

•

Latin America energy policy expertise

MIGUEL GALUCCIO is the Chairman and Chief Executive Officer of Vista Oil & Gas, an oil and gas company incorporated in Mexico, and has held that position since July 2017. From 2012 to March 2016, he was the Chairman and Chief Executive Officer of YPF, Argentina’s national oil company. From 1999 to 2012, he was an employee of Schlumberger and held a number of international positions, his last being President, Schlumberger Production Management. Prior to his employment at Schlumberger, he served in various executive positions at YPF and its subsidiaries from 1994 to 1999, including YPF International.

Relevant Skills and Expertise

Mr. Galuccio brings to the Board strong leadership and operational expertise from his experience as former chairman and chief executive officer of Argentina’s national oil company, which under his leadership became the world’s largest producer of shale oil outside of North America. He has valuable insight into the domestic and international energy policies of Argentina, Mexico, Venezuela, Ecuador and other countries that are strategically important to Schlumberger. He has extensive experience negotiating with Schlumberger customers in Latin America, Russia and China, including global energy companies and national oil companies, and remains active in the oil and gas exploration and production industry as a chief executive officer of an oil and gas company.

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Olivier Le Peuch, Schlumberger Chief Executive Officer

Chief Executive Officer,
Schlumberger Limited

Director since 2019

Age: 57

Other Current Public Boards

•

None

Former Public Directorships Held During the Past 5 Years

•

None

Citizenship

France

Board Committees

•

None

Other Experience and Education

•

Master’s Degree in Microelectronics, Bordeaux University of Science

•

Schlumberger training and expertise

OLIVIER LE PEUCH has been the Chief Executive Officer and a director of Schlumberger since August 2019. He was the Company’s Chief Operating Officer from February 2019 to July 2019. Prior to that, he served in a variety of global management positions, including Executive Vice President, Reservoir and Infrastructure from May 2018 to February 2019, President of the Cameron product lines from February 2017 to May 2018, President of Schlumberger Completions from 2014 to January 2017, and Vice President of Engineering, Manufacturing and Sustaining from 2010 to 2014. Earlier in his career, Mr. Le Peuch was GeoMarket Manager for the North Sea and President of Software Integrated Solutions. He has been with the Company since 1987 and began his career as an electrical engineer.

Relevant Skills and Expertise

Mr. Le Peuch brings to the Board a unique operational perspective and thorough knowledge of the Company’s operational activities worldwide as a result of his service in various global leadership positions in the Company. The Board believes that Mr. Le Peuch’s service as Chief Executive Officer is an important link between management and the Board, enabling the Board to perform its oversight function with the benefit of his perspectives on the Company’s business and operations.

Tatiana A. Mitrova, Independent Director

Director of the Energy Centre,
Moscow School of Management
SKOLKOVO

Director since 2018

Age: 46

Other Current Public Boards

•

PAO Novatek

Former Public Directorships Held During
the Past 5 Years

•

Unipro PJSC

Citizenship

Russia and Israel

Board Committees

•

Audit

•

Finance

Other Experience and Education

•

PhD in Economics, Moscow State University

•

Senior Visiting Research Fellow at Oxford Institute for Energy Studies

•

Fellow at SIPA Center on Global Energy Policy at Columbia University

TATIANA A. MITROVA has been the Director of the Energy Centre of the Moscow School of Management SKOLKOVO, a graduate business school, since February 2017. She has also been the Head of Research in the Oil and Gas Department in the Energy Research Institute of the Russian Academy of Sciences since 2011; a visiting professor at the Paris School of International Affairs (PSIA), part of the Paris Institute of Political Studies, since 2014; and an assistant professor at the Gubkin Russian State University of Oil and Gas since 2008. Dr. Mitrova was a Visiting Researcher at the King Abdullah Petroleum Studies and Research Center from April 2016 to April 2017. Dr. Mitrova has been a member of the board of directors of PAO Novatek, a Russian independent natural gas producer, since April 2020, and is chairman of its strategy committee and a member of its audit and compensation and nomination committees. She was previously a member of the board of directors of Unipro PJSC from 2014 to December 2017 and was a member of its appointment and remuneration committees.

Relevant Skills and Expertise

Dr. Mitrova brings to the Board valuable expertise regarding energy market dynamics and the various factors affecting supply and demand for Schlumberger’s products and services, as well as expertise relating to sustainability, decarbonization and the new energy economy. The Board values Dr. Mitrova’s connections to the Russia market and her ties to the academic community. Her global economic perspective provides insight into emerging markets and trends, and is useful for the development of the Company’s business strategy. She provides additional ties to universities worldwide, assisting Schlumberger in its effort to attract talented new employees.

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Maria Moræus Hanssen, Independent Director
CF Wesenberg/Kolonihaven

Former Deputy Chief Executive Officer
and Chief Operating Officer,
Wintershall Dea GmbH

Director since 2020

Age: 56

Other Current Public Boards

•

Alfa Laval AB

•

Scatec Solar ASA

Former Public Directorships Held During
the Past 5 Years

•

Yara International ASA

•

Hafslund ASA

Citizenship

Norway

Board Committees

•

Compensation

•

Nominating and Governance

Other Experience and Education

•

Former chief executive officer of multiple European E&P companies

•

Master’s Degrees in Petroleum Engineering, Norwegian University of Science and Technology, and Petroleum Economics and Management, IFP School

•

European energy policy expertise

MARIA MORÆUS HANSSEN is the former Deputy Chief Executive Officer and Chief Operating Officer of Wintershall Dea GmbH, a German-based oil and gas producer, having served in that role from May 2019 to December 2019 following the merger between DEA Deutsche Erdoel AG (“DEA”) and Wintershall Holding GmbH. Prior to that, she served as Chief Executive Officer of DEA and chair of its management board from January 2018 until April 2019. Before joining DEA, she served as Chief Executive Officer of ENGIE E&P International SA and Head of the E&P Business Unit for the ENGIE Group in Paris from 2015 to December 2017, and as President of ENGIE’s Norwegian E&P affiliate from 2014 to 2015. Ms. Moræus Hanssen served in various management and operations roles at Aker ASA from 2008 to 2013, Statoil ASA (now Equinor) from 2007 to 2008, and Norsk Hydro ASA from 1992 to 2007. She has served on the boards of Scandinavian public companies Alfa Laval AB since April 2019 and Scatec Solar ASA since April 2020, and also chairs a municipal and a private Norwegian company, Oslobygg KF and Wastefront AS, respectively. She previously served as deputy chairman and chair of the audit committees of Yara International ASA from 2015 to May 2019 and Hafslund ASA from 2010 to May 2016.

Relevant Skills and Expertise

Ms. Moræus Hanssen brings to the Board strong leadership and operational expertise as the former chief executive officer of several European E&P companies, as well as her extensive experience as a director of Scandinavian public companies. The Board values her insight into the domestic and international energy policies of Norway, Germany, France and other countries that are strategically important to Schlumberger, as well as her experience addressing risks related to the energy transition.

Mark G. Papa, Independent Chairman of the Schlumberger Board

Former Chairman and CEO,
Centennial Resource Development, Inc.

Director since 2018

Age: 74

Other Current Public Boards

•

None

Former Public Directorships Held During
the Past 5 Years •

•

Centennial Resource Development, Inc.

•

Oil States International

Citizenship

United States of America

Board Committees

•

Compensation, Chair

•

Science and Technology

Other Experience and Education

•

Former chairman and CEO of two public oil and natural gas companies

•

MBA, University of Houston

•

Bachelor of Science in Petroleum Engineering, University of Pittsburgh •

•

North American energy industry pioneer

MARK G. PAPA is the former Chief Executive Officer and Chairman of the Board of Centennial Resource Development, Inc., an independent oil and natural gas producer, having served in that role from October 2016 until his retirement in March 2020. Mr. Papa served as Chief Executive Officer and Chairman of the Board of Silver Run Acquisition Corp. from 2015 until its business combination with Centennial Resource Production, LLC in October 2016. From 2015 to December 2019, Mr. Papa served as an advisor to Riverstone Holdings, LLC, a private equity firm specializing in energy investments. Prior to that, Mr. Papa was Chairman and CEO of EOG Resources, an independent oil and gas company, from 1999 to 2013, and he served as a member of EOG’s board of directors from 1999 until 2014. He worked at EOG for 32 years in various management positions. Mr. Papa also served on the board of Oil States International, Inc., an international field services company, from 2001 to August 2018 and was a member of its compensation and nominating and corporate governance committees. From 2006 to 2020, he served on the board of Casa de Esperanza, a non-profit organization serving children in crisis situations.

Relevant Skills and Expertise

Mr. Papa brings decades of experience in the oil and gas industry and a unique insight into the North American market. He is a pioneer in the U.S. shale oil industry and built EOG Resources into one of the most profitable U.S. shale companies. He provides the Board with key insights on the U.S. shale market and Schlumberger’s customers in North America. He also brings extensive leadership experience to the Board through his experience as CEO and chairman of multiple public companies. Mr. Papa has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities, and provides the Board with valuable insight regarding the challenges and opportunities facing Schlumberger in these areas.

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Henri Seydoux, Independent Director

Chairman and Chief Executive Officer,
Parrot S.A.

Director since 2009

Age: 60

Other Current Public Boards

•

Parrot S.A.

Former Public Directorships Held During
the Past 5 Years

•

None

Citizenship

France

Board Committees

•

Compensation

•

Nominating and Governance

•

Science and Technology

Other Experience and Education

•

Current chief executive officer

•

Technology leadership

•

Entrepreneurial and management expertise

HENRI SEYDOUX has been Chairman and Chief Executive Officer of Parrot S.A., a global wireless products manufacturer, since 1994. Mr. Seydoux is an entrepreneur with great initiative. He founded Parrot S.A. in 1994 as a private company and took it public in 2006. From 2014 to June 2020, he also served on the board of directors of Sigfox, a privately-held global communications service provider.

Relevant Skills and Expertise

Mr. Seydoux, as the chief executive of a dynamic and innovative technology company, brings to the Board entrepreneurial drive and management skills. He also has family ties to the founding Schlumberger brothers. Having grown up in the Schlumberger family culture, Mr. Seydoux is well placed to see that the Company continues its historical commitment to Schlumberger’s core values. His service on the Board addresses the Company’s need to preserve the Company’s unique culture and history while helping to foster innovation.

Jeff W. Sheets, Independent Director

Former EVP and Chief Financial Officer,
ConocoPhillips

Director since 2019

Age: 63

Other Current Public Boards

•

Enerplus Corporation

•

Westlake Chemical Corporation

Former Public Directorships Held During the Past 5 Years

•

None

Citizenship

United States of America

Board Committees

•

Audit, Chair

•

Compensation

Other Experience and Education

•

Former CFO of public international oil and gas company

•

MBA, University of Houston

•

Bachelor of Science in Chemical Engineering, Missouri University of Science and Technology

JEFF W. SHEETS is the former Executive Vice President and Chief Financial Officer of ConocoPhillips Company, a public international oil and gas company, having served in that role from 2010 until his retirement in February 2016. Prior to that, Mr. Sheets served at ConocoPhillips and its predecessor companies for more than 36 years in a variety of finance, engineering and strategic planning roles. Since December 2017, Sheets has served on the board of directors of Enerplus Corporation, a Canadian oil and gas company, where he chairs the safety and social responsibility committee and is a member of the audit and risk management and reserves committees. He also has served since January 2018 on the board of directors of Westlake Chemical Corporation, an international manufacturer and supplier of petrochemicals and related products, where he chairs the nominating and governance committee and is a member of the audit, compensation and corporate risk committees. Sheets is a member of the Board of Trustees at the Missouri University of Science and Technology.

Relevant Skills and Expertise

Mr. Sheets brings to the Board strong financial and operational expertise as a former chief financial officer of a large upstream oil and gas company. The Board benefits greatly from Mr. Sheets’ expertise in developing and implementing corporate strategy in the oil and gas industry, his significant finance and mergers and acquisitions experience, and his experience as an independent director of two other public companies.

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Corporate Governance

We are committed to adhering to sound principles of corporate governance and have adopted Corporate Governance Guidelines that our Board believes are consistent with our values, and that promote the effective functioning of our Board, its committees and the Company. At least annually, our Board reviews and, if appropriate, revises our Corporate Governance Guidelines to reflect the Board’s corporate governance objectives and commitments. Our Corporate Governance Guidelines are available on our website at https://www.slb.com/who-we-are/corporate-governance/guidelines.

We have also adopted a code of conduct entitled The Blue Print and The Blue Print in Action (together, our “Code of Conduct”), which applies to all of our directors, officers and employees. Our Code of Conduct is available on our website at https://www.slb.com/who-we-are/guiding-principles/our-code-of-conduct.

Our governance practices, as detailed in our Bylaws, Corporate Governance Guidelines, Code of Conduct, policies and other business practices, include:

 Independent Chairman of the Board, separate from CEO

 No staggered board — all directors are elected annually

 Fully independent Audit, Compensation, and Nominating and Governance committees

 75% of our director nominees are independent

 Regular executive sessions of non-employee directors

 Majority vote standard for uncontested director elections

 Director nominees reflect gender, cultural and geographical diversity of our global operations, as well as diverse experience, skills, and tenure

 Annual Board and committee self-evaluations

 Proactive stockholder engagement (pages 16 and 33)

 No hedging or pledging of Schlumberger stock by directors or executive officers (page 22)

 Robust stock ownership guidelines for executives (page 50) and directors (page 24)

 We provide our stockholders a right of proxy access (page 22)

 One or more stockholders representing 10% or more of our outstanding shares can call a special meeting

 No lobbying or making financial or in-kind contributions to political parties or candidates (page 22)

 Comprehensive risk assessment process designed to identify and manage enterprise-wide risks, including risks relating to climate change and the energy transition

Board Leadership Structure

One of the Board’s key responsibilities is to evaluate and determine an appropriate board leadership structure to provide for independent oversight of management. The Board believes that there is no single, generally accepted board leadership structure that is appropriate for all companies, and that the right structure may vary for a single company as circumstances change.As such, our independent directors consider the Board’s leadership structure at least annually.

The independent members of the Board have determined that the appointment of an independent Chairman of the Board is an appropriate Board leadership structure at this time because it allows our CEO to focus on leading the Company’s complex international business operations, while providing the Board experienced and independent leadership. The independent members of the Board appointed Mark Papa as the Chairman of the Board in August 2019. As independent Chairman, Mr. Papa sets the agenda for, and leads, all Board meetings and all executive sessions of the non-executive directors.

In light of Mr. Papa’s appointment as the independent Chairman of the Board, the Board does not currently have a designated lead independent director. The Board may modify this structure to best address the Company’s unique circumstances and advance the best interests of all stockholders, as and when appropriate. In the event that the Company modifies this leadership structure in the future and appoints a lead independent director, that director’s responsibilities would be expected to include setting the agenda for all Board meetings (together with the Chairman), setting the agenda for and leading all executive meetings of the non-executive directors, and providing consolidated feedback, as appropriate, from those meetings to the Chairman. It is expected that the lead independent director would also have authority to call meetings of the Board in executive session; facilitate discussions, outside of scheduled Board meetings, among the independent directors on key issues as appropriate; and serve as a non-exclusive liaison with the Chairman and CEO, in consultation with the other independent directors.

Schlumberger’s current governance practices provide for strong independent leadership, active participation by our independent directors and independent evaluation of, and communication with, many members of senior management. These governance practices are reflected in our Corporate Governance Guidelines and our committee charters, which are available on our website. The Board believes that its risk oversight programs, discussed on the following page, would be effective under a variety of board leadership frameworks and therefore do not materially affect the Board’s choice of leadership structure.

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The Board’s Role in Risk Oversight

As set forth in our Corporate Governance Guidelines, the Board routinely assesses major risks facing the Company and options for their mitigation, in order to promote the Company’s stockholders’ and other stakeholders’ interests in the long-term health, financial strength, and overall success of the Company.

The Board is actively involved in overseeing risk management for the Company. We believe that our Board composition provides the Company with robust experience in several areas of risk oversight. Several of our Board members, including Dr. Mitrova, Ms. Moræus Hanssen, and Messrs. Galuccio, Le Peuch and Papa, have valuable experience in the regulatory, economic and commodity risks that are specific to the energy industry. Mr. Seydoux has expertise in science and technology issues, and Dr. Mitrova and Ms. Moræus Hanssen have valuable experience addressing risks related to the energy transition and sustainability. In addition, many members of our Board provide expertise in general business governance, capital allocation, management and economic trends relevant to our business.

Each of our Board committees considers the risks within its areas of responsibility. The Board and its committees exercise their risk oversight responsibilities in a variety of ways, including as set forth in the chart below.

For additional details, see “—Board Responsibilities, Committees and Attendance” below.

The Board also manages risk, in part, through its oversight of the Company’s Executive Risk Committee (the “ERC”). The ERC is not a committee of the Board; rather, it comprises top Company executives from various functions, each of whom supervises day-to-day risk management throughout the Company. The ERC’s purpose is to identify those risks that have the potential to significantly affect our business over the short-, medium- and long terms — and therefore to impact our strategic objectives — and to implement appropriate mitigation measures.

The Company’s risk identification is performed annually at two levels. The ERC performs a corporate-level risk mapping exercise, which involves the CEO and several other members of senior management, and while maintaining oversight, delegates operational (field-level) risk assessment and management to the Company’s various geographies, businesses and functions. To the extent that the ERC identifies recurring themes from the operational risk mapping exercises, they are acted on at the corporate level. Members of the ERC meet formally at least once a year, and more frequently on an ad hoc basis, to define and improve the risk mapping process, and to review and monitor the results of those exercises and those that have been delegated. The ERC reports directly to our CEO and to the Board, and annually presents to the Board a comprehensive report as to its risk mapping efforts for that year.

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Our Commitment to Sustainability

Our vision is to define and drive high performance, sustainably. We are committed to being at the forefront of our industry’s shift toward more sustainable energy production—challenging not only ourselves, but also our customers, suppliers, and peers to partner on delivering measurable social and environmental progress. We are reducing our own environmental footprint, and we believe we are uniquely positioned to help our customers reach their own sustainability goals.

At Schlumberger, responsible environmental and social sustainability is an integral part of our culture and the way we operate. Our approach to sustainability, which we refer to as “Global Stewardship,” addresses opportunities and risks associated with the energy transition and climate change; protecting the environment; investing in and engaging with our workforce and the communities where we and our customers live and work; and promoting diversity and inclusion and respect for human rights.

For additional details about our sustainability programs and initiatives, see our annual Global Stewardship Report, which is available at www.slb.com/sustainability.

2020 Sustainability Highlights
Emissions Reducing Technologies	• Our broad portfolio includes more than 100 impact-reducing technologies to help our customers decrease their environmental footprint, use cleaner chemistry, reduce waste, and decarbonize elements of the E&P process.
• In 2020, we announced Schlumberger New Energy, a new portfolio of business and technology ventures with a differentiated approach to participating in the low-carbon economy and expanding our offerings beyond oil and gas. Schlumberger New Energy leverages our intellectual and business capital in the emerging new energy markets, with a focus on low-carbon and carbon-neutral energy technologies. New Energy activities include ventures in the domains of hydrogen, lithium, carbon capture and sequestration, geothermal power and geoenergy for heating and cooling buildings.
Climate Change

•   In 2020, we continued expanding our climate impact assessment, to identify our climate-related risks and opportunities in countries representing a material portion of our operational activities, in alignment with recommendations made by the Task Force on Climate-related Financial Disclosures (TCFD). We also completed a risk assessment of the projected impact of sea level rise on our facilities globally.

•   We were the first company in upstream E&P services to commit to setting a science-based target to reduce our greenhouse gas (“GHG”) emissions, in line with criteria defined by the Science Based Targets initiative. We announced our initial target to reduce GHG emissions from our fuel and power consumption (Scope 1 and Scope 2 sources) by 30% by 2025. We will revise this initial target once our science-based target has been defined and approved in 2021. In 2020, we delivered a 14% reduction of our Scope 1 and 2 emissions intensity within one year—well on our path to our stated 2025 emissions reduction goal of 30%.

Safety

•   Since January 2020, we have sustained our global COVID-19 crisis management response, using an approach that was independently audited against pandemic preparedness best practices. We promoted a protective mindset, crafted into powerful and simple COVID-19 Life Saving Rules visibly supported by senior management. We continuously review and improve our safety procedures as new scientific evidence becomes available, and communicate any updated procedures across our global operations.

•   In 2020, we achieved our record-best safety and driving performance metrics, recording our lowest ever lost-time injury rate and our lowest ever automotive accident rate.

Human Capital and Human Rights

•   Our current gender balance goal is to have women comprise 25% of our salaried workforce by 2025. In 2020, women made up approximately 23% of our salaried workforce. Additionally, approximately 21% of management roles in 2020 were held by women.

•   In 2020, we formulated a plan to address the risks identified in the modern slavery and labor rights risk assessment of our global supply chain.

•   We are a participant member of, and support the mission of, the United Nations Global Compact and its Ten Principles on human rights, labor, the environment and anti-corruption.

Executive Compensation

•   We incorporated gender balance and diversity targets into the 2020 annual cash incentive opportunity for our CEO, CFO and other members of senior management (see page 38).

•   We incorporated a CO2 emissions reduction target into the 2020 annual cash incentive opportunity for our CEO and other members of senior management (see page 38).

Sustainability Frameworks and Ratings	• We use key sustainability frameworks to guide our non-financial disclosures, including Global Reporting Initiative (GRI) Standards, Sustainability Accounting Standards Board Standards (SASB), TCFD Recommendations, U.N. Sustainable Development Goals, U.N. Guiding Principles on Business and Human Rights Reporting Framework, and IPIECA Sustainability Reporting Guidelines.
• We scored an A- on CDP’s climate change questionnaire in 2020, as compared to our peer group average score of C. We also received an A rating from MSCI, which cited our strong governance and business ethics practices.

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Stockholder Engagement

Our relationship and on-going dialogue with our stockholders are important parts of our Board’s corporate governance commitment. Our investor relations, sustainability, legal and human resources teams engage with stockholders to seek their views on key matters and to inform our management and our Board about the issues and emerging governance trends that our stockholders tell us matter most to them. The chairs of our Compensation and Nominating and Governance committees also participate in our engagement efforts when requested. These engagements routinely cover executive compensation, corporate governance, company strategy and performance, sustainability, human rights and other current and emerging issues.

We typically reach out to our largest institutional stockholders at least annually. We then report the feedback we receive to our Board and its relevant committees, allowing the Board to better understand our stockholders’ priorities and perspectives. In addition, we may engage with our large institutional stockholders at other times in the year when we believe that there are appropriate topics to discuss. For more detail on our 2020 engagement with our stockholders, see “Compensation Discussion and Analysis—Framework for Setting Executive Compensation in 2020—Stockholder Engagement; 2020 Say-On-Pay Vote” on page 33 of this proxy statement.

Director Independence

Our Corporate Governance Guidelines provide that at least a majority of the Board must consist of independent directors. This minimum standard reflects the New York Stock Exchange (“NYSE”) listing standards. In addition, our Board has adopted director independence standards that meet or exceed the independence requirements in the NYSE listing standards, and which can be found in our Corporate Governance Guidelines.

Based on the review and recommendation by the Nominating and Governance Committee, the Board has determined that each director nominee listed above under “Election of Directors” is “independent” under the listing standards of the NYSE and our director independence standards, except for Mr. Le Peuch, who is our CEO and therefore does not qualify as independent, and Mr. Galuccio. Additionally, Ms. Olayan and Dr. Reif are independent, and Peter Currie, Nikolay Kudryavtsev and Indra Nooyi were independent throughout the period in 2020 that each of them served on the Board. In addition to the Board-level standards for director independence, the Board has determined that each current member of the Audit Committee meets the heightened independence standards required for audit committee members under the NYSE’s listing standards and the rules of the Securities and Exchange Commission (“SEC”), and each member of the Compensation Committee meets the heightened independence standards for compensation committee members under NYSE listing standards.

Our Board’s independence determinations included a review of transactions that occurred since the beginning of 2018 with entities associated with our directors or members of their immediate family. In making its independence determinations, the Board considered that Dr. Kudryavtsev, Dr. Mitrova, Ms. Moræus Hanssen, Ms. Nooyi, Ms. Olayan, Mr. Papa, Dr. Reif and Mr. Sheets each serve, or have served, as directors, executive officers, trustees, outside consultants or advisory board members at companies and universities that have had commercial business relationships with the Company. All such relationships involved ordinary course commercial transactions involving significantly less than the greater of $1 million or 1% of the other entity’s annual revenues during 2020, 2019 and 2018; except that one entity for which Mr. Sheets currently serves as a director, and one entity for which Mr. Papa previously served as an executive officer, had ordinary course commercial transactions with the Company involving less than 2% of each such entity’s annual revenues during those three years.

The Board also considered that the Company made charitable contributions in the form of educational grants and sponsored research of less than $120,000 per year to certain institutions with which some of the directors are affiliated, as well as the following charitable contributions:

•	to the Moscow School of Management SKOLKOVO, where Dr. Mitrova is Director of the Energy Centre, of $500,000 in each of 2020, 2019 and 2018; and

•	to the Massachussetts Institute of Technology, where Dr. Reif is the President, of approximately $281,000 in 2020.

No director received any personal benefit from any such charitable contributions.

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Board Refreshment

We believe that tenure diversity and Board refreshment are important, as directors with many years of service provide the Board with a deep knowledge of our Company, while newer directors lend fresh perspectives. The following charts reflect the balanced tenure and ages of our director nominees.

Under our Corporate Governance Guidelines, non-executive directors are eligible to be nominated or renominated to the Board up to their 70th birthday, and executive directors are eligible to be nominated or renominated up to their 65th birthday, after which directors may no longer be nominated or renominated to the Board. Our Board may waive this policy on a case-by-case basis on the recommendation of the Nominating and Governance Committee if it deems a waiver to be in the best interests of the Company. The Board waived this policy for Mr. Papa upon the recommendation of the Nominating and Governance Committee because it believes that having Mr. Papa serve as the Board’s independent Chairman is in the best interests of our Company and our stockholders.

Identifying Candidates for Director Nominations

The Nominating and Governance Committee believes that director nominees should, in the judgment of the Board, be persons of integrity and honesty, be able to exercise sound, mature and independent business judgment in the best interests of our stockholders as a whole, be recognized leaders in business or professional activity, have background and experience that will complement those of other Board members, be able to actively participate in Board and committee meetings and related activities, be able to work professionally and effectively with other Board members and Schlumberger management, be available to remain on the Board long enough to make an effective contribution, and have no material relationship with competitors, customers or other third parties that could present realistic possibilities of conflict of interest or legal issues.

The Nominating and Governance Committee also promotes our diversity policy that the Board should ensure that qualified candidates reflecting the gender, cultural and geographical diversity of the Company are considered as potential director nominees. With our diverse workforce representing over 160 nationalities, we value gender, cultural and geographical diversity, and our culture of recruiting, hiring and training where we operate influences the composition of our Board.

Directors who are dual citizens are represented by the geographic region in which they currently reside.

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Two of our eight director nominees are women. Of our eight director nominees, three are citizens of France, two are citizens of the United States of America, one is a citizen of Norway, one is a dual citizen of both Russia and Israel, and one is a dual citizen of both Argentina and the United Kingdom. Our geographically diverse Board evidences our commitment to have directors who represent countries where we operate. In addition, the exceptionally broad and diverse experience of our Board nominees is in keeping with our goal of having directors whose backgrounds and experience complement those of other directors. The Nominating and Governance Committee’s evaluation of director nominees takes into account their ability to contribute to the Board’s diversity. The Nominating and Governance Committee annually reviews its effectiveness in balancing these considerations in the context of its consideration of director nominees.

Another goal of the Nominating and Governance Committee is to seek out nominees having experience, skills and other attributes that complement the whole Board as a governing body. We believe that our director nominees are able to provide a well-rounded set of expertise that will assist in effective oversight of management at Schlumberger. The matrix below identifies the primary skills, core competencies and other attributes that each director nominee brings to bear in their service to our Board and committees. Each director nominee possesses numerous other skills and competencies not identified below. We believe identifying primary skills is a more meaningful presentation of the key contributions and value that each director nominee brings to their service on the Board and to our stockholders. Further information on each director nominee, including some of their specific experiences, skills and other attributes, is set forth in the biographies beginning on page 9 of this proxy statement.

Summary of Director Primary Skills and Experience
Current or former CEO or president
Energy industry expertise
Risk management experience
Corporate finance/capital management expertise
Academic relations
Scientific and technological innovation experience
M&A experience
Experience in key Schlumberger markets
Government, public policy and regulatory insights

Applying the criteria above, the Nominating and Governance Committee recommends to the Board the number and names of persons to be proposed by the Board for election as directors at our annual general meeting of stockholders. In obtaining the names of possible nominees, the Nominating and Governance Committee makes its own inquiries and receives suggestions from other directors and management. Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates.

From time to time, the Committee retains executive search and board advisory consulting firms to assist in identifying and evaluating potential nominees. To further our diversity policy, we request that any such firms retained by us include women and ethnically diverse candidates in the proposals they present to us. During 2020, the Committee used the services of Spencer Stuart, a third-party executive search firm, for this purpose. Spencer Stuart suggested Ms. Moræus Hanssen as a prospective Board candidate.

The Nominating and Governance Committee will consider nominees recommended by stockholders who meet the eligibility requirements for submitting stockholder proposals for inclusion in the next proxy statement and submit their recommendations in writing to:

Chair, Nominating and Governance Committee
c/o Secretary, Schlumberger Limited
5599 San Felipe, 17th Floor
Houston, Texas 77056.

Such recommendations must be submitted by the deadline for stockholder proposals referred to under “Other Information—Stockholder Proposals for Our 2022 Annual General Meeting” on page 87. Unsolicited recommendations must contain all of the information that would be required in a proxy statement soliciting proxies for the election of the candidate as a director, a description of all direct or indirect arrangements or understandings between the recommending security holder and the candidate, all other companies to which the candidate is being recommended as a nominee for director, and a signed consent of the candidate to cooperate with reasonable background checks and personal interviews, and to serve as a member of our Board, if elected.

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Board Responsibilities, Committees and Attendance

Board Responsibilities

The Board oversees and counsels the Company’s CEO and other members of the senior management team in managing in the long-term interests of the Company and our stockholders. The Board’s responsibilities include:

•	reviewing the Company’s major financial objectives, critical strategies and long-term plans, including major allocations of capital, significant proposed business acquisitions and divestitures, operating performance, sustainability and stockholder returns;

•	overseeing the assessment of major risks facing the Company, determining the extent to which such risks are appropriate and, to the extent the Board deems it appropriate, evaluating options for their mitigation;

•	overseeing the processes for maintaining the integrity of the Company with regard to its financial statements, internal controls and public disclosures, and compliance with laws and our Code of Conduct;

•	appointing, regularly evaluating the performance of, and approving the compensation of the CEO and other senior executives; and

•	overseeing succession planning for the CEO position, and monitoring and advising on management’s succession planning for other senior executives.

Committees

The following table reflects the membership of the Board’s five standing committees as of February 1, 2021:

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Science and Technology Committee
Patrick de La Chevardière
Miguel M. Galuccio				Chair
Tatiana A. Mitrova
Maria Moræus Hanssen
Lubna S. Olayan(1)			Chair
Mark G. Papa*		Chair
Leo Rafael Reif(1)					Chair
Henri Seydoux
Jeff W. Sheets	Chair
*	Independent Chairman of the Board.
(1)	Not standing for re-election.

Audit Committee

The Audit Committee consists of three directors, each of whom meets the independence and other requirements of the NYSE’s listing standards and SEC rules (including the heightened requirements that apply to audit committee members). The Audit Committee assists the Board in its oversight of the accounting and financial reporting process of the Company, including: the audit of the Company’s financial statements; the integrity of the Company’s financial statements; legal and regulatory compliance; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function.

The authority and responsibilities of the Audit Committee include the following:

•	review with the Company’s independent auditor the scope and results of its audit, and any audit problems or difficulties and management’s response;

•	discuss the Company’s annual audited financial statements and quarterly unaudited financial statements with management and the Company’s independent auditor;

•	review with management, the internal audit department and the independent auditor the adequacy and effectiveness of the Company’s disclosure and internal control procedures;

•	discuss with management the Company’s risk assessment and risk management policies;

•	discuss with management the Company’s earnings press releases, as well as the type of financial information and earnings guidance, if any, included in such earnings press releases;

•	oversee procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters, as well as for confidential, anonymous submission by employees, and others, if requested, of related concerns; and

•	review material relevant to related party transactions governed by applicable accounting standards.

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The Company’s independent auditor is accountable to the Audit Committee. The Audit Committee pre-approves all engagements, including the fees and terms for the integrated audit of the Company’s consolidated financial statements.

The Board has determined that each Committee member has sufficient knowledge in financial and auditing matters to serve on the Committee. In addition, the Board has determined that each of Messrs. de La Chevardière and Sheets qualifies as an “audit committee financial expert” under applicable SEC rules. The Audit Committee operates pursuant to a written charter, which describes its authority and responsibilities in detail, and is available on the Company’s website at https://www.slb.com/who-we-are/corporate-governance/audit-committee.

Compensation Committee

The Compensation Committee consists of five directors, each of whom meets the independence requirements of the NYSE’s listing standards (including the heightened requirements that apply to compensation committee members). The Compensation Committee assists our Board in discharging its responsibilities with regard to executive compensation; periodically reviews non-executive directors’ compensation; oversees the Company’s general compensation philosophy, policy and programs; serves as the administrative committee under the Company’s stock plans; and prepares the annual compensation committee report required by the rules of the SEC.

The authority and responsibilities of the Compensation Committee include the following:

•	annually review and approve the objectives, evaluate the performance, and review and recommend the compensation of the Company’s CEO to the Board’s independent directors, meeting in executive session;

•	annually review and approve the compensation structure for the Company’s executive officers and approve their compensation (other than that of the CEO), including base salary, annual cash incentive and long-term incentives;

•	oversee incentive compensation and equity-based plans;

•	administer and make awards under the Company’s stock plans, and review and approve annual stock allocation under those plans;

•	monitor and review the Company’s overall compensation and benefits program design to assess such programs’ continued competitiveness and consistency with established Company policy;

•	oversee the Company’s people-related strategies, programs and initiatives, including recruitment, retention, engagement, talent management and diversity;

•	oversee the Company’s engagement with stockholders on executive compensation matters, including the Company’s advisory vote on executive compensation;

•	review and make recommendations to the Board regarding the Company’s response to any proposal presented by stockholders relating to the Company’s executive or director compensation practices; and

•	oversee and administer the Company’s clawback policy.

The Compensation Committee may delegate specific responsibilities to one or more individual committee members to the extent permitted by law, regulation, NYSE listing standards and Schlumberger’s governing documents. The design and day-to-day administration of all compensation and benefits plans and related policies, as applicable to executive officers and other salaried employees, are handled by the Company’s human resources, finance and legal departments. The Compensation Committee operates pursuant to a written charter, which describes its authority and responsibilities in detail, and is available on the Company’s website at https://www.slb.com/who-we-are/corporate-governance/compensation-committee.

Nominating and Governance Committee

The Nominating and Governance Committee consists of four directors, each of whom meets the independence requirements of the NYSE’s listing standards. The Nominating and Governance Committee assists the Board in identifying qualified individuals to become directors; nominates directors to serve on, and chair, committees; reviews corporate governance trends; develops and recommends to the Board a set of Corporate Governance Guidelines and any amendments; monitors and reviews the effectiveness of the Company’s Ethics and Compliance Program; oversees the Company’s corporate reputation, sustainability and social responsibility strategies; and oversees the Board and its committees’ annual performance review.

The authority and responsibilities of the Nominating and Governance Committee include the following:

•	lead the search for individuals qualified to become members of the Board;

•	review with the Board the composition of the Board as a whole and assess the skills currently represented on the Board, as well as skills that may be valuable in the future in light of anticipated business needs;

•	oversee the Company’s sustainability program, initiatives and reporting efforts, and periodically review trends in environmental, social and governance (“ESG”) issues affecting the Company and its key public policy positions;

•	monitor trends, changes in law and NYSE listing standards, as well as best practices in corporate governance, and periodically review the Company’s corporate governance documents, including its Corporate Governance Guidelines;

•	consider issues involving “related person transactions” with directors and similar issues, including approval or ratification of any such transactions as appropriate;

•	oversee and periodically review the Company’s Ethics and Compliance Program, including our Code of Conduct and any significant compliance allegations;

•	oversee climate-related risks and opportunities;

•	review and make recommendations to the Board regarding the Company’s response to any proposals presented by stockholders, other than any such proposals relating solely to the Company’s executive or director compensation practices;

•	oversee the Company’s engagement with stockholders on governance and related topics;

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•	oversee the Board and its committees’ annual self-evaluations;

•	annually review, and make recommendations to the Board regarding, its process for evaluating the effectiveness of the Board and its committees;

•	advise the Board on succession planning for the Board and key leadership roles on the Board and its committees; and

•	periodically review the Board’s leadership structure and recommend changes to the Board as appropriate.

The Nominating and Governance Committee operates pursuant to a written charter, which describes its authority and responsibilities in detail, and is available on the Company’s website at https://www.slb.com/who-we-are/corporate-governance/nominating-and-governance-committee.

Finance Committee

The Finance Committee consists of four directors. The Finance Committee advises the Board and management of the Company on various capital allocation and capital structure matters, including dividends, stock repurchases, acquisitions and divestitures, financial risk management policies and the investment of funds. The Finance Committee operates pursuant to a written charter, which describes its authority and responsibilities in detail, and is available on the Company’s website at https://www.slb.com/who-we-are/corporate-governance/finance-committee.

Science and Technology Committee

The Science and Technology Committee consists of four directors. The Science and Technology Committee advises the Board and management on matters involving the Company’s research and development programs. The Science and Technology Committee operates pursuant to a written charter, which describes its authority and responsibilities in detail, and is available on the Company’s website at https://www.slb.com/who-we-are/corporate-governance/science-and-technology-committee.

Board Meetings and Attendance

The Board and its committees met throughout 2020 on a set schedule, held special meetings, and acted by written consent from time to time, as appropriate, as reflected in the following table:

	Regularly Scheduled Meetings	Special Meetings
Board of Directors	4	1
Audit Committee	8	—
Compensation Committee	3	—
Nominating and Governance Committee	4	3
Finance Committee	4	—
Science and Technology Committee	1	—

At each Board meeting, time is reserved for the independent directors to meet in executive session without the CEO present. Officers regularly attend Board meetings to present information on our business and strategy, and Board members have worldwide access to our employees outside of Board meetings. From time to time between meetings, Board and committee members confer with each other and with management and independent consultants regarding relevant issues, and representatives of management may meet with such consultants on behalf of the relevant committee.

Each of our current directors attended at least 75% of the meetings of the Board and the committees on which he or she served in 2020 (held during the period he or she served).

The Board’s policy regarding director attendance at annual general meetings of stockholders is that directors are welcome, but not required, to attend, and that the Company will make all appropriate arrangements for directors who choose to attend. No director attended our annual general meeting of stockholders in 2020.

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Other Key Governance Policies and Practices

Prohibition on Hedging or Pledging of Schlumberger Stock

Our directors and executive officers are prohibited from using any strategies or products (such as derivative securities or short-selling techniques) to hedge, directly or indirectly, against the potential changes in the value of Schlumberger common stock. In addition, our directors and executive officers, and other key employees, are prohibited from holding Schlumberger securities in a margin account or pledging Schlumberger securities as collateral for a loan. Our insider trading policy strongly discourages, but does not prohibit, other employees from engaging in speculative transactions, including hedging or other financial mechanisms, holding Schlumberger securities in a margin account or pledging Schlumberger securities.

Policy Against Lobbying and Political Contributions

We have a strong culture of being politically neutral, and have a long-standing policy against lobbying or making financial or in-kind contributions to political parties or candidates, even when permitted by law. This policy, as set forth in our Code of Conduct, prohibits the use of Company funds or assets for political purposes, including for contributions to any political party, candidate or committee, whether federal, state or local. In addition, the Company does not lobby. As a result of our policy of political neutrality, Schlumberger does not have a political action committee, nor does it contribute to any third-party political action committees or other political entities organized under Section 527 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

In 2020, the Center for Political Accountability, a non-profit, non-partisan organization, assessed our disclosure for its annual CPA-Zicklin Index of Corporate Political Disclosure and Accountability. The CPA-Zicklin Index measures the transparency, policies and practices of the Standard & Poor’s 500. We achieved a perfect score of 100% in the 2020 CPA-Zicklin Index.

Proxy Access Bylaw

We proactively adopted proxy access bylaw provisions in 2017. These provisions permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock, for at least three years, to include two director nominees, or 20% of the current Board, whichever is greater, in our proxy statement for the annual general meeting.

Policies and Procedures for Approval of Related Person Transactions

The Board has a written policy with respect to “related person transactions” to document procedures by which such transactions are reviewed, approved or ratified. Under SEC rules, “related persons” include any director, executive officer, director nominee, or greater than 5% stockholder of the Company since the beginning of the previous fiscal year, and their immediate family members. The policy applies to any transaction in which:

•	the Company is a participant;

•	any related person has a direct or indirect material interest; and

•	the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of SEC Regulation S-K.

The Nominating and Governance Committee, with assistance from the Company’s Chief Legal Officer, is responsible for reviewing and, where appropriate, approving or ratifying any related person transaction involving Schlumberger or its subsidiaries and related persons. The Nominating and Governance Committee approves only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Since the beginning of 2020, there were no related person transactions under the relevant standards.

Communication with Board

The Board recommends that stockholders and other interested parties initiate communications with the Board, the Chairman or any Board committee by writing to our Corporate Secretary. This process assists the Board in reviewing and responding to communications by stockholders and other interested parties. The Board has instructed our Corporate Secretary to review correspondence directed to the Board (including to the Chairman and any Board committee) and, at the Secretary’s discretion, to forward those items that he or she deems appropriate for the Board’s consideration. Communications can be sent to the following address:

Schlumberger Limited Attention: Chief Legal Officer 5599 San Felipe, 17th Floor Houston, Texas 77056

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Director Compensation in Fiscal Year 2020

Our director compensation philosophy is to appropriately compensate our non-employee directors for the time, expertise and effort required to serve as a director of a large and complex global company, and to align the interests of our directors with those of our long-term stockholders. Directors who are employees of Schlumberger do not receive compensation for serving on the Board.

Annual payments are made after our non-employee directors are elected by our stockholders. Non-employee directors who begin their Board, Board Chair, committee or committee chair service other than immediately following the annual general meeting of stockholders receive a prorated amount of annual compensation.

Director Pay Components

Non-employee directors receive an annual cash retainer of $115,000 plus an additional annual fee of $10,000 for each committee membership. The chair of each committee receives an additional annual fee of $20,000 in lieu of the fee for committee membership. Mr. Papa earns an additional $100,000 cash fee annually, reflecting his additional responsibilities as the Board’s independent Chairman.

In April 2020, in response to the COVID-19 pandemic and global economic downturn, all non-employee directors voluntarily agreed to forgo 100% of their cash compensation for the second quarter of 2020. The Compensation Committee made no other changes to our non-employee director compensation program in 2020.

Additionally, Schlumberger’s practice is to annually grant to each non-employee director shares of Schlumberger common stock valued at approximately $190,000, or $290,000 for the independent Chairman of the Board, each April after our annual general meeting. Although the Schlumberger 2004 Stock and Deferral Plan for Non-Employee Directors (the “Directors Stock Plan”) provides that annual stock awards to non-employee directors may be in the form of shares of common stock, shares of restricted stock or restricted stock units (“RSUs”), our practice has been to only issue shares of common stock. Our directors have never received restricted stock or RSUs as director compensation.

The following table provides information on the compensation paid to our non-employee directors in 2020.

Name	Fees Earned or Paid in Cash ($)	(1)	Stock Awards ($)	(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)	(3)
Peter L.S. Currie(4)	16,957		—		—	—	—	—	16,957
Patrick de La Chevardière(5)	101,250		265,904		—	—	—	—	367,154
Miguel Galuccio	108,750		177,912		—	—	—	—	286,662
Nikolay Kudryavtsev(4)	12,609		—		—	—	—	—	12,609
Tatiana A. Mitrova	101,250		177,912		—	—	—	—	279,162
Maria Moræus Hanssen(6)	33,633		—		—	—	—	—	33,633
Indra K. Nooyi(4)	12,609		—		—	—	—	—	12,609
Lubna S. Olayan	108,750		177,912		—	—	—	—	286,662
Mark G. Papa	156,250	(7)	271,546		—	—	—	—	427,796
Leo Rafael Reif	116,250		177,912		—	—	—	—	294,162
Henri Seydoux	108,750		177,912		—	—	—	—	286,662
Jeff W. Sheets(5)	106,250		265,904		—	—	—	—	372,154

(1)	If a non-employee director joins our Board, becomes Chairman of the Board, or joins or becomes chair of a committee of our Board after the start of any year, he or she receives cash compensation prorated for the period of service during which he or she served in that position during that year.
(2)	Effective May 1, 2020, Schlumberger granted Mr. Papa, our Chairman of the Board, 17,241 shares of Schlumberger common stock, and granted 11,296 shares to each other non-employee director elected at our 2020 annual general meeting. The amounts reported reflect the aggregate grant date fair value of the stock awards computed in accordance with applicable accounting standards, based on the closing stock price on the grant date. Amounts rounded up to nearest dollar.
(3)	Schlumberger reimburses non-employee directors for travel and other business expenses incurred in the performance of their services for Schlumberger.
(4)	Did not stand for re-election at our April 2020 annual general meeting of stockholders.
(5)	Messrs. de La Chevardière and Sheets were appointed to the Board effective October 28, 2019. In January 2020, each of them received a grant of 2,269 shares of our common stock, reflecting a prorated amount for their service from October 28, 2019 to April 30, 2020.
(6)	Ms. Moræus Hanssen was appointed to the Board effective October 15, 2020. In January 2021, Ms. Moræus Hanssen received a grant of 6,128 shares of our common stock, reflecting a prorated amount for her service from October 15, 2020 to April 30, 2021.
(7)	Excludes $33,151 in Chairman fees that were paid during 2019 but earned in 2020.

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Director Stock Ownership Guidelines

The Board believes that ownership of Schlumberger stock by Board members aligns their interests with the interests of our stockholders. Accordingly, the Board has established a guideline that each non-employee Board member must, within five years of joining the Board, own at least 10,000 shares of Schlumberger common stock. As of December 31, 2020, each of our non-employee director nominees who has been a Board member for at least five years was in compliance with these stock ownership guidelines.

Director Deferral Plan

Non-employee directors may elect to defer all or a portion of their annual stock or cash awards through the Directors Stock Plan. When directors elect to defer their stock award, their deferred compensation account is credited with a number of “stock units.” Each stock unit is equal in value to a share of our common stock, but because it is not an actual share of our common stock it does not have any voting rights. When directors elect to defer their cash award, they may choose to invest such deferred cash compensation into either (i) Schlumberger common stock, (ii) money market equivalents, or (iii) an S&P 500 equivalent. Deferrals into a stock account are credited with dividend equivalents in the form of cash to be paid at the time of vesting and deferrals into the cash account are credited with gains or losses based on the monthly performance of the various investment options described above. Following retirement from our Board and depending on the director’s election, a non-employee director may receive the deferred compensation on the date of the director’s retirement or a date that is one year following the date of the director’s retirement.

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Stock Ownership Information

Security Ownership by Management and Our Board

The following table sets forth information known to us with respect to beneficial ownership of our common stock as of January 31, 2021 by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table below and subject to applicable community property laws, to our knowledge the persons named in the table below have sole voting and investment power with respect to the securities listed. None of the shares are subject to any pledge.

The number of shares beneficially owned by each person or group as of January 31, 2021 includes shares of common stock that such person or group has the right to acquire within 60 days of January 31, 2021, including upon the exercise of options to purchase common stock or the vesting of RSUs or PSUs. References to options in the footnotes to the table below include only options outstanding as of January 31, 2021 that are currently exercisable or that become exercisable within 60 days of January 31, 2021. The table below excludes the number of shares that have been earned under our 2018 ROCE PSUs but not yet finally determined, as described under “Compensation Discussion and Analysis—Payouts Under PSU Awards—2021 Payouts Under 2018 ROCE PSUs,” on page 43.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 1,398,264,586 shares of common stock outstanding on January 31, 2021, plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days of January 31, 2021.

As of January 31, 2021, no director, director nominee or named executive officer owned more than 1% of the outstanding shares of Schlumberger’s common stock. All directors and executive officers as a group owned less than 1% of the outstanding shares of our common stock as of January 31, 2021.

Name	Shares
Khaled Al Mogharbel	472,437	(1)
Simon Ayat	782,806	(2)
Ashok Belani	722,152	(3)
Stephane Biguet	180,841	(4)
Patrick de La Chevardière	13,565
Hinda Gharbi	269,388	(5)
Miguel M. Galuccio	22,765
Olivier Le Peuch	374,291	(6)
Tatiana A. Mitrova	17,249
Maria Moræus Hanssen	6,128
Lubna S. Olayan	40,769
Mark G. Papa	50,131
Leo Rafael Reif	42,769
Henri Seydoux	38,769
Jeff W. Sheets	13,565
All directors and executive officers as a group (25 persons)	3,625,960	(7)

(1)	Includes options to purchase 323,000 shares.
(2)	Includes options to purchase 514,000 shares.
(3)	Includes options to purchase 467,000 shares.
(4)	Includes options to purchase 124,000 shares and 1,773 shares beneficially owned by Mr. Biguet’s children.
(5)	Includes options to purchase 112,000 shares and 218 shares beneficially owned by Ms. Gharbi’s spouse.
(6)	Includes options to purchase 150,000 shares.
(7)	Includes options to purchase 2,082,995 shares.

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Security Ownership by Certain Beneficial Owners

The following table sets forth information as of December 31, 2020 (except as otherwise noted) with respect to persons known by us to be the beneficial owners of more than 5% of our common stock, based solely on the information reported by such persons in their Schedule 13D and 13G filings with the SEC.

For each entity included in the table below, percentage ownership is calculated by dividing the number of shares reported as beneficially owned by such entity by the 1,398,264,586 shares of our common stock outstanding on January 31, 2021.

	Beneficial Ownership of Common Stock
Name and Address	Number of Shares	Percentage of Class
The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	115,343,090	8.2%
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	97,009,046	6.9%
State Street Corporation(3) State Street Financial Center One Lincoln Street Boston, MA 02111	80,793,825	5.8%
Dodge & Cox(4) 555 California Street, 40th Floor San Francisco, CA 94104	76,557,389	5.5%
(1)	Based solely on a Statement on Schedule 13G/A filed on February 10, 2021. Such filing indicates that The Vanguard Group has shared voting power with respect to 2,222,794 shares, sole investment power with respect to 109,277,886 shares and shared investment power with respect to 6,065,204 shares.
(2)	Based solely on a Statement on Schedule 13G/A filed on February 1, 2021. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 82,162,916 shares and sole investment power with respect to 97,009,046 shares.
(3)	Based solely on a Statement on Schedule 13G filed on February 11, 2021. Such filing indicates that State Street Corporation has shared voting power with respect to 74,691,041 shares and shared investment power with respect to 80,786,121 shares.
(4)	Based solely on a Statement on Schedule 13G filed on February 11, 2021. Such filing indicates that Dodge & Cox has sole voting power with respect to 73,817,789 shares and sole investment power with respect to 76,557,389 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, among others, to file an initial report of ownership of Schlumberger common stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. The Company believes, based solely on a review of the copies of such forms in its possession and on written representations from reporting persons, that two transactions required to be reported under Section 16(a) were not timely reported during the fiscal year ended December 31, 2020 or prior fiscal years. One Form 4 required to be filed in 2017 by Mr. Kevin Fyfe relating to a grant of RSUs was not timely filed, but was filed on October 20, 2020, and one Form 4 required to be filed in 2019 by Mr. Belani relating to tax withholding was not timely filed, but was filed on January 26, 2021.

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ITEM 2.	Advisory Resolution to Approve Our Executive Compensation

We are asking our stockholders to approve, on an advisory basis, our executive compensation as reported in this proxy statement. As described below in the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to align the interests of our executive officers with those of our stockholders, through performance-based awards designed to incentivize outperformance and increased shareholder value;

•	to attract, motivate and retain talented executive officers; and

•	to motivate achievement of Company-wide financial objectives, as well as other strategic, operational and personal objectives, while balancing rewards for short-term and long-term performance.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 28 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. We also urge stockholders to read the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 52-65, which provide detailed information on the compensation of our named executive officers. The Compensation Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” are effective in achieving our goals and that the compensation of our named executive officers reported in this proxy statement has contributed to the Company’s long-term success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2021 annual general meeting of stockholders:

RESOLVED, that the stockholders of Schlumberger Limited (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2021 annual general meeting of stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on our Board. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. Unless the Board modifies its policy on the frequency of holding “say-on-pay” advisory votes, the next “say-on-pay” advisory vote will occur in 2022.

Required Vote

A majority of the votes cast is required to approve this Item 2.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

The Board of Directors Recommends a Vote FOR Item 2.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation policies and practices as they relate to our six named executive officers (“NEOs”) listed below:

Named Executive Officers	Title
Olivier Le Peuch	Chief Executive Officer
Stephane Biguet	Executive Vice President and Chief Financial Officer
Khaled Al Mogharbel	Executive Vice President, Geographies
Ashok Belani	Executive Vice President, Schlumberger New Energy
Hinda Gharbi	Executive Vice President, Services and Equipment
Simon Ayat	Senior Advisor to the CEO; Former Executive Vice President and Chief Financial Officer

The purpose of the CD&A is to explain the elements of our NEOs’ 2020 compensation; the criteria for selecting these elements; the relative size of each compensation element; the decisions our Compensation Committee made with respect to the 2020 compensation of our NEOs; and the reasons for those decisions.

2020 — Executive Overview

The unprecedented global health and economic crisis caused by the COVID-19 pandemic in 2020 resulted in the most challenging environment that we and our industry have ever experienced. For the first time ever, West Texas Intermediate crude oil briefly traded below $0, one of the many devastating effects of COVID-19. The profound global economic shock caused by the pandemic resulted in both a swift collapse in oil demand and in oversupply, which together caused a dramatic decline in demand for our services and products.

Against this historic backdrop, we took swift and decisive actions to execute on our performance strategy, cut operating costs, and reinvent ourselves to adapt to an evolving industry landscape shaped by capital discipline, increased efficiency, operational resilience through industry cycles, sustainability and a reduced carbon footprint.

Highlights of our 2020 financial, strategic and operational performance include:

•	We ended 2020 by restoring fourth-quarter adjusted EBITDA margins to pre-COVID levels, despite a 33% decline in our revenue year-on-year. We also generated strong free cash flow in 2020, despite severe industry headwinds.
•	We accelerated the most comprehensive corporate restructuring in our history, with our new structure organized on the basis of divisions, which are aligned with our customers’ workflows, and key basins. By the end of 2020, we had realized more than 90% of the benefits of our structural cost-reduction program, which will permanently remove more than $1.5 billion of annual fixed cash costs.
•	In line with our focus on capital stewardship, we high-graded our portfolio by exiting certain commoditized businesses. In North America, we contributed our OneStim pressure pumping business to Liberty Oilfield Services Inc., in exchange for a 37% equity interest in Liberty, and we divested our North America low-flow artificial lift business.
•	We formed Schlumberger New Energy, our portfolio of business and technology ventures dedicated to exploring new opportunities in low-carbon or carbon-neutral energy technologies.

Highlights of our 2020 sustainability performance include:

•	We delivered a 14% reduction of our Scope 1 and Scope 2 emissions intensity within one year—well on our path to our stated 2025 emissions reduction goal of 30%.
•	Consistent with our commitment to being at the forefront of our industry’s shift toward more sustainable energy production, our broad portfolio includes more than 100 impact-reducing technologies to help our customers decrease their environmental footprint, use cleaner chemistry, reduce waste, and decarbonize elements of the E&P process.
•	We achieved our record-best safety and driving performance metrics, recording our lowest ever lost-time injury rate and our lowest ever automotive accident rate.

As a result of our actions in 2020, we increased our earnings power and improved our margin profile, which position us to capitalize on growth drivers for the future of our industry and the next recovery cycle. We enter 2021 with positive momentum and a clear path to achieving double-digit margins in North America and further improving international margins in 2021. We believe that, given the depth, diversity and executional capability of our international business, we are uniquely positioned to benefit as international spending accelerates in the near- and midterm.

We came through the turbulence of 2020 with drive and purpose and reinvented ourselves for the future. We believe that we are poised to deliver superior results for our shareholders, informed by our vision of a more efficient, sustainable industry.

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Overview of Compensation Decisions for 2020

The 2020 compensation of our named executive officers appropriately reflects and rewards their strong contributions to the Company’s performance as they successfully navigated, and responded to, unprecedented challenges to our industry. Our Compensation Committee also continued to focus on strengthening the link between pay and performance; appropriately compensating our executives for effectively deploying capital and generating cash flow; motivating our top executives through a year of tremendous worldwide economic volatility and uncertainty; and promoting long-term stockholder value despite challenging industry conditions.

In this context, and as more fully discussed elsewhere in this CD&A, below are some key actions that our Compensation Committee took with respect to our NEOs’ 2020 compensation:

•	We increased the overall rigor of our 2020 LTI program as compared to 2019, by significantly increasing all performance targets for our free cash flow conversion PSUs, and by raising the minimum performance target for our ROCE PSUs. 100% of our NEOs’ 2020 LTI awards were performance-based, and will vest, if at all, only after a three-year TSR performance period.
•	Mr. Le Peuch, our CEO, did not receive an LTI award in 2020. The Board granted him PSUs with a target value of $10.5 million in August 2019 in connection with his promotion to CEO and in lieu of Mr. Le Peuch’s estimated 2020 target LTI award. As a result, the Board determined that Mr. Le Peuch should not receive an LTI award in 2020.
•	We did not increase the 2020 target LTI grant values for any of our NEOs, and we did not increase any of our NEOs’ 2020 target annual cash incentive opportunity, other than in the case of Mr. Biguet’s promotion to the role of EVP and CFO. In addition, our executives received no profit sharing award for the 2020 fiscal year.
•	In July 2020, in response to the effects of the COVID-19 pandemic and other factors negatively affecting our industry, our Compensation Committee approved certain modifications to our 2020 cash incentive plan, to align with the Company’s increased returns-focused strategy and its revised outlook developed in response to the dynamic 2020 environment. The Committee did not make any post-grant adjustments to our LTI awards.
•	Despite the unprecedented global economic and industry downturn, and due to our rapid introduction of a decisive cost management program:
•	our executives were able to generate cash flow of $2.67 billion in 2020, resulting in a payout of 94% of the cash flow generation portion of our 2020 cash incentive opportunity; and
•	our 2020 adjusted EBITDA was $4.31 billion, resulting in a payout of 162% of the adjusted EBITDA portion of our 2020 cash incentive opportunity.

For reconciliations of cash flow generated and adjusted EBITDA to their most comparable GAAP measures, see Appendix A.

Some Key Facts About Our 2020 Executive Compensation

We made no changes to the performance goals in our 2020 LTI program despite the pandemic
100% of our named executive officers’ 2020 LTI compensation was performance-based
All of our current executive officers agreed to a 20% temporary reduction in their base salaries during the second quarter of 2020, in response to the COVID-19 pandemic and the global economic downturn
100% of our NEOs’ outstanding stock options were “under water” as of January 31, 2021 (see page 64)
Our CEO and CFO’s 2020 target direct compensation places them at approximately the 50th percentile among CEOs and CFOs, respectively, in our main peer groups
Our CEO and certain other NEOs’ 2020 key personal objectives included sustainability and/or gender balance targets (see pages 38-39)

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Changes to Our 2021 Long-Term Incentive Program

In response to stockholder feedback and based on a review of peer company practices, our Compensation Committee in January 2021 approved several changes to our LTI program for 2021 executive compensation, as described in the chart below. The full impact of these changes will be reflected in our 2021 executive compensation program, and will be presented more fully in our proxy statement for our 2022 annual general meeting.

Performance Metrics That Are Better Aligned to Our Strategy	Compensation Better Aligned With Total Shareholder Return	Introduction of a Balanced LTI Mix

•  All of our 2021 PSU awards have three-year performance periods, and are based on the following performance metrics:

•  absolute free cash flow margin,

•  relative ROCE, and

•  relative TSR.

•  The Committee believes these metrics better align our LTI program with our long-term strategy and stated objectives, and will be more effective through industry cycles.

•  The Committee has discretion to reduce PSU payouts in the event of material asset impairments related to M&A transactions and other management decisions.

•  25% of the total LTI target value awarded to our executives in 2021 is based on relative TSR performance over a three-year performance period.

•  TSR is a clear and objective metric to evaluate our performance against key competitors and other companies in our industry.

•  Strongly aligns our executives’ compensation to shareholder interests in creating long-term value.

•  We introduced three-year time-based RSUs to our 2021 LTI program, to promote the stability and retention of our executive team.

•  The Committee believes a more diversified LTI grant program better balances our objectives of:

•  stability and retention through business cycles,

•  pay-for-performance alignment and stockholder value creation, and

•  motivating and incentivizing outperformance.

•  RSUs make up 25% of the total LTI target value awarded to our executives in 2021.

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Framework for Setting Executive Compensation in 2020

Program Design and Pay-for-Performance Philosophy

Our 2020 executive compensation program consisted of three primary elements, comprising our executives’ total direct compensation: base salary, annual cash incentive awards, and LTI equity awards. These elements have allowed us to remain competitive and attract, retain and motivate top executive talent.

The table below sets out the primary elements of our NEOs’ 2020 total direct compensation, certain key features of each element, how we determined their respective amounts, and how each of these compensation elements supports our strategy.

TYPE	ELEMENT	KEY FEATURES	HOW WE DETERMINE	HOW ELEMENT SUPPORTS OUR STRATEGY
Return on Capital Employed (ROCE) Performance Share Units

•  Relative performance metric, which compares our average annual ROCE to that of major oilfield service competitors over a 3-year performance period

•  Relative TSR modifier may reduce, but not increase, PSU payouts to executives

• See ROCE payout and performance matrix on page 41 • See also “TSR Modifier” on page 40

•  Measures the efficiency of our capital employed relative to key competitors, consistent with our strategic priorities in a capital-constrained environment

•  Motivates and rewards executives for relative outperformance on a key financial metric

•  TSR modifier reduces payouts if we underperform relative to the companies comprising the OSX Index

Free Cash Flow (FCF) Conversion Performance Share Units

•  Absolute performance metric

•  Based on the percentage of our cumulative net income, excluding charges and credits, that we are able to convert into free cash flow, over a 2-year performance period

•  Three-year relative TSR modifier may reduce, but not increase, PSU payouts to executives

• See free cash flow conversion payout and performance chart on page 42 • See also “TSR Modifier” on page 40

•  Aligns the interests of our executives with long-term stockholder value by tying payouts to our profitability and ability to convert cumulative net income into free cash flow

•  TSR modifier enhances stockholder alignment by extending the vesting period to three years. Also reduces payouts if we underperform relative to the companies comprising the OSX Index

Annual Cash Incentive Award

•  70% based on achievement of quantitative, absolute dollar value Company financial goals:

•  40% based on cash flow generation targets

•  30% based on adjusted EBITDA targets

•  30% based on achievement of pre-established key personal objectives, aligned with our 2020 strategic priorities

• See cash flow generation payout and performance chart on page 37 • See adjusted EBITDA payout and performance chart on page 37 • See each NEO’s objectives on pages 38-39

•  Fosters a results-driven, pay-for-performance culture

•  Our cash flow generation goal aligns our capital stewardship priority with stockholder interests by tying executive payouts directly to the generation of cash necessary to fund our dividend, invest in future growth areas, and execute on other strategic initiatives

•  Adjusted EBITDA reflects quality Company earnings driven by operational performance

	Base Salary	• Only fixed compensation component • Reviewed annually in January, and adjusted when appropriate	• Job scope and responsibilities; experience; market data; individual performance	• Provides a base level of competitive cash compensation when all other pay elements are variable

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In setting our executives’ compensation, we believe that:

•	the pay of our named executive officers and other senior executives should be strongly linked to performance that is evaluated against financial, strategic, operational and personal objectives, as described in this CD&A;

•	our performance-based LTI and cash incentive awards should incentivize outperformance and maximize stockholder value, should be based on clear, quantitative financial metrics that are closely aligned with our corporate strategy, and should be effective through all industry cycles;

•	our executive compensation program should enable us to recruit, develop, motivate and retain top global talent, both in the short-term and long-term, by providing compensation that is competitive;

•	LTI awards should encourage the creation of long-term stockholder value, align our executives’ compensation with our stockholder returns, and incentivize our executives to achieve difficult but attainable strategic and financial goals that support our long-term performance and our leadership position in our industry;

•	stock ownership guidelines, which require our executives to hold stock acquired through LTI awards, align the interests of our executives with those of our other stockholders; and

•	the diversity of our workforce is both an important part of our cultural philosophy and a business imperative, as it better enables us to serve clients globally.

Performance-Weighted Pay Mix

Our executive compensation program is designed so that the higher an executive’s position in the Company, the greater the percentage of his or her compensation that is “at risk” — that is, contingent on our financial performance and his or her individual performance. We believe that having a significant portion of our executives’ compensation at risk more closely aligns their interests with our long-term interests and those of our stockholders.

As shown in the charts below, approximately 90% of our CEO’s 2020 target total direct compensation was at risk, and approximately 83% of our other NEOs’ 2020 target total direct compensation was at risk.

CEO 2020 Target Pay Mix(1)	Other NEO 2020 Target Pay Mix(2)

(1)	As discussed in the Compensation Discussion and Analysis of the proxy statement for our 2020 Annual General Meeting of Stockholders (the “2019 CD&A”), and as noted above under “—Overview of Compensation Decisions for 2020,” Mr. Le Peuch did not receive an LTI award in 2020, because he had received an award of PSUs in August 2019 with a target value of $10.5 million in connection with his promotion to CEO. This award was in lieu of any annual LTI award that he would have otherwise received in 2020. In order to better reflect our Compensation Committee’s target annual direct compensation mix for our CEO, this CEO 2020 Pay Mix chart includes Mr. Le Peuch’s August 2019 PSU award.
(2)	Does not include pay mix for Mr. Ayat, who retired from his role as EVP and CFO in January 2020.

Our Compensation Committee seeks to achieve an appropriate balance between LTI awards, which emphasize long-term shareholder value creation and which encourage effective deployment of capital and conversion of net income to free cash flow, and annual cash rewards, which encourage achievement of annual financial and non-financial objectives. Based on market data provided by Pay Governance LLC, our Compensation Committee’s independent compensation consultant (“Pay Governance”), the pay mix of our NEOs is generally aligned with that of the companies in our two main executive compensation peer groups. For additional details about our comparative pay-for-performance assessments against our peer companies, see “Other Aspects of Our Executive Compensation Framework—Pay-for-Performance Relative to Our Peers” beginning on page 44 below.

In January 2020, our Compensation Committee concluded that, based on its review of the relative size of direct compensation elements of companies in our main executive compensation peer groups, as well as internal factors, the mix of base salary, target annual cash incentive and target LTI was appropriate for each of our NEOs.

Our Compensation Committee also reviewed internal pay equity at its October 2020 meeting. Because our executive officers operate as a team, our Compensation Committee considers internal pay equity to be an important factor in its executive compensation decisions. Our Compensation Committee noted that the ratio of target total direct compensation between the CEO and the second-highest paid executive officer was largely in line with prior years. Our Compensation Committee also noted that the levels of target total direct compensation for the third- to the fifth-highest paid officers were appropriately clustered together, consistent with their relative positions within the Company. As a result, our Compensation Committee concluded that internal pay equity was appropriate.

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Stockholder Engagement; 2020 Say-On-Pay Vote

Our Compensation Committee is committed to seeking and considering stockholder feedback in designing and managing our executive compensation program. We proactively engage with our stockholders regarding executive compensation and other corporate governance matters throughout the year, as discussed further in “Corporate Governance—Stockholder Engagement” on page 16. Our compensation program design for 2020 was largely developed and implemented in response to, and as a product of, past discussions with our stockholders. For example, in response to stockholder feedback, in recent years we reduced the weighting of our NEOs’ key personal objectives under our annual cash incentive plan, correspondingly increased the weighting of quantitative Company financial goals under that plan, and incorporated a three-year relative TSR modifier into our PSU awards. Also in response to stockholder feedback, all PSUs issued to our executives in 2021 are subject to three-year performance periods.

In 2020, 87.6% of the votes cast at our annual general meeting of stockholders voted in favor of our executive compensation program. Prior to our 2020 annual meeting, we reached out to 31 of our largest stockholders, representing 53% of our outstanding common stock, and met with 17 of them, representing 34% of our outstanding common stock, to seek their views on our executive compensation program. Our management team then reported on these discussions to our Compensation Committee and our Board as appropriate.

Elements of Total Direct Compensation; 2020 Decisions

Base Salary

Base salary is the fixed portion of an executive’s annual compensation, which provides some stability of income since the other compensation elements are at risk. On appointment to an executive officer position, base salary is set at a level that is competitive with base salaries in the applicable peer compensation groups for that position, and takes into account other factors described below.

Base salaries for each executive officer are compared annually with similar positions in the applicable compensation peer groups. Base salary changes for executive officers, except the CEO, are recommended by the CEO and subject to approval by our Compensation Committee, taking into account:

•	comparable salaries for executives with similar responsibilities in the applicable peer groups;
•	comparison to internal peer positions;
•	the Company’s performance during the year relative to the previous year and to its market peers;
•	individual business experience and potential; and
•	overall individual performance.

Our Compensation Committee reviews the base salary of the CEO in executive session and recommends his base salary to the non-executive members of our Board for approval, based on the criteria described above. In addition to periodic reviews based on the factors described above, our Compensation Committee may adjust an executive officer’s base salary during the year if he or she is promoted or if there is a significant change in his or her responsibilities. In this situation, the CEO (in the case of executive officers other than himself) and our Compensation Committee carefully consider these new responsibilities, external pay practices, retention considerations and internal pay equity, as well as past performance and experience. Alternatively, an executive’s base salary can be frozen for a number of years until it falls in line with comparable positions in the applicable compensation peer groups.

Base Salary Decisions in 2020

Our Compensation Committee reviewed the compensation of each of our NEOs in January 2020. Upon review of comparative market data (including data of the oil industry peer group, which showed lower base compensation growth) and other relevant factors, our Compensation Committee determined to maintain the base salaries of each of our NEOs, except:

•	Mr. Biguet, whose base salary increased from $700,000 to $770,000, effective January 22, 2020, in connection with his promotion to the role of EVP and CFO; and
•	Ms. Gharbi, whose base salary increased from $770,000 to $850,000, effective June 1, 2020, in connection with her appointment to the role of EVP Services and Equipment.

In April 2020, in response to the COVID-19 pandemic and the global economic downturn, all of our current executive officers agreed to a 20% temporary reduction in their base salaries during the second quarter of 2020. These reductions affected all of our NEOs except Mr. Ayat, who was not serving as an executive officer at that time.

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Annual Cash Incentive Awards

We pay annual performance-based cash incentives to our executives to foster a results-driven, pay-for-performance culture and to align their interests with those of our stockholders. Annual cash incentive awards are earned according to the achievement of financial, strategic, operational and personal objectives, as described below. Our Compensation Committee reviews and approves the financial and other objectives applicable to our NEOs (and, in the case of our CEO, recommends to the non-executive directors of the Board the objectives applicable to the CEO).

For 2020 compensation, 70% of our NEOs’ annual cash incentive opportunity was based on achievement of quantitative Company financial goals—cash flow generation (40%) and adjusted EBITDA (30%)—with the remaining 30% being based achievement of pre-established key personal objectives, as reflected in the following chart:

Our Compensation Committee selects performance-based measures that it believes strike a balance between motivating an executive to increase near-term operating and financial results and driving profitable long-term Company growth and value for stockholders. The Committee believes that, with regard to Company financial targets or performance goals, as well as our NEOs’ key personal objectives, it is important to establish criteria that are realistic, while still being challenging to achieve in an uncertain global economy.

In establishing cash flow generation goals for our executives’ 2020 cash incentive plan, the Compensation Committee considered that these goals differ substantially from the free cash flow conversion goals contained in the LTI portion of our NEOs’ compensation program. This is because the annual cash incentive portion focuses solely on the absolute amount of cash we generate over a one-year period, and takes into account cash paid for acquisitions and investments, as well as cash proceeds generated from divestitures (none of which are taken into account in the free cash flow conversion metric contained in our LTI awards). Our free cash flow conversion PSU payout is based on the percentage of cumulative net income, excluding charges and credits, converted into free cash flow over a two-year period. Because this metric measures how much of our earnings we are able to convert into cash, it is a good indicator of the quality of our earnings and, therefore, is a complementary metric to cash flow generated.

Financial Objectives

The 70% quantitative financial component of our NEOs’ 2020 annual cash incentive opportunity comprised two different metrics, with 40% being based on achievement of cash flow generation targets and 30% on achievement of adjusted EBITDA targets. Our Compensation Committee selected cash flow generation and adjusted EBITDA as the two financial metrics for our 2020 cash incentive plan for the reasons detailed in the chart on the following page. In addition, the Committee selected these two metrics as the absolute measures upon which to base the financial portion of our NEOs’ annual cash incentive opportunity because they are key metrics on which we set our performance expectations for the year, and because the Committee believes that consistent cash flow generation and adjusted EBITDA growth lead to long-term stockholder value.

As previously disclosed in July 2020, our Compensation Committee approved certain modifications to our 2020 cash incentive plan in response to the effects of the COVID-19 pandemic and other factors that severely and negatively affected our industry, including the precipitous collapse in global oil demand and the resulting decline in demand for our services and products. Put simply, our Compensation Committee determined that the range of Company financial results possible as a result of the pandemic and its effects had changed so dramatically that it was necessary to reassess the 2020 financial performance metrics and targets under our 2020 cash incentive plan that the Committee had approved earlier in the year. Our Compensation Committee believes the changes that it approved, which are described in the chart on the next page, align our executives’ performance and the Company’s strategy with aggressive performance goals and metrics to better drive stockholder value.

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CASH FLOW GENERATION – 40%
WHY THIS METRIC?	WHAT DID WE CHANGE MID-YEAR, AND WHY?

•  Our Compensation Committee determined in January 2020 that it was appropriate to continue to tie the largest portion of our NEOs’ annual cash incentive opportunity to the achievement of cash flow generation targets. Accordingly, the Committee approved full-year 2020 cash flow generation targets, consistent with 2019.

•  Cash flow generation supports our pursuit of strategies that enhance stockholder value, such as generating sufficient cash to meet our dividend requirements, investing in the Company’s future growth areas, such as digital, and executing on other strategic initiatives.

•  This metric became even more meaningful as an indication of effective management through the COVID-19 pandemic.

•  In the wake of the collapse in global oil demand due to the COVID-19 pandemic, as well as the severe reduction in demand for our services and products, we adjusted our strategic focus to cash flow conservation and protection of our balance sheet. As a result, we reduced our quarterly cash dividend by 75% in April 2020.

No mid-year changes to performance metric or target and maximum goals:

•  In July 2020, our Compensation Committee determined that it was appropriate to keep cash flow generation as a performance metric in our 2020 cash incentive program because cash generation and reduction of our net debt remained critical to our strategy.

•  In keeping this metric, the Committee believed that it would not be appropriate to reduce the target or maximum performance goals that it had approved earlier in the year.

Mid-year change to minimum goal:

•  In July 2020, in light of the then-current economic conditions resulting from the COVID-19 pandemic, our Compensation Committee believed that it was appropriate to reduce the minimum cash flow generation target from $2.52 billion to $1.73 billion.

•  The Committee approved this new minimum target because it was aligned with our new full-year cash dividend payout amount, and would appropriately incentivize management to generate sufficient cash to pay the revised cash dividend, thereby providing a meaningful goal that was tied to stockholder value creation.

•  The Committee believed that maintaining the originally-approved target and maximum performance goals, while resetting the minimum performance goal to better reflect Company and market expectations in light of the pandemic, would provide an appropriate balance for this component of our executives’ 2020 cash incentive opportunity, by coupling aggressive goals to achieve target and maximum performance with pragmatic goals at minimum achievement.

ADJUSTED EBITDA – 30%
WHY THIS METRIC?	WHAT DID WE CHANGE MID-YEAR, AND WHY?

•  In January 2020, the Committee approved an adjusted earnings per share (“EPS”) performance metric and performance targets for our 2020 cash incentive plan, consistent with 2019. However, in response to the effects of the COVID-19 pandemic and global economic downturn, the Committee determined in July 2020 that it was appropriate to replace the previously-approved adjusted EPS performance metric with an adjusted EBITDA metric.

•  The Committee considered a number of factors when it approved adjusted EBITDA as a performance metric in our NEOs’ 2020 cash incentive plan, as detailed under “New performance metric” in the column to the right.

New performance metric:

•  First, the Committee considered that market expectations of our adjusted EPS for the second half of 2020 did not yield meaningful targets for management. The Committee believed that replacing the adjusted EPS performance metric with adjusted EBITDA would motivate our executives to achieve aggressive and meaningful earnings performance targets in the second half of 2020, and would be better aligned with stockholder interests.

•  Second, because investors and market analysts value the Company by reference to a multiple of adjusted EBITDA, the change would align our NEOs’ 2020 compensation to a key market valuation method.

•  Third, the Committee believed that adjusted EBITDA is a better indicator of the quality of the Company’s earnings driven by operational performance, and therefore is a better metric to value the Company, as compared to adjusted EPS.

•  Fourth, the Committee considered that because a portion of our line management’s annual cash incentive opportunity would, beginning in Q3 2020, also be tied to EBITDA performance goals, incorporating an adjusted EBITDA performance metric into our executives’ compensation would align our executive team with our line management.

New performance targets:

•  The Committee approved a minimum adjusted EBITDA performance goal informed by market analysts’ consensus estimates of our full-year adjusted EBITDA on the day before the release of our second-quarter 2020 earnings results (“EBITDA consensus”), and a target performance goal set 12% above EBITDA consensus based on our then-current internal forecast. The Committee believed that setting the target performance goal above EBITDA consensus would incentivize our executives to outperform market expectations.

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Key Personal Objectives

Early each fiscal year, our Compensation Committee reviews and approves the key personal objectives of the CEO for that year, subject to approval by the non-executive members of the Board. The Committee also annually assesses the CEO’s performance against his key personal objectives established for the prior year, to determine a 30% portion of his annual cash incentive opportunity. The CEO reviews and approves the key personal objectives of the other NEOs, and assesses their performance against their pre-approved objectives in a similar way.

Each NEO’s annual cash incentive opportunity is tied to achievement of quantitative and qualitative goals that are specific to that NEO’s position, and may relate to:

•	profitability or revenue growth in that NEO’s area of responsibility;

•	non-financial goals that are important to the Company’s success, including:

•	people-related objectives, such as retention, engagement, diversity or gender balance;

•	ethics and compliance;

•	health and safety objectives;

•	ESG objectives, such as GHG emissions reduction; and

•	other business priorities.

2020 Annual Cash Incentive Results

Upon review of market data, and taking into consideration internal pay equity and that the target annual cash incentive opportunity of our NEOs was already competitively positioned from a market perspective, our Compensation Committee determined in January 2020 to leave the target annual cash incentive opportunity for all NEOs unchanged from 2019, except with respect to Mr. Biguet. The Committee had previously approved, in December 2019, an increase to Mr. Biguet’s target annual cash incentive opportunity from 75% to 100% in connection with his promotion in January 2020 to the role of EVP and CFO. As a result, the 2020 target annual cash incentive for our CEO was 150% of his base salary and 100% of base salary for our other NEOs.

The following chart reflects our NEOs’ full-year 2020 annual cash incentive results, together with relevant weightings of the different components and payouts under each component.

		Financial Objectives				Personal Objectives
	Incentive	Cash Flow Generation		Adjusted EBITDA
Name	Opportunity as % of Base Salary (%)	Weight (%)	Payout Result (%)	Weight (%)	Payout Result (%)	Weight (%)	Payout Result (%)	Total 2020 Incentive Paid as % of Base Salary(1)
O. Le Peuch	150	40	94	30	162	30	70.0	160.8
S. Biguet	100	40	94	30	162	30	75.0	108.7
K. Al Mogharbel	100	40	94	30	162	30	100.0	116.2
A. Belani	100	40	94	30	162	30	100.0	116.2
H. Gharbi	100	40	94	30	162	30	93.3	114.2
S. Ayat(2)	N/A	N/A	—	N/A	—	N/A	—	—
(1)	Equals the sum of both the financial portion and the personal portion of the annual cash incentive achieved, expressed as a percentage of base salary.
(2)	In January 2020, Mr. Ayat retired as our EVP and CFO and assumed a new, non-executive position. Mr. Ayat was not eligible for, and did not receive, an annual cash incentive payment for 2020 Company or personal performance. Accordingly, the discussion in this section relates solely to our NEOs other than Mr. Ayat.

In reviewing our 2020 annual cash incentive results, our Compensation Committee considered the significant efforts of our executive team in delivering strong cash generation and adjusted EBITDA results in a year of unprecedented challenges. In addition, the Committee considered that our stock price increased by more than 34% between the date on which the Committee approved full-year 2020 adjusted EBITDA targets (July 16, 2020) and the date on which the Committee approved 2020 annual cash incentive payouts (January 21, 2021), demonstrating alignment between the Company’s significant above-target adjusted EBITDA performance and stockholder returns. In light of the foregoing considerations, the Committee determined that no downward adjustments to the payouts would be made. Accordingly, our Compensation Committee approved the annual cash incentive payouts for each of our named executive officers as set forth above.

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2020 Cash Flow Generation Targets and Results

The process used to set annual cash flow generation targets starts with a review of plans and projections following bottom-up planning from the field. Cash flow generation targets may increase or decrease year-over-year, taking into account, among other things, our operating and non-operating cash requirements, industry cycles, anticipated customer spending, activity growth potential, pricing, the introduction of new technology, and commodity prices.

The following chart reflects our NEOs’ full-year 2020 cash flow generation targets, as approved by our Compensation Committee in July 2020, together with comparisons to the 2019 cash flow generation targets.

2020 Cash Flow Generation Performance Targets	% of Cash Flow Generation Portion (Payout %)	Comparison to 2019 Target
Less than $1.73 billion	0%	23% reduction in minimum target, to align with reduction to quarterly dividend
$1.73 billion	50%
$2.80 billion	100%	No change
$3.36 billion	275%	No change

For cash flow generation results between any two targets, payout is prorated. No cash incentive is earned if we do not achieve the minimum cash flow generation target.

Our 2020 cash flow generated was $2.67 billion. Based on these results, and applying the payout matrix above, our Compensation Committee approved a payout of 94% of target for the cash flow generation component of our NEOs’ annual cash incentive opportunity.

As discussed above under “—Financial Objectives,” our Compensation Committee did not modify the target and maximum performance goals for the cash flow generation portion of our annual cash incentive opportunity. The minimum performance goal that the Committee originally approved in January 2020 was $2.52 billion, and would have resulted in a payout of 74% of target had the goal not been adjusted in July 2020.

In approving cash flow generation as a performance metric, our Compensation Committee believed that it should encourage management to pursue its strategy of divesting certain non-core or low-margin businesses and assets while at the same time holding management accountable for investment and acquisition opportunities that it chose to pursue. The Committee also believed that it was appropriate to exclude from any cash flow generation calculations, acquisitions requiring cash investments and divestitures generating proceeds in excess of $500 million from our cash flow generation goals. This is because the Committee considered that such transactions would be enterprise-level transactions that should be evaluated and pursued independently, and should not be tied to annual cash incentive payouts.

Based on the foregoing, and for purposes of the 2020 annual cash incentive payouts, the Committee approved the following formulation for measuring our cash flow generation:

•	cash flow from operations;
•	less cash paid for severance;
•	less capital expenditures, investments in Asset Performance Solutions (“APS”), and multiclient seismic data costs capitalized;
•	less cash paid for business acquisitions and investments, net of cash acquired, provided that the purchase price for each of the individual transactions is less than $500 million; and
•	plus proceeds from the divestiture of businesses or assets, net of cash divested, provided that the proceeds from each of the individual transactions is less than $500 million.

For a reconciliation of cash flow generation to cash flow from operations, see Appendix A.

2020 Adjusted EBITDA Targets and Results

As discussed above under “—Financial Objectives,” in July 2020 our Compensation Committee modified the Company’s 2020 cash incentive plan by replacing the previously-approved adjusted EPS performance metric with a 2020 adjusted EBITDA performance metric. The Committee approved a minimum performance goal informed by EBITDA consensus and a target performance goal set 12% above EBITDA consensus based on our then-current internal forecast. The Committee believed that setting the target performance goal above EBITDA consensus would incentivize our executives to outperform market expectations.

The following chart reflects our NEOs’ full-year 2020 adjusted EBITDA targets.

2020 Adjusted EBITDA	% of Adjusted EBITDA	Basis for Setting
Performance Targets	Portion (Payout %)	Performance Target
Less than $3.74 billion	0%	Full-Year 2020 consensus estimates as of July 16, 2020
$3.74 billion	50%
$4.19 billion	100%	Internal forecast, which was 12% above consensus estimates
$4.39 billion	200%	5% above target performance goal; 17% above consensus estimates

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For adjusted EBITDA results between any two targets, payout is prorated. No cash incentive is earned if we do not achieve the minimum adjusted EBITDA target.

Schlumberger’s 2020 adjusted EBITDA was $4.31 billion, while 2020 loss before taxes on a GAAP basis was $11.298 billion. For a reconciliation of adjusted EBITDA to loss before taxes on a GAAP basis, see Appendix A. Based on these adjusted EBITDA results, our Compensation Committee approved a payout of 162% of target for the adjusted EBITDA component of our NEOs’ annual cash incentive opportunity. Had our Compensation Committee not replaced the adjusted EPS performance goals with adjusted performance EBITDA goals, our NEOs would have earned no payout under the adjusted EPS component of their 2020 cash incentive opportunity.

Our Compensation Committee evaluated our performance based on adjusted EBITDA consistent with the manner in which we presented our adjusted EBITDA results in our third- and fourth-quarter 2020 earnings announcements and in presentations to investors. It is also consistent with how analysts calculate their estimates. In approving the payout for 2020 adjusted EBITDA performance, the Committee reaffirmed its decision to exclude the charges and credits set forth in Appendix A from the calculation of adjusted EBITDA, on the grounds that a significant portion of the charges were non-cash in nature, and were also driven primarily by external market conditions and outside of management’s control.

2020 Key Personal Objectives and Results

Mr. Le Peuch had the following key personal objectives:
CATEGORY	GOAL	ACHIEVEMENT
Financial Results	Achieve, by executing our strategy, North America Land margins equal to or exceeding a pre-established target.	Partially achieved
Sustainability	Reduce CO2 emissions by a pre-established target in 2020, in line with our previously announced five-year emissions reduction goal.	Achieved
	Launch catalogue of emissions-reducing technologies by a specified date.	Partially achieved
Gender Balance	Materially increase representation of women in senior leadership, in line with our previously announced five-year gender balance goal.	Achieved
Mr. Le Peuch earned 70% of his total 2020 cash incentive award opportunity under his key personal objectives.

Mr. Biguet had the following key personal objectives:
CATEGORY	GOAL	ACHIEVEMENT
Financial Results	Achieve, by executing our strategy, North America Land margins equal to or exceeding a pre-established target.	Partially achieved
Gender Balance	Achieve 50% or higher placement of women in mid-level management finance roles.	Achieved
Strategic – Restructuring	Materially increase representation of women in mid-level management finance roles, in line with our previously announced five-year gender balance goal.	Achieved
Mr. Biguet earned 75% of his total 2020 cash incentive award opportunity under his key personal objectives.

Mr. Al Mogharbel had the following key personal objectives:
CATEGORY	GOAL	ACHIEVEMENT
Safety	Reduce “catastrophic, major and serious” service quality events per million manhours by a pre-established target percentage.	Achieved
Gender Balance	Materially increase representation of women in management-level or higher roles, in line with our previously announced five-year gender balance goal.	Achieved
Strategic – Growth	Achieve, through his leadership and involvement, international strategic wins defined as bookings over a pre-established target.	Achieved
Strategic – Production	Enter into a minimum number of major production and recovery services contracts, alliances or partnerships, including in regions that are strategically important to Schlumberger.	Achieved
Mr. Al Mogharbel earned 100% of his total 2020 cash incentive award opportunity under his key personal objectives.

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Mr. Belani had the following key personal objectives:
CATEGORY	GOAL	ACHIEVEMENT
New Energy Ventures	Establish ventures or partnerships in hydrogen, geothermal and lithium technologies.	Achieved
New Energy Technologies	Oversee the development of new geothermal technology and complete “proof of concept” project.	Achieved
Mr. Belani earned 100% of his total 2020 cash incentive award opportunity under his key personal objectives.

Ms. Gharbi had the following key personal objectives:
CATEGORY	GOAL	ACHIEVEMENT
Strategic – Digital	Enter into a minimum number of digital contracts exceeding a specified target contract value.	Mostly achieved
Strategic – Production	Enter into a minimum number of major production and recovery services contracts, alliances or partnerships, including in regions that are strategically important to Schlumberger.	Achieved
Strategic – Restructuring	Oversee review and restructuring of, and finalize strategic plans for, the Production Systems Division.	Achieved
Ms. Gharbi earned 93.3% of her total 2020 cash incentive award opportunity under her key personal objectives.

Long-Term Equity Incentive Awards

LTI awards are designed to give NEOs and other high-value employees a long-term stake in the Company, incentivize the creation of sustained stockholder value, act as long-term retention and motivation tools, and directly tie employee and stockholder interests over the long term. In January 2020, our NEOs and other executives received 100% of their LTI awards in the form of PSUs, with payouts contingent on achievement of both absolute and relative Company financial performance goals.

Our Compensation Committee believes that our current LTI program serves the following objectives:

•	creates a stronger and more visible link between executive pay and Company performance;
•	furthers align our executives’ interests with those of our stockholders;
•	incentivizes outperformance relative to other companies in our industry;
•	mitigates the impact of the cyclical nature of our industry on our LTI program; and
•	ties management incentives to key metrics that our management can more readily control.

No shares will vest under the PSUs awarded to our NEOs if we do not achieve pre-established minimum performance levels. No dividends will accrue or be paid on any unvested PSUs during the applicable performance periods.

In January 2020, our NEOs earned 141% of the target shares of our common stock upon vesting of the three-year PSUs that were granted to our NEOs in 2017, and 250% of the target shares of our common stock upon vesting of the two-year PSUs that were granted in 2018. In January 2021, our NEOs earned 134% of the target shares of our common stock upon vesting of the three-year PSUs that were granted to our NEOs in 2018. See “—Payouts Under PSU Awards” on page 43.

How We Determined the Value of 2020 LTI Equity Awards

The value of an executive’s LTI grant increases with the level of an executive’s responsibility at the Company. For the CEO and our other NEOs, it is the largest element of their compensation. In determining the value of LTI awards granted to NEOs, our Compensation Committee (in recommending approval by the Board of the CEO’s awards) and the CEO (in recommending awards for the other NEOs) first consider market data regarding the LTI value for the most comparable positions in our executive compensation peer groups, as well as several other factors, which may include:

•	the Company’s financial and operating performance during the relevant period;
•	the size and mix of the total direct compensation elements for the executive;
•	internal pay equity;
•	retention;
•	achievement of non-financial goals;
•	the executive’s contribution to the Company’s success;
•	the level of competition for executives with comparable skills and experience; and
•	the total value and number of equity-based awards granted to an executive over the course of his or her career, together with the retentive effect of additional equity-based awards.

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LTI Grants to Our NEOs in 2020

Based on its review of comparator peer group data and the market environment, our Compensation Committee determined in January 2020 to maintain the 2020 target LTI grant values at the same level awarded in 2019 for all our NEOs, except that Mr. Biguet’s target LTI grant value was increased in connection with his promotion to EVP and CFO. In addition, our CEO was not granted a 2020 LTI award in light of his August 2019 PSU Awards, as discussed above under “—Overview of Compensation Decisions for 2020.”

Our Compensation Committee approved:

•	awards of PSUs with a three-year ROCE performance period (the “2020 ROCE PSUs”). These PSUs will vest, if at all, based on our average annual ROCE achieved over a three-year performance period commencing in 2020 as compared to the average annual ROCE of our key oilfield services competitors taken together over the same period. The 2020 ROCE PSUs constitute 50% of our executives’ 2020 target LTI dollar value. See “—2020 ROCE PSUs: Performance Measures and Goals” on page 41.
•	awards of PSUs with a two-year free cash flow conversion performance period (the “2020 FCF Conversion PSUs”). These PSUs will vest, if at all, based on the percentage of our cumulative net income, excluding charges and credits, that we are able to convert to free cash flow in 2020 and 2021. The 2020 FCF Conversion PSUs constitute the other 50% of our executives’ 2020 target LTI dollar value. See “—2020 FCF Conversion PSUs: Performance Measures and Goals” on page 42.

A three-year relative TSR modifier applies to all PSUs granted in 2020. As a result, all PSUs granted in 2020 will vest, if at all, only after a three-year TSR performance period.

The following table details the target number of ROCE PSUs and FCF Conversion PSUs granted to our NEOs in 2020 and the estimated target values of our NEOs’ 2020 and 2019 annual LTI awards, as well as the year-over-year percentage change between the two amounts.

Name	Target Number of ROCE PSUs	Target Number of FCF Conversion PSUs	Target Value of 2020 Grants(1)	Target Value of 2019 Grants(2)	% Change
O. Le Peuch(3)	—	—	—	n/m	n/m
S. Biguet	37,990	37,990	$2,500,000	$1,500,000	66.7%
K. Al Mogharbel	56,530	56,530	$3,720,000	$3,720,000	0%
A. Belani	54,710	54,710	$3,600,000	$3,600,000	0%
H. Gharbi	48,630	48,630	$3,200,000	$3,200,000	0%
S. Ayat	60,790	60,790	$4,000,000	$4,000,000	0%
*	n/m = not meaningful
(1)	The actual grant date fair value of each grant, computed in accordance with applicable accounting standards, is disclosed in the “Grants of Plan-Based Awards for Fiscal Year 2020” table on page 54.
(2)	The actual grant date fair value of each grant, computed in accordance with applicable accounting standards, was disclosed in the “Grants of Plan-Based Awards for Fiscal Year 2019” table in the 2019 CD&A.
(3)	As discussed in the 2019 CD&A, and as noted above under “—Overview of Compensation Decisions for 2020,” Mr. Le Peuch did not receive an LTI award in 2020, because he had received an award of PSUs in August 2019 with a target value of $10.5 million in connection with his promotion to CEO. This award was in lieu of any annual LTI award that he would have otherwise received in 2020.

TSR Modifier

We will determine the effect of the TSR modifier on the 2020 PSUs in early 2023. First, we will calculate the three-year, cumulative TSR results for each company that was included in the Philadelphia Oil Services Sector index (the “OSX Index”) as of January 2020. Then, we will rank Schlumberger’s three-year, cumulative TSR against each of those peer companies. Our TSR modifier does not use, and is not affected by, the OSX Index’s internal weighting methodology. If our three-year, cumulative TSR is in the bottom 33rd percentile rank as compared to each of those companies’ individual TSR results, then our TSR modifier will cause the payouts on the 2020 PSUs to be reduced by 25 percentage points (e.g. from 100% of target to 75% of target). This modifier will only reduce the number of shares earned under a PSU award, but will never increase the number of shares earned.

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2020 ROCE PSUs: Performance Measures and Goals

In January 2020, our Compensation Committee set goals for the 2020 ROCE PSUs based on our average annual ROCE over a three-year performance period as compared to the average annual ROCE of the following oilfield services competitors, taken together over the same period: Halliburton, Baker Hughes, TechnipFMC, Weatherford International and NOV Inc. (formerly National Oilwell Varco) (collectively, the “ROCE comparator group”).

The ROCE performance period for the 2020 ROCE PSUs began on January 1, 2020 and ends on December 31, 2022. These PSUs are also subject to a three-year TSR performance period under the relative TSR modifier, over the same period.

Vesting of these PSUs will depend on our performance compared to the average ROCE of the ROCE comparator group. The number of PSUs that will vest and convert to shares as of the vesting date can range from 0% to 250%, but in no event will payout exceed 250%. As illustrated in the graph below:

•	If our average annual ROCE over the three-year period is equal to that of our ROCE comparator group as a whole, then the 2020 ROCE PSUs will vest at 100% of target. If our average annual ROCE over that period is higher than that of our ROCE comparator group as a whole, then the 2020 ROCE PSUs will vest between 101% and 250% of target, as shown by the solid line in the graph below.
•	If our average annual ROCE over the three-year period is four percentage points or more below the average of the ROCE comparator group, then no 2020 ROCE PSUs will vest and no shares will be earned. This is more rigorous than the minimum performance level that applied to the 2019 PSUs, which was six percentage points below the average of the ROCE comparator group. Our Compensation Committee approved this change because it believes our executives should not receive PSU payouts for significantly low relative ROCE performance.
•	In addition, if both (x) our absolute, single-year ROCE is greater than 10% in 2022, and (y) our single-year 2022 ROCE exceeds that of our ROCE comparator group as a whole, then the 2020 ROCE PSUs will vest at an increased rate (up to a maximum of 250%), as shown by the dotted line in the graph below. Our Compensation Committee believes that this component of the 2020 PSUs further aligns our executives’ potential LTI payouts with the Company’s goal of achieving absolute ROCE above our weighted average cost of capital in 2022.

At the end of the ROCE and TSR performance periods, our Compensation Committee will certify our average ROCE and that of the ROCE comparator group as a whole. The Committee will then determine the percentage of shares earned based on the graph below, as adjusted for the three-year relative TSR modifier.

2020 ROCE PSU Payout Matrix

ROCE is a measure of the efficiency of our capital employed and is a comprehensive indicator of long-term Company and management performance. We selected a relative ROCE metric because it allows us to directly compare how we deploy our capital against key comparator companies in oilfield services. Furthermore, ROCE measures performance in a way that is tracked and understood by many of our investors. This is also the metric that our Compensation Committee approved for the PSUs issued to our NEOs in 2019.

Our selection of ROCE as a performance metric for our 2020 PSUs is also consistent with our strategic priorities. Our Compensation Committee believes that tying a part of our executives’ LTI pay to achieving our capital efficiency goals and comparing these results to that of our key oilfield services competitors will motivate our executives to continue to innovate. Our Compensation Committee also believes that improvements in efficiency through innovation will increase revenue and improve margins through our continued focus on pricing and cost control.

We calculate ROCE as a ratio, the numerator of which is (a) income from continuing operations, excluding charges and credits plus (b) after tax net interest expense, and the denominator of which is (x) stockholders’ equity, including non-controlling interests (average of beginning and end of each quarter in the year), plus (y) net debt (average of beginning and end of each quarter in the year). Our Compensation Committee may adjust the Company’s income from continuing operations to take into account the effect of significant impacts or activities that are not representative of underlying business operations, such as acquisitions, divestitures, asset impairments and restructurings.

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2020 FCF Conversion PSUs: Performance Measures and Goals

In January 2020, our Compensation Committee set goals for the 2020 FCF Conversion PSUs based on the percentage of our cumulative net income, excluding charges and credits, that we are able to convert to free cash flow over a two-year performance period. Our Compensation Committee set the 2020 target free cash flow conversion goal at 95%, a 36% increase from the 2019 goal, and also increased the 2020 minimum and maximum goals as compared to 2019. The Committee also lowered by 50% the payout that our NEOs would receive upon achievement of 100% free cash flow conversion.

Cumulative Net Income Converted to Free Cash Flow	% of Target Shares Earned (Payout %)(1)	Comparison to 2019 Goal
Less than or equal to 75%	0%	50% Increase to Minimum Goal
95%	100%	36% Increase to Target Goal
100%	125%	50% Lower Payout for 100% Conversion
Equal to or greater than 125%	250%	25% Increase to Maximum Goal
(1)	Fractional shares rounded up to the next whole share. Number of shares determined by linear interpolation between performance levels.

The free cash flow conversion performance period for these PSUs began on January 1, 2020 and ends on December 31, 2021. The Committee believed it was appropriate to set two-year free cash flow conversion performance goals due to the difficulty in setting meaningful cash flow performance targets over longer time periods in our cyclical industry. These PSUs are also subject to a three-year TSR performance period under the relative TSR modifier, from January 1, 2020 to December 31, 2022.

Vesting of the 2020 FCF Conversion PSUs requires us to convert at least 75% of our cumulative net income to free cash flow over the two-year performance period. As illustrated in the table above, no shares of our common stock will be earned if our free cash flow conversion percentage is less than or equal to 75%. The number of PSUs that will convert to shares at the end of the three-year TSR performance period can range from 0% to 250%, but in no event will payout exceed 250%. At the end of the TSR performance period, our Compensation Committee will certify the cumulative free cash flow and net income generated by the Company over the two-year free cash flow conversion performance period, and then determine the number of shares earned based on the table above, as adjusted for the three-year relative TSR modifier.

Free cash flow is an important liquidity measure for the Company and is useful to investors and to management as a measure of the Company’s profitability and ability to generate cash. Selecting as a performance metric the percentage of cumulative net income converted to free cash flow for these PSUs is also part of our goal to better align executive compensation with stockholder returns and encourage our executives to maintain capital discipline through business cycles. Once business needs and obligations are met, this cash can be used to reinvest in the Company for future growth or to return to stockholders through dividend payments or share repurchases. Our Compensation Committee believes that tying a part of our NEO’s LTI payout to our efficiency in converting cumulative net income to free cash flow incentivizes our executives to increase the liquidity of the Company.

For purposes of the 2020 FCF Conversion PSUs, net income is defined as income from continuing operations before non-controlling interests, excluding charges and credits; and free cash flow represents cash flow from operations, less capital expenditures, investments in APS projects, and multiclient seismic data costs capitalized. See Appendix A for a description of the charges and credits that are excluded from net income. The terms of these PSUs allow for cash payments made in the acquisition of baseline production and investments up to first production for APS projects to be excluded from the calculation of free cash flow. The purpose of these exclusions was to avoid creating a potential disincentive to appropriately invest in the APS business. However, in 2019, as part of our change in corporate strategy, we announced that we would not take equity positions in oil and gas assets or use cash to pay upfront costs of new projects. As a result, we do not anticipate any such exclusions to our free cash flow under our 2020 FCF Conversion PSUs.

Our Compensation Committee has the discretion to adjust the Company’s income from continuing operations before noncontrolling interests to take into account the effect of significant impacts or activities that are not representative of underlying business operations, such as acquisitions, divestitures, asset impairments and restructurings.

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Payouts Under PSU Awards

2020 Payouts Under 2017 ROCE PSUs

In January 2017, our Compensation Committee granted PSUs to our NEOs and conditioned payout based on our average annual ROCE achieved over a three-year performance period as compared to the average annual ROCE of the ROCE comparator companies (the “2017 ROCE PSUs”).

In January 2020, our Compensation Committee approved the results for the 2017 ROCE PSUs using the performance criteria that the Committee had previously approved. Specifically, our Compensation Committee determined that, based on the then-available reported results of the ROCE comparator companies, the 2017 ROCE PSUs had been earned at 141% of target, based on Schlumberger’s annual average ROCE of 200 basis points above the average of the ROCE comparator group through September 30, 2019, which was at the time the most recent fiscal period end reported by all of the companies comprising the ROCE comparator group. Because not all ROCE comparator companies had reported their audited 2019 results as of January 2020, our Compensation Committee approved a preliminary issuance of 90% of the shares earned under the 2017 ROCE PSUs. In April 2020, once all ROCE comparator companies had released their 2019 audited financial results, the Company issued the number of additional shares determined to have been earned based on achievement of 141% of target.

2020 Payouts Under 2018 FCF Conversion PSUs

In January 2018, our Compensation Committee granted PSUs to our NEOs and conditioned payout based on the cumulative free cash flow generated from January 1, 2018 to December 31, 2019, as a percentage of cumulative net income generated over that same period, excluding charges and credits (the “2018 FCF Conversion PSUs”).

In January 2020, our Compensation Committee determined that we achieved cumulative free cash flow conversion of 129% for the two-year performance period, representing achievement of 250% of target, based on the Committee’s previously-approved performance criteria. As a result, our NEOs earned 250% of target under the 2018 FCF Conversion PSUs. These shares were subject to a mandatory one-year hold period, and converted to non-restricted shares in January 2021.

2021 Payouts Under 2018 ROCE PSUs

In January 2018, our Compensation Committee granted PSUs to our NEOs and conditioned payout based on our average annual ROCE achieved over a three-year performance period as compared to the average annual ROCE of the ROCE comparator companies (the “2018 ROCE PSUs”).

In January 2021, our Compensation Committee approved the results for the 2018 ROCE PSUs using the performance criteria that the Committee had previously approved. Specifically, our Compensation Committee determined that, based on the then-available reported results of the ROCE comparator companies, the 2018 ROCE PSUs had been earned at 134% of target, based on Schlumberger’s annual average ROCE of 173 basis points above the average of the ROCE comparator group through September 30, 2020, which was at the time the most recent fiscal period end reported by all of the companies comprising the ROCE comparator group. Because not all ROCE comparator companies had reported their audited 2020 results as of January 2021, our Compensation Committee approved a preliminary issuance of 90% of the shares earned under the 2018 ROCE PSUs. Any additional shares finally determined to have been earned will be issued after all of the ROCE comparator companies disclose their full-year 2020 audited results.

The actual earned dollar value of our NEOs’ PSU payouts as of January 2021 was substantially less than the grant values that the Committee approved when it awarded the PSUs. Although the 2018 ROCE PSUs paid out at 134% of target, the actual earned dollar value of these grants in January 2021 was approximately 45% of the grant date value.

Unvested 2019 FCF Conversion PSUs

In January 2019, our Compensation Committee granted PSUs to our NEOs and conditioned payout based on the cumulative free cash flow generated from January 1, 2019 to December 31, 2020, as a percentage of cumulative net income generated over that same period, excluding charges and credits (the “2019 FCF Conversion PSUs”). These PSUs remain subject to a three-year TSR performance period ending December 31, 2021, and as such remain unvested. At the end of the TSR performance period, our Compensation Committee will determine the number of shares ultimately earned under the 2019 FCF Conversion PSUs.

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Other Aspects of Our Executive Compensation Framework

Best Practices in Executive Compensation Governance

The following is a summary of some of our executive compensation best practices and policies.

WHAT WE DO	WHAT WE DON’T DO

At Risk Pay. A significant portion of our NEOs’ pay is at risk, and is based on a mix of absolute and relative financial and operational metrics.

Performance-Based Annual Cash Incentive Awards. At least 70% of our NEOs’ annual cash incentive opportunity is based on achievement of rigorous quantitative Company financial goals.

Compensation Clawback Policy. Our compensation clawback policy, along with the terms of our equity awards, allows our Board to recover performance-based cash and equity awards in specified instances.

Robust Executive Stock Ownership Requirements. Under our stock ownership guidelines, our CEO must own an amount of our stock valued at six times his annual base salary; our executive vice presidents must own at least three times their annual base salary; and all other executive officers must own at least two times their annual base salary.

Mandatory Retention of Shares. Our executives must retain 50% of the net shares acquired upon the exercise of stock options and the vesting of PSUs and RSUs, until they achieve the required ownership level under our stock ownership guidelines.

Annual Peer Compensation Review. We annually review the compensation opportunities for all of our executive officers against our peer groups.

No gross-ups on excise taxes.

No repricing or exchange of options without stockholder approval.

No hedging or pledging of Schlumberger stock by directors or executive officers.

No LTI or annual cash incentive payouts if we fail to achieve pre-established minimum performance criteria.

No excessive perquisites to our executive officers.

No executive pension or insurance plans exclusively for executive officers. We also do not grant extra years of credited service to our executive officers under our supplementary pension plans.

No change-in-control agreements, and no automatic acceleration of equity awards upon a change in control.

No automatic share replenishment or “evergreen” provisions in our omnibus stock incentive plans.

PSUs and RSUs do not accrue or pay dividends or dividend equivalents prior to vesting.

We do not dilute our stockholders with excessive equity grants to employees. Our 2020 “burn rate,” or stock awards granted as a percentage of common shares outstanding, was only 1.3%.

Pay-for-Performance Relative to Our Peers

As part of our Compensation Committee’s annual review of our executive compensation program, in July 2020 the Committee directed Pay Governance to prepare a comparative pay-for-performance assessment against two sets of peer group companies:

•	a group of our core oilfield services competitors, namely Halliburton, Baker Hughes and NOV Inc. (our “core competitor peer group”); and
•	the companies in our oil industry peer group, as identified below under “—Our Peer Group Companies” beginning on page 45.

The purpose of the comparative assessment was to determine the degree of alignment between our NEOs’ realizable total direct compensation and our performance relative to these peer companies as measured by return on capital, free cash flow growth and TSR. We selected these metrics for their effectiveness in assessing long-term Company performance, and because our PSU awards incorporate them as key performance metrics or modifiers. Return on capital and free cash flow growth are key inputs to shareholder value, and TSR is a primary output measure of shareholder value creation.

We assessed performance on a three- and five-year basis ending on December 31, 2019, because our Compensation Committee believes that alignment of pay and performance is more effectively assessed over the mid- and long-term. Our Compensation Committee reviewed the realizable total direct compensation of our CEO against that of other CEOs in our core competitor peer group and in our oil industry peer group. It then separately reviewed the realizable total direct compensation of our NEOs as a group against that of named executive officers at other companies comprising these two peer groups.

As a result of the assessment, the Committee determined that the realizable total direct compensation of our CEO and the other NEOs was generally aligned with performance relative to our core competitor peer group. Relative to our oil industry peer group, the Committee determined that the realizable total direct compensation of our CEO and the other NEOs was strongly aligned with return on capital performance over the five-year period. It was less aligned with free cash flow growth over the three- and five-year period and return on capital performance over the three-year period. It was also less aligned with TSR, due to the Company’s share price performance over the two periods relative to several of the integrated and E&P companies in our oil industry peer group, because upstream and integrated E&P companies generally outperformed oilfield services companies during those periods.

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“Realizable total direct compensation” for each period consisted of the following:

•	actual salaries paid;
•	actual cash incentive payouts received; and
•	the May 31, 2020 market value of the following:
•	the intrinsic value of in-the-money stock options granted during the applicable period;
•	the intrinsic value of any unvested RSUs; and
•	for performance-based incentive awards, (i) the actual award payout value of awards vesting during the applicable period and (ii) the estimated payout values for awards granted in 2018 and 2019, based on company disclosures (and in all cases based on actual stock prices as of May 31, 2020, not as of the date of grant).

Our Peer Group Companies

Our Compensation Committee considers formal executive compensation survey data prepared by Pay Governance when it reviews and determines executive compensation. The Committee also reviews information on the executive compensation practices at various peer group companies when considering changes to the Company’s executive compensation program. In addition, the relative performance metrics incorporated in our 2020 PSU awards are based on oilfield services industry-specific peer groups.

Our 2020 executive compensation program used several distinct peer groups, as summarized in the table below.

	Main Executive Compensation Peer Groups		Peer Groups for PSU Relative Performance Metrics
	Oil Industry Peer Group	General Industry Peer Group	ROCE PSU Peer Group	OSX Index
What did we use this peer group for?	Annual compensation review and benchmarking for 2020 compensation	Annual compensation review and benchmarking for 2020 compensation	2020 ROCE PSUs	TSR modifier for 2020 ROCE PSUs and 2020 FCF Conversion PSUs
What companies made up this peer group?	Oil services companies with annual revenues greater than $8.4 billion, and upstream E&P companies and integrated oil and gas companies with annual revenues between $10.4 billion and $158.9 billion (17 companies total)	Large technology-focused companies with significant international operations, annual revenues between $15.7 billion and $70.9 billion, and market capitalizations exceeding $5.5 billion (30 companies total)	Five key oilfield services competitors: Halliburton, Baker Hughes, TechnipFMC, Weatherford International and NOV Inc.	The oil services companies that comprised the OSX Index as of January 2020
Why did we use this peer group?	Primary executive compensation benchmarking group, used by our Compensation Committee to compare our executives’ total direct compensation with the total compensation for reasonably similar industry-specific positions.	Secondary benchmarking peer group, used by our Compensation Committee to compare our overall compensation practices against a broader mix of non-oil companies that are similar to Schlumberger in size, complexity, and international scope. Particularly relevant for non-operations positions, where the skills and experience may be easily transferable to other industries outside the oil and gas industry.	In comparing our relative ROCE performance, our Compensation Committee believes that the most appropriate comparisons are against companies in our same industry.	In comparing our relative TSR performance, our Compensation Committee believes that the most appropriate comparisons are against companies in our same industry. In addition, the Committee selected the OSX Index in order to incorporate a metric that used an independent selection process.

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As shown in the table on the previous page, we have two main executive compensation peer groups: our oil industry peer group and our general industry peer group (our “main executive compensation peer groups”). Our Compensation Committee’s selection criteria for companies comprising the main executive compensation peer groups include:

•	potential competition for executive talent;
•	revenue and market capitalization;
•	global presence and scope of international operations; and
•	companies viewed as leaders in their industries.

Our Compensation Committee, with the assistance of Pay Governance, annually reviews specific criteria and recommendations regarding companies to add to or remove from these peer groups. As a general matter, our Compensation Committee selects suitable comparator companies such that companies in each of our two main executive compensation peer groups, at the median, approximate Schlumberger’s estimated revenue in the then-current year and its then-current market capitalization. Our Compensation Committee modifies the peer group criteria as appropriate while seeking a satisfactory degree of stability, to provide a consistent basis for comparison.

In July 2019, our Compensation Committee reviewed and approved the companies constituting our two main executive compensation peer groups effective for 2020 executive compensation decisions, based on the criteria set forth in this section. At the time of the Committee’s review, Schlumberger’s full-year 2019 revenue was forecast to be approximately $33.8 billion. The companies comprising the oil industry peer group and the general industry peer group effective for relevant 2020 compensation decisions are set forth below.

Oil Industry Peer Group

Oil Industry Peer Group

Oil services companies with annual revenues greater than $8.4 billion Upstream E&P and integrated oil and gas companies with annual revenues between $10.4 billion and $158.9 billion

Anadarko Petroleum	Baker Hughes	BHP Group	Chevron	ConocoPhillips
Devon Energy	Eni SpA	EOG Resources	Halliburton	Imperial Oil Limited
Marathon Petroleum	NOV Inc.	Occidental Petroleum	Phillips 66	Suncor Energy
TechnipFMC	Valero Energy

The oil industry peer group comprises oil services companies with annual revenues greater than $8.4 billion, as well as upstream E&P companies and integrated oil and gas companies with annual revenues between $10.4 billion and $158.9 billion. The broad revenue range is due to the limited number of peer companies in Schlumberger’s immediate revenue range, and the fact that all other oilfield service companies have lower revenue than Schlumberger. Some members of this peer group frequently seek to recruit Schlumberger executives for their senior executive roles. See “—The Competition for Our Executive Talent” beginning on page 47.

Our Compensation Committee decided to include E&P companies in this peer group based on a number of factors. First, because Schlumberger was significantly larger than all of its direct competitors in the oilfield services industry in terms of revenue and market capitalization, our Compensation Committee believed that the addition of E&P companies provided a more appropriate and complete comparator group. In addition, our Compensation Committee believed that the inclusion of E&P companies is appropriate because our executives have been hired by E&P companies in the past, and market consolidation has reduced the number of direct competitors in the oilfield services industry, thus increasing the prominence of E&P companies as competitors for our executive talent.

In July 2019, our Compensation Committee, applying the selection criteria set forth above, approved the removal of Petrofac from the oil industry peer group because it did not meet the revenue criterion described above. As a result of the foregoing, Schlumberger was in the 60th percentile of the oil industry peer group in terms of revenue, and in the 78th percentile of the oil industry peer group in terms of market capitalization.

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General Industry Peer Group

General Industry Peer Group

Annual revenues between $15.7 billion and $70.9 billion with technical focus and significant international operations
3M Company	ABB Ltd.	Accenture*	Anglo American	BAE Systems
Caterpillar	Cisco Systems	Compagnie de Saint-Gobain	Deere & Company	Emerson Electric
Fluor Corporation	Freeport-McMoRan	General Dynamics	Hewlett Packard Enterprise	Honeywell
HP Inc.	Intel	Johnson Controls	Koninklijke Philips	Lockheed Martin
LyondellBasell	Oracle	QUALCOMM	Raytheon	Rio Tinto
Rolls-Royce Holdings	SAP SE	Schneider Electric	Texas Instruments	United Technologies
* Added to the group for 2020 executive compensation decisions.

The general industry peer group provides data from large companies with significant international operations, and supplements the compensation data from the oil industry peer group, whose companies are closer to Schlumberger in industry type but have widely varying revenue sizes. The general industry peer group:

•	includes multi-national companies with (i) non-U.S. annual revenue of greater than 20% of consolidated revenue; (ii) a technical focus; (iii) annual revenues between $15.7 billion and $70.9 billion (approximately 0.5x to 2.0x Schlumberger); and (iv) market capitalization of greater than $5.5 billion;
•	excludes companies that do not have a significant international scope;
•	includes a variety of industries, such that no single industry represents more than 25% of the general industry peer group;
•	includes companies in sectors that are most relevant to Schlumberger, such as the technology, engineering, chemical, mining, resources and aerospace industries, and that require highly skilled human capital; and
•	excludes companies in industries that are less comparable to Schlumberger’s, such as entertainment, finance, retail, life sciences and pharmaceutical companies.

Our Compensation Committee considers data from the general industry peer group as it deems necessary or advisable to the extent that data from the oil industry peer group may not exist, or may be insufficient, for some executive officer positions. The general industry peer group is also particularly relevant for non-operations positions, where the skills and experience may be easily transferable to other industries outside the oil and gas industry.

In July 2019, our Compensation Committee, applying the selection criteria set forth above, approved the removal of DowDupont from this peer group, because its annual revenue exceeded the criterion described above, as well as the addition of Accenture to this peer group. As a result of the foregoing, Schlumberger was positioned at the 53rd percentile of the general industry peer group in terms of revenue, and the 56th percentile of that peer group in terms of market capitalization.

The Competition for Our Executive Talent

A primary consideration of our Compensation Committee in overseeing our executive compensation program is the need to motivate and retain what it considers to be the best executive talent in the energy industry. We are the world’s largest oilfield products and services company. Our Compensation Committee believes that delivering strong long-term stockholder returns and financial and operational results depends on our ability to attract, develop and retain the best talent globally. A highly competitive compensation package is critical to this objective.

In light of the foregoing, our Compensation Committee generally seeks to target total direct compensation for our NEOs between the 50th and 75th percentiles of our two main executive compensation peer groups; however, the Committee may position an NEO who is new to a position at or below the 50th percentile for a period of time. For example, our CEO and CFO’s 2020 target direct compensation places them at approximately the 50th percentile among CEOs and CFOs, respectively, in our main executive compensation peer groups. An NEO’s target total direct compensation depends on a variety of factors, including tenure in a particular position, individual and Company performance, and internal pay equity.

Our Compensation Committee believes that the 50th to 75th percentile range is appropriate to target because of Schlumberger’s leading position in the oilfield services industry; because competition for our executive talent in the oil and gas industry is exceptionally fierce; and because our executives are very highly sought after, not only by our direct oilfield service competitors but by other leading oil and gas and technology- and engineering-focused companies.

In approving this target range and when setting compensation for 2020, the Committee considered that many current and former senior executive officers of leading companies in various industries have previously served as senior executives at Schlumberger.

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Former senior Schlumberger executives have either been, or are, senior executives at the following competitors, customers and other technology- and engineering-focused companies:

Baker Hughes (past Chairman and CEO, current CHRO and GC, and other senior executives)	TechnipFMC (current Chairman, CEO, CTO and CHRO, and past Chairman and CEO)	BG Group (past Chairman and CEO, and past COO)	BAE Systems (current CEO, CFO and CHRO)
ConocoPhillips (past CTO)	Engie (current CEO)	Patterson-UTI Energy (current CEO)	YPF (past CEO)
CGG (current CEO and CFO)	Seadrill (current COO)	Rio Tinto (current CHRO)	Shawcor (current CEO)
Weatherford International (past acting CEO and CFO, and other senior executives)	Magseis Fairfield (current CEO and COO)	Calfrac Well Services (past CEO)	Valaris (current COO and GC, and past CEO)
Noble Corporation (current GC)	Shelf Drilling (current CEO)	Flowserve (current CEO)	Frank’s International (past CEO and GC)
Archer Limited (current Chairman and CEO, and past CFO and GC)	Expro (current CEO, and past CEO and CFO)	Tetra Technologies (past COO and other current senior executives)	Nabors (current CFO and other senior executives)
NexTier Oilfield Solutions Inc. (current CEO and CFO)	Dover Energy (past CFO)	Borr Drilling (current CEO and past CFO)	TEAM, Inc. (current Chairman and CEO)
CEO = Chief Executive Officer CFO = Chief Financial Officer	COO = Chief Operating Officer GC = General Counsel	CTO = Chief Technology Officer CHRO = Chief Human Resources Officer

Process for Determining Executive Compensation

Compensation Committee Evaluation Process; Role of Management

Our Compensation Committee reviews the elements of our NEOs’ total direct compensation throughout the year, to evaluate whether each element of direct compensation remains competitive with the companies in our two main executive compensation peer groups. In making compensation decisions, our Compensation Committee relies on its own judgment after its review of external market data, and also considers the following factors:

•	the size and complexity of the executive’s scope of responsibilities;
•	leadership, management and technical expertise, performance history, growth potential, and position in reporting structure;
•	overall Company and individual performance;
•	retention needs;
•	the recommendations of the CEO (except for his own compensation); and
•	internal pay equity, both in relation to the other NEOs and in comparison with the average pay mix of the Company’s executive officers.

Each January, our Compensation Committee evaluates all elements of executive officer compensation, after a review of the prior year’s results and the achievement of Company financial objectives and each officer’s key personal objectives. The purpose of this annual evaluation is to determine whether any changes in an officer’s compensation may be appropriate. The CEO does not participate in our Compensation Committee’s deliberations regarding his own compensation. At the Committee’s request, the CEO reviews with the Committee the performance of the other executive officers, but no other named executive officer has any input in executive compensation decisions. Our Compensation Committee gives substantial weight to the CEO’s evaluations and recommendations because he is particularly able to assess the other executive officers’ performance and contributions to the Company. Our Vice President of Human Resources assists the CEO in developing the executive officers’ performance reviews and reviewing market compensation data to determine compensation recommendations for our executives.

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The following table summarizes the approximate timing of significant annual executive compensation events:

EVENT	TIMING
Establish Company financial objectives and NEO key personal objectives	First quarter of each fiscal year for current year
Review and approve the peer group companies used for compensation benchmarking	July of each year for compensation in the following fiscal year
Independent compensation consultant provides analysis for our Compensation Committee to evaluate executive compensation	October of each year for compensation in the following fiscal year
Evaluate Company and executive performance (achievement of objectives established in previous fiscal year) and recommend annual cash incentive compensation based on those results	Results approved in January of each fiscal year for annual cash incentive compensation with respect to prior year. The annual cash incentive earned for the prior fiscal year is paid in February of the current fiscal year
Review and recommend executive base salary and determine equity-based grants	January of each fiscal year for base salary for that year and for equity-based grants

Our Compensation Committee may, at its discretion, review and adjust officer compensation at other times during the year. For example, as discussed above under “Elements of Total Direct Compensation; 2020 Decisions—Annual Cash Incentive Awards—Financial Objectives,” in July 2020 the Committee approved certain modifications to our 2020 cash incentive plan in response to the effects of the COVID-19 pandemic and other factors that severely and negatively affected our industry, including the precipitous collapse in global oil demand and the resulting decline in demand for our services and products.

Granting Process for Long-Term Equity Awards

Our Compensation Committee is responsible for granting long-term equity-based compensation under our omnibus stock incentive plans. The Committee approves a preliminary budget for equity-based grants for the following year at each October meeting. Management determines the allocation of such grants for groups within the Company and individual recommendations are made by the heads of the groups and approved by the CEO. Awards for executive officers other than the CEO are granted by our Compensation Committee and discussed with the Board. Awards for the CEO are granted by the Committee following approval by the full Board. In addition to considering the value of each equity-based award, management and our Compensation Committee also consider, as an additional factor in approving long-term equity awards, the overall potential stockholder dilution impact and “burn rate,” which is the rate at which awards are granted as a percentage of common shares outstanding.

The regular Board and Compensation Committee meeting schedule is set at least a year in advance with Board meetings held quarterly, generally in mid-January, April, July and October. The timing of these committee meetings is not determined by any of the Company’s executive officers and is usually two days in advance of the Company’s announcement of earnings. Our Compensation Committee usually sets the equity award grant date as the day of the Compensation Committee meeting. The Company does not time the release of material non-public information for the purpose of affecting the values of executive compensation. At the time equity grant decisions are made, our Compensation Committee is aware of the earnings results and takes them into account, but it does not adjust the size or the mix of grants to reflect possible market reaction.

Annual grants of equity-based awards to our NEOs, other senior executive officers and the rest of the Company’s eligible employees are made at the January meeting of our Compensation Committee. However, specific grants may be made at other regular meetings, to recognize the promotion of an employee, a change in responsibility or a specific achievement, or to achieve other key compensation objectives. Our Board and our Compensation Committee have the discretion to grant equity awards with different vesting schedules as they deem appropriate or necessary.

Role of the Independent Executive Compensation Consultant

Our Compensation Committee has retained Pay Governance as its independent consultant with respect to executive compensation matters. Pay Governance reports only to, and acts solely at the direction of, our Compensation Committee. Pay Governance prepares compensation surveys for review by our Compensation Committee at its October meeting. One of the purposes of the October meeting is to assess compensation decisions made in January of that year in light of comparative data to date; another purpose of the October meeting is to prepare for the annual executive officer compensation review the following January.

Pay Governance works with Schlumberger’s executive compensation department to compile annual compensation data for each executive officer, and to compare the compensation opportunities of our officers with those at comparable roles at companies in our main executive compensation peer groups. Our Compensation Committee has also retained Pay Governance as an independent consulting firm with respect to non-employee director compensation matters. Pay Governance prepares an analysis of competitive non-employee director compensation levels and market trends using the same two main peer groups as are used for the annual executive officer compensation review.

Our Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and has concluded that its work did not raise any conflict of interest that would prevent Pay Governance from independently representing our Compensation Committee.

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Executive Stock Ownership Guidelines

Our Compensation Committee and management believe strongly in linking executive long-term rewards to stockholder value. In 2019, our Board, upon recommendation of our Nominating and Governance Committee and our Compensation Committee, adopted revised executive stock ownership guidelines applicable to our executive officers and other key position holders.

Senior executives are required to hold the numbers of shares equal to the multiple of base salary set forth below:

Title	Stock Ownership Multiple
Chief Executive Officer	6x base salary
Executive Vice Presidents	3x base salary
Executive Officers (non-EVP)	2x base salary
Key Staff Positions	1x base salary

All executives subject to the guidelines must retain 50% of the net shares they acquire upon the exercise of stock options and after the vesting of PSUs and RSUs, after payment of applicable taxes, until they achieve the required ownership level.

The guidelines provide that executives have five years to satisfy the ownership requirements. After the five-year period, executives who have not met their minimum stock ownership requirement must retain 100% of the net shares they acquire upon stock option exercises and any PSU and RSU vesting until they achieve their required ownership level. Stock ownership for the purpose of these guidelines does not include shares underlying vested or unvested stock options, unvested RSUs or unvested PSUs.

As of December 31, 2020, all of our then-serving NEOs were in compliance with our stock ownership guidelines.

Other Executive Benefits and Policies

No Employment Agreements with Current NEOs

Historically, our named executive officers have not had employment, severance or change-in-control agreements with the Company, and serve at the will of the Board. This enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers. We do not enter into employment, severance or change-in-control agreements with any newly-hired executive officers.

Officer Departure Guidelines

In January 2020, our Compensation Committee approved guidelines covering, among other things, LTI vesting, salary, benefits and other compensation matters for officers departing the Company, either because they are eligible for retirement, early retirement or special retirement, or because they are involuntarily terminated (if not eligible for retirement). These guidelines are a non-binding framework for management’s reference in its executive succession planning, with flexibility as required by specific situations.

The purpose of the officer departure framework is to incentivize outgoing Company officers to support their successors for a period of time; to provide for a smooth transition; to provide resources to the Company in particular areas of expertise; and to secure outgoing officers’ covenants not to compete with us and not to solicit key employees to leave us.

Under the guidelines, we may, at our discretion, enter into agreements with officers who are leaving the Company whereby they would receive annual cash payments that would generally be less than their pre-termination annual base salary. In addition, the officer would receive a prorated cash incentive award payment with respect to the year of his or her departure. The outgoing officer would also receive benefits such as medical and insurance during the agreement term, and would continue to vest in previously-granted LTI awards during the term. In exchange, the officer would agree to be available to Schlumberger for 50% of his or her business time during the term, and agree to non-competition, non-solicitation, and non-disparagement covenants.

Agreement with Former CFO

As previously disclosed in our definitive proxy statement for our 2020 annual general meeting of stockholders, Schlumberger and Mr. Ayat, our former CFO, entered into an agreement effective as of January 22, 2020 that provides for, among other things, certain benefits and payments through January 21, 2022, including a cash payment in each year of the term equal to his base salary prior to his retirement as CFO, in exchange for three-year non-competition and non-solicitation covenants on the part of Mr. Ayat. Under the terms of the agreement, Mr. Ayat agreed to devote 50% of his business time to Schlumberger as Senior Strategic Advisor to our CEO for a two-year period. Under the agreement, Mr. Ayat will also continue to participate during the term in Schlumberger’s health, welfare and insurance plans on a basis comparable to that of other U.S. employees. He also was granted a PSU award on January 16, 2020, as set forth in the “Grants of Plan-Based Awards for Fiscal Year 2020” table in this proxy statement.

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Retirement Benefits

In line with Schlumberger’s aim to encourage long-term careers with the Company and to promote retention, retirement plans are provided, where possible, for all employees, including named executive officers, according to local market practice. We consider long-term benefit plans to be an important element of the total compensation package. Our pension plans provide for lifetime benefits for certain employees upon retirement after a specified number of years of service and take into account local practice with respect to retirement ages. They are designed to complement, but not be a substitute for, local government plans (which may vary considerably in terms of the replacement income they provide) and other Company-sponsored savings plans. Employees may participate in multiple retirement plans in the course of their Schlumberger careers, in which case they become entitled to a benefit from each plan based upon the benefits they earned during their years of service related to such plan. We fund these qualified plans through cash contributions based on actuarial valuations and/or regulatory requirements.

Some of our U.S. retirement plans are non-qualified plans that provide an eligible employee with additional retirement savings opportunities that cannot be achieved with tax-qualified plans due to limits on annual compensation that can be taken into account or annual benefits that can be provided under qualified plans.

Officers and other employees in the United States whose compensation exceeds the qualified plan limits are eligible to participate in non-qualified excess benefit programs for 401(k), profit-sharing and pension. Employees and executive officers assigned outside the United States are entitled to participate in the applicable plans of the country where they are assigned, including supplemental plans where available.

Other Benefits

We seek to provide benefit plans, such as medical coverage and life and disability insurance, on a country-by-country basis in line with market conditions. Where the local practice is considered to be less than the Schlumberger minimum standard, we generally offer the Schlumberger standard. Our named executive officers are eligible for the same benefit plans provided to other employees, including medical coverage and life and disability insurance as well as supplemental plans chosen and paid for by employees who wish additional coverage. There are no special insurance plans for our named executive officers.

Limited Perquisites

We provide only limited perquisites to our named executive officers, which are identified in the narrative notes to the Summary Compensation Table.

Clawback Policy for Performance-Based Cash and Equity Awards

In 2019, our Board, upon the recommendation of our Compensation Committee, adopted a revised policy regarding recoupment of performance-based incentive compensation, whether paid in the form of equity or cash, in the event of specified restatements of financial results. Under the revised policy, if financial results are restated due to fraud or other intentional misconduct, our Compensation Committee will review any performance-based or incentive compensation paid to executive officers who are found to be personally responsible for the fraud or other intentional misconduct that caused, in whole or in part, the need for the restatement. Based on that review, the Committee will take such actions as it deems appropriate or necessary, including recoupment of any amounts paid in excess of the amounts that would have been paid based on the restated financial results. In addition, our performance-based equity awards and any shares of stock that are issued as a result of vesting of these awards are subject to recoupment under the terms of those awards.

Impact of Tax Treatment

Section 162(m) of the Internal Revenue Code limits the amount of compensation that may be deducted per covered employee, including each of our NEOs, to $1 million per taxable year. Thus, it is expected that compensation deductions for any covered individual will be subject to a $1 million annual deduction limitation. Although the deductibility of compensation is a consideration evaluated by our Compensation Committee, the Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for our NEOs is not material relative to the benefit of being able to attract and retain talented management. Accordingly, our Compensation Committee will continue to pay compensation that is not deductible.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and discussion, our Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Mark G. Papa, Chair	Maria Moræus Hanssen	Leo Rafael Reif	Henri Seydoux	Jeff W. Sheets

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Executive Compensation Tables and Accompanying Narrative

2020 Summary Compensation Table

The following table sets forth the compensation paid by the Company and its subsidiaries for the fiscal year ended December 31, 2020 to each of our NEOs.

Name	Year	Salary ($)	(3)	Stock Awards ($)	(4)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	(5)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	(6)	All Other Compensation ($)	(7)	Total ($)
Olivier Le Peuch(1)	2020	1,383,846		—		—	2,251,200		1,844,619		170,419	(8)	5,650,084
Chief Executive Officer	2019	1,147,500		14,515,858		—	2,360,250		981,058		112,504		19,117,170
	2018	764,167		3,200,205		—	266,007		288,375		119,025		4,637,779
Stephane Biguet	2020	755,193		2,499,742		—	837,000		767,587		119,081	(9)	4,978,603
Executive Vice President
and Chief Financial Officer
Khaled Al Mogharbel	2020	889,615		3,719,674		—	1,045,800		297,898		262,956	(10)	6,215,943
Executive Vice President,	2019	895,000		5,770,142		—	1,423,050		327,754		211,550		8,627,496
Geographies	2018	834,167		3,200,205		—	315,399		(116,122)		284,222		4,517,871
Ashok Belani	2020	889,615		3,599,918		—	1,045,800		1,205,590		70,968	(11)	6,811,891
Executive Vice President,	2019	900,000		3,599,568		—	1,476,000		968,224		37,209		6,981,001
Schlumberger New Energy	2018	900,000		3,597,486		—	340,290		124,870		65,084		5,027,730
Hinda Gharbi	2020	808,500		3,199,854		—	932,650		1,072,011		156,943	(12)	6,169,958
Executive Vice President,	2019	764,167		4,729,651		—	1,176,800		623,734		186,226		7,480,578
Services and Equipment
Simon Ayat(2)	2020	1,038,462		3,999,982		—	—		1,105,073		86,171	(13)	6,229,688
Senior Advisor to the CEO	2019	1,000,000		3,999,520		—	1,640,000		863,630		40,743		7,543,893
Former Executive Vice President and	2018	1,000,000		3,994,767		—	358,100		163,106		72,045		5,588,018
Chief Financial Officer

(1)	Mr. Le Peuch did not receive an LTI award in 2020, because he had received an award of PSUs in August 2019 with a target value of $10.5 million in connection with his promotion to CEO. This award was in lieu of any annual LTI award that he would have otherwise received in 2020.
(2)	Mr. Ayat retired as our Executive Vice President and Chief Financial Officer effective January 22, 2020, following the filing of our Annual Report on Form 10-K for the year ended December 31, 2019. Mr. Ayat was not eligible for, and did not receive, an annual cash incentive payment for 2020 Company or personal performance.
(3)	In April 2020, in response to the COVID-19 pandemic and the global economic downturn, all of our current executive officers agreed to a 20% temporary reduction in their base salaries during the second quarter of 2020. These reductions affected all of our NEOs except Mr. Ayat, who was not serving as an executive officer at that time. Due to the timing of the Company’s bi-weekly payrolls, our NEOs received one additional bi-weekly pay period during calendar year 2020 (27 pay periods) compared to calendar year 2019 (26 pay periods).
(4)	Includes the value of PSU awards (with respect to 2020, 2019 and 2018) and RSU awards (solely with respect to 2019 and 2018). For 2020, each amount reflected in the “Stock Awards” column is the aggregate grant date fair value for both the 2020 FCF Conversion PSUs and 2020 ROCE PSUs at target level performance that were granted to our NEOs in 2020. Each amount reflects an accounting expense and does not correspond to actual value that may be realized by an NEO in the future. The number of equity awards granted in 2020 to each NEO is provided in the Grants of Plan-Based Awards for Fiscal Year 2020 table on page 54. PSUs do not pay dividends or have voting rights prior to vesting. Accordingly, the fair value of these awards is the quoted market price of our common stock on the grant date less the present value of the expected dividends not received prior to vesting. The NEOs may never realize any value from these PSUs and, to the extent that they do, the amounts realized may have no correlation to the amounts reported above.
(5)	Annual cash incentive awards paid to our NEOs are reflected in the column “Non-Equity Incentive Plan Compensation.” As a result, we have excluded the “Bonus” column from the Summary Compensation Table.
(6)	The changes in pension value reported in this column represent the increase in the actuarial present value of an NEO’s accumulated benefit under all benefit and actuarial pension plans in which he or she participates. This change in present value is not a current cash payment. It represents the change in the value of the NEO’s pensions, which are only paid after retirement. There are no nonqualified deferred compensation earnings reflected in this column because no NEO received above-market or preferential earnings on such compensation during 2020, 2019 or 2018.
(7)	All of the perquisites included in the column “All Other Compensation” and described in the accompanying footnotes are generally available to all of the Company’s professional-level employees. Relocation assistance is provided to all employees on a Company-wide basis.

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(8)	The amount disclosed for Mr. Le Peuch consists of the following:
	Unfunded credits to the SLB Restoration Savings Plan	$103,773
	Contributions to Schlumberger 401(k) Plan	8,550
	Perquisites:
	Financial Planning Services	4,345
	Housing Allowance	53,751
	TOTAL	$170,419
(9)	The amount disclosed for Mr. Biguet consists of the following:
	Unfunded credits to the SLB Restoration Savings Plan	$39,936
	Contributions to Schlumberger 401(k) Plan	8,550
	Perquisites:
	Vacation Travel Allowance	13,532
	Financial Planning Services	3,312
	Housing Allowance	53,751
	TOTAL	$119,081
(10)	The amount disclosed for Mr. Al Mogharbel consists of the following:
	Unfunded credits to the SLB Restoration Savings Plan	$121,660
	Contributions to Schlumberger 401(k) Plan	17,100
	Perquisites:
	Vacation Travel Allowance	30,684
	Children’s Education	93,512
	TOTAL	$262,956
(11)	The amount disclosed for Mr. Belani consists of the following:
	Unfunded credits to the SLB Restoration Savings Plan	$62,418
	Contributions to Schlumberger 401(k) Plan	8,550
	TOTAL	$70,968
(12)	The amount disclosed for Ms. Gharbi consists of the following:
	Unfunded credits to the SLB Restoration Savings Plan	$51,009
	Contributions to Schlumberger 401(k) Plan	8,550
	Perquisites:
	Expatriate Tax Preparation	2,071
	Vacation Travel Allowance	16,437
	Children’s Education	78,876
	TOTAL	$156,943
(13)	The amount disclosed for Mr. Ayat consists of the following:
	Unfunded credits to the SLB Restoration Savings Plan	$71,804
	Contributions to Schlumberger 401(k) Plan	8,550
	Perquisites:
	Vacation Payout	5,817
	TOTAL	$86,171

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Grants of Plan-Based Awards for Fiscal Year 2020

The following table provides additional information about stock awards and other incentive plan awards granted to our NEOs in 2020.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards:	All Other Option Awards:	Exercise	Full Grant Date Fair Value
Name	Award Type(1)	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	or Base Price of Option Awards ($/Sh)	of Stock and Option Awards ($)	(4)
O. Le Peuch			741,300	1,942,500	4,200,000
S. Biguet			271,810	712,250	1,540,000
	FCFC PSU	1/16/20					37,990	94,975				1,249,871
	ROCE PSU	1/16/20					37,990	94,975				1,249,871
K. Al Mogharbel			317,700	832,500	1,800,000
	FCFC PSU	1/16/20					56,530	141,325				1,859,837
	ROCE PSU	1/16/20					56,530	141,325				1,859,837
A. Belani			317,700	832,500	1,800,000
	FCFC PSU	1/16/20					54,710	136,775				1,799,959
	ROCE PSU	1/16/20					54,710	136,775				1,799,959
H. Gharbi			288,283	755,417	1,633,334
	FCFC PSU	1/16/20					48,630	121,575				1,599,927
	ROCE PSU	1/16/20					48,630	121,575				1,599,927
S. Ayat			—	—	—
	FCFC PSU	1/16/20					60,790	151,975				1,999,991
	ROCE PSU	1/16/20					60,790	151,975				1,999,991

(1)	All equity awards to our NEOs in 2020 were in the form of PSUs. All such PSUs were awarded under the 2017 Schlumberger Omnibus Stock Incentive Plan.
(2)	These columns show the possible payouts for each NEO for fiscal year 2020 based on performance goals set for the year. Possible payouts are performance-driven. Threshold, target and maximum potential payouts are based on the annual cash incentive range established for each NEO, which is expressed as a percentage of base salary for the year. For those NEOs who received base salary increases or annual cash incentive range increases, or both, during the year, potential payouts are determined by pro-rating the potential payout based upon the number of months a cash incentive range or base salary rate was in effect. Actual cash incentive amounts earned for 2020 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For information regarding the annual cash incentive paid to our NEOs with respect to 2020 performance, see “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2020 Decisions—Annual Cash Incentive Awards” beginning on page 34.
(3)	Relates to PSUs. See “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2020 Decisions—Long-Term Equity Incentive Awards” beginning on page 39 for a detailed description of our PSUs, including the criteria to be applied in determining vesting of PSUs. See also “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2020—Termination of Employment—PSUs” and “—Potential Payments Upon Termination or Change in Control for Fiscal Year 2020—Change in Control,” beginning on page 63. We valued the PSUs by multiplying the number of PSUs at target by $32.90, the applicable grant date fair value for the PSUs. “Target” represents the number of PSUs awarded under each grant, and “Maximum” reflects the highest possible payout (250% of the grant). The award agreements under which the PSUs were issued provide that no PSUs will vest unless a specified threshold level of performance is achieved. Vested PSUs are paid in shares of our common stock. The payout, if any, with respect to PSUs will occur at the end of all applicable performance periods, including the TSR performance period (January 2020 through December 2022 for all PSUs), and is calculated in the manner described in the sections of the CD&A entitled “Long Term Equity Incentive Awards—LTI Grants to Our NEOs in 2020—2020 ROCE PSUs: Performance Measures and Goals” and “Long Term Equity Incentive Awards—LTI Grants to Our NEOs in 2020—2020 FCF Conversion PSUs: Performance Measures and Goals,” beginning on page 41. PSUs do not accrue or pay dividends or dividend equivalents prior to vesting.
(4)	Reflects the grant date fair value of PSUs at target.

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Outstanding Equity Awards at Fiscal Year-End 2020

The following table provides information regarding outstanding and unexercised stock options and other outstanding equity awards for each of our NEOs as of December 31, 2020.

	Option Awards							Stock Awards
Name	Option/ PSU/RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	(1)	Number of Securities Underlying Unexercised Option Unexercisable (#)	(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)
O. Le Peuch	1/20/2011	27,000		—		83.885	1/20/2021
	1/19/2012	30,000		—		72.110	1/19/2022
	4/18/2013	30,000		—		70.925	4/18/2023
	4/16/2014	30,000		—		100.555	4/16/2024
	4/16/2015	24,000		—		91.740	4/16/2025
	4/20/2016	24,000		6,000		80.525	4/20/2026
	1/19/2017	9,000		6,000		87.380	1/19/2027
	1/17/2018											22,400	(3)	488,992
	1/16/2019											44,800	(4)	977,984
	1/16/2019											44,800	(5)	977,984
	4/17/2019											9,770	(4)	213,279
	4/17/2019											9,770	(5)	213,279
	8/1/2019											154,640	(4)	3,375,791
	8/1/2019											154,640	(5)	3,375,791
S. Biguet	1/20/2011	20,000		—		83.885	1/20/2021
	7/21/2011	10,000		—		89.995	7/21/2021
	1/19/2012	15,000		—		72.110	1/19/2022
	4/18/2013	20,000		—		70.925	4/18/2023
	10/17/2013	20,000		—		91.280	10/17/2023
	1/16/2014	13,000		—		88.765	1/16/2024
	1/15/2015	18,000		—		77.795	1/15/2025
	1/21/2016	22,400		5,600		61.920	1/21/2026
	1/17/2018											10,500	(3)	229,215
	1/16/2019											21,000	(4)	458,430
	1/16/2019											21,000	(5)	458,430
	1/15/2020											37,990	(6)	829,322
	1/15/2020											37,990	(7)	829,322
K. Al Mogharbel	1/19/2012	15,000		—		72.110	1/19/2022
	4/18/2013	20,000		—		70.925	4/18/2023
	7/18/2013	50,000		—		78.305	7/18/2023
	1/16/2014	53,000		—		88.765	1/16/2024
	1/15/2015	71,000		—		77.795	1/15/2025
	1/21/2016	91,200		22,800		61.920	1/21/2026
	1/17/2018											22,400	(3)	488,992
	1/16/2019											44,800	(4)	977,984
	1/16/2019											44,800	(5)	977,984
	4/17/2019											6,350	(4)	138,621
	4/17/2019											6,350	(5)	138,621
	4/17/2019							48,840	(8)	1,066,177
	1/15/2020											56,530	(6)	1,234,050
	1/15/2020											56,530	(7)	1,234,050

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	Option Awards							Stock Awards
Name	Option/ PSU/RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	(1)	Number of Securities Underlying Unexercised Option Unexercisable (#)	(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	(2)	Equity Incentive Plan Awards Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(2)
A. Belani	1/20/2011	51,600		—		83.885	1/20/2021
	1/19/2012	127,000		—		72.110	1/19/2022
	1/17/2013	72,000		—		73.250	1/17/2023
	1/16/2014	60,000		—		88.765	1/16/2024
	1/15/2015	80,000		—		77.795	1/15/2025
	1/21/2016	102,400		25,600		61.920	1/21/2026
	1/17/2018											25,200	(3)	550,116
	1/16/2019											50,400	(4)	1,100,232
	1/16/2019											50,400	(5)	1,100,232
	1/15/2020											54,710	(6)	1,194,319
	1/15/2020											54,710	(7)	1,194,319
H. Gharbi	1/19/2012	20,000		—		72.110	1/19/2022
	4/18/2013	20,000		—		70.925	4/18/2023
	4/16/2014	24,000		—		100.555	4/16/2024
	4/16/2015	24,000		—		91.740	4/16/2025
	4/20/2016	24,000		6,000		80.525	4/20/2026
	1/19/2017							3,000	(9)	65,490
	1/17/2018											22,400	(3)	488,992
	1/16/2019											44,800	(4)	977,984
	1/16/2019											44,800	(5)	977,984
	4/17/2019							36,630	(8)	799,633
	1/15/2020											48,630	(6)	1,061,593
	1/15/2020											48,630	(7)	1,061,593
S. Ayat	1/20/2011	188,000		—		83.885	1/20/2021
	1/19/2012	137,000		—		72.110	1/19/2022
	1/17/2013	80,000		—		73.250	1/17/2023
	1/16/2014	66,000		—		88.765	1/16/2024
	1/15/2015	89,000		—		77.795	1/15/2025
	1/21/2016	113,600		28,400		61.920	1/21/2026
	1/17/2018											28,000	(3)	611,240
	1/16/2019											56,000	(4)	1,222,480
	1/16/2019											56,000	(5)	1,222,480
	1/15/2020											60,790	(6)	1,327,046
	1/15/2020											60,790	(7)	1,327,046

(1)	Stock options granted prior to April 2013 vested ratably over five years, except for options granted to employees in France, which vested all at once (“cliff” vesting) after four years. All stock options granted from and after April 2013 vest ratably over five years.
(2)	Market value equal to the product of (x) $21.83, the closing price of Schlumberger’s common stock at December 31, 2020, and (y) the number of unvested PSUs or RSUs, as applicable, reflected in the previous column.
(3)	Reflects the target number of ROCE PSUs that were issued in January 2018 and that were scheduled to vest in January 2021, subject to the achievement of performance conditions.
(4)	Reflects the target number of ROCE PSUs that were issued in January 2019, April 2019 or August 2019 and that will vest, if at all, in January 2022, subject to the achievement of performance conditions.
(5)	Reflects the target number of FCF Conversion PSUs that were issued in January 2019, April 2019 or August 2019 and that will vest, if at all, in January 2022, subject to the achievement of performance conditions.
(6)	Reflects the target number of ROCE PSUs that were issued in January 2020 and that will vest, if at all, in January 2023, subject to the achievement of performance conditions.
(7)	Reflects the target number of FCF Conversion PSUs that were issued in January 2020 and that will vest, if at all, in January 2023, subject to the achievement of performance conditions.
(8)	Reflects the number of three-year RSUs that were issued in April 2019 and that will vest on April 17, 2022, subject to continued employment with the Company through that date.
(9)	In January 2017, the Company issued 7,500 French RSUs to Ms. Gharbi, of which 4,500 RSUs vested on January 19, 2020 and 1,500 RSUs vested on January 19, 2021. The remaining 1,500 RSUs will vest on January 19, 2022, subject to Ms. Gharbi’s continued employment with the Company through that date.

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Option Exercises and Stock Vested for Fiscal Year 2020

The following table sets forth certain information with respect to stock options exercised and PSUs and RSUs that vested during 2020 for our NEOs.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
O. Le Peuch	—	—	110,134	3,754,999
S. Biguet	—	—	42,409	1,404,986
K. Al Mogharbel	—	—	102,386	3,462,051
A. Belani	—	—	112,661	3,854,787
H. Gharbi	—	—	115,628	3,957,732
S. Ayat	—	—	122,795	4,242,362

Stock Awards (Columns (d) and (e))

The following table provides details of the stock awards vested and value realized in 2020.

Name	Grant Date	Release Date	Number of Shares	Stock Price on Release Date ($)	Value Realized on Release ($)	Description
O. Le Peuch	1/19/2017	1/17/2020	3,800	39.075	148,485	Shares underlying vested RSUs
	4/20/2017	1/17/2020	28,426	39.075	1,110,746	Shares underlying vested PSUs
	4/20/2017	4/3/2020	3,158	14.190	44,812	Shares underlying vested PSUs
	10/18/2017	10/16/2020	20,000	15.580	311,600	Shares underlying vested RSUs
	1/17/2018	1/17/2020	54,750	39.075	2,139,356	Shares underlying vested PSUs
S. Biguet	1/19/2017	1/17/2020	6,218	39.075	242,968	Shares underlying vested PSUs
	1/19/2017	4/3/2020	691	14.190	9,805	Shares underlying vested PSUs
	10/18/2017	10/16/2020	10,000	15.580	155,800	Shares underlying vested RSUs
	1/17/2018	1/17/2020	25,500	39.075	996,413	Shares underlying vested PSUs
K. Al Mogharbel	1/19/2017	1/17/2020	24,872	39.075	971,873	Shares underlying vested PSUs
	1/19/2017	4/3/2020	2,764	14.190	39,221	Shares underlying vested PSUs
	10/18/2017	10/16/2020	20,000	15.580	311,600	Shares underlying vested RSUs
	1/17/2018	1/17/2020	54,750	39.075	2,139,356	Shares underlying vested PSUs
A. Belani	1/19/2017	1/17/2020	28,045	39.075	1,095,858	Shares underlying vested PSUs
	1/19/2017	4/3/2020	3,116	14.190	44,216	Shares underlying vested PSUs
	10/18/2017	10/16/2020	20,000	15.580	311,600	Shares underlying vested RSUs
	1/17/2018	1/17/2020	61,500	39.075	2,403,113	Shares underlying vested PSUs
H. Gharbi	1/19/2017	1/17/2020	4,500	39.075	175,838	Shares underlying vested RSUs
	7/19/2017	1/17/2020	32,740	39.075	1,279,316	Shares underlying vested PSUs
	7/19/2017	4/3/2020	3,638	14.190	51,623	Shares underlying vested PSUs
	10/18/2017	10/16/2020	20,000	15.580	311,600	Shares underlying vested RSUs
	1/17/2018	1/17/2020	54,750	39.075	2,139,356	Shares underlying vested PSUs
S. Ayat	1/19/2017	1/17/2020	31,091	39.075	1,214,881	Shares underlying vested PSUs
	1/19/2017	4/3/2020	3,454	14.190	49,012	Shares underlying vested PSUs
	10/18/2017	10/16/2020	20,000	15.580	311,600	Shares underlying vested RSUs
	1/17/2018	1/17/2020	68,250	39.075	2,666,869	Shares underlying vested PSUs

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Pension Benefits for Fiscal Year 2020

We maintain the following pension plans for our named executive officers and other employees, which provide for lifetime pensions upon retirement, based on years of service:

•	Schlumberger Technology Corporation Pension Plan (“STC Pension Plan”);
•	Schlumberger Technology Corporation Supplementary Benefit Plan (“STC Supplementary Plan”);
•	Schlumberger Limited Supplementary Benefit Plan (“SLB Supplementary Plan”);
•	Schlumberger Pension Plan for U.S. Taxpayers Employed Abroad (“SLB USAB Pension Plan”); and
•	Schlumberger International Staff Pension Plan (“SLB International Staff Pension Plan”).

The following table and narrative disclosure set forth certain information with respect to pension benefits payable to our named executive officers.

Name	Plan Name	Number of Years of Credited Service (#)	(1)	Present Value of Accumulated Benefits ($)	(2)	Payments During Last Fiscal Year
O. Le Peuch	STC Pension Plan	10.75		904,529		—
	STC Supplementary Plan	7.25		1,537,466		—
	SLB Supplementary Plan	2.00		1,736,013		—
	SLB International Staff Pension Plan	6.50		2,941,068		—
S. Biguet	STC Pension Plan	6.41		491,600		—
	SLB Supplementary Plan	4.00		1,255,222		—
	SLB International Staff Pension Plan	3.70		261,041		—
K. Al Mogharbel	SLB International Staff Pension Plan	16.20		1,937,688		—
A. Belani	STC Pension Plan	18.33		1,464,621		—
	STC Supplementary Plan	2.58		139,568		—
	SLB Supplementary Plan	15.75		6,465,427		—
	SLB International Staff Pension Plan	10.00		704,150		—
H. Gharbi	STC Pension Plan	5.26		364,284		—
	SLB Supplementary Plan	2.00		895,121		—
	SLB International Staff Pension Plan	9.80		1,710,289		—
S. Ayat	STC Pension Plan	15.00		1,183,802		—
	STC Supplementary Plan	0.50		5,500		—
	SLB Supplementary Plan	14.25		6,626,792		—
	SLB International Staff Pension Plan	10.60		893,590		—

(1)	We do not grant and do not expect to grant extra years of credited service to our named executive officers under the pension plans. The “Number of Years of Credited Service” column reflects each named executive officer’s actual years of service as a participant in each plan.
(2)	The present value of accumulated benefits is calculated using the Pri-2012 amount-weighted mortality tables with generational projection using SSA-2020, and a discount rate of 2.60% at December 31, 2020. Retirement in each case is assumed to be the earlier of normal retirement age or December 31, 2020 if the named executive officer is employed after normal retirement age, or, as to our U.S. plans, the date that the sum of the named executive officer’s age plus years of service has reached, or is expected to reach, 85, but not before the named executive officer reaches age 55. Additional assumptions that we use in calculating the present value of accumulated benefits are incorporated herein by reference to Note 17, “Pension and Other Benefit Plans” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020.

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Tax-Qualified Pension Plans

The STC Pension Plan and the SLB USAB Pension Plan are U.S. tax-qualified pension plans. Employees may participate in any one of these plans during the course of their careers with Schlumberger, in which case they become entitled to a pension from each such plan based upon the benefits accrued during the years of service related to such plan. These plans are funded through cash contributions made by the Company and its subsidiaries based on actuarial valuations and regulatory requirements. Benefits under these plans are based on an employee’s admissible compensation (generally base salary and cash incentive) for each year in which an employee participates in the plan, and the employee’s length of service with Schlumberger.

Since 1989, the benefit earned under the STC Pension Plan has been 1.5% of admissible compensation for service prior to the employee’s completion of 15 years of active service and 2% of admissible compensation for service after completion of 15 years of active service. Since 2009, the benefit earned under the SLB USAB Pension Plan has been 3.5% of admissible compensation for all service. Normal retirement under these plans is at age 65; however, early retirement with a reduced benefit is possible at age 55 or as early as age 50 with 20 years of service. Mr. Ayat is eligible for normal retirement, and Mr. Biguet and Ms. Gharbi are eligible for early retirement with a reduced pension. Additionally, under the “rule of 85,” an employee or executive officer who terminates employment after age 55 and whose combined age and service is 85 or more, is eligible for retirement with an unreduced pension. Messrs. Le Peuch and Belani are eligible for retirement with an unreduced pension under the rule of 85. The benefits are usually paid as a lifetime annuity.

In 2004, we amended the STC Pension Plan to generally provide that employees hired on or after October 1, 2004 would not be eligible to participate. Newly-hired employees are eligible to participate in an enhanced defined contribution plan, which provides a Company contribution, depending on an employee’s 401(k) contribution and the profitability of the Company in a given year.

Schlumberger Supplementary Benefit Plans—Nonqualified Pension

The SLB Supplementary Plan and the STC Supplementary Plan each provide non-tax-qualified pension benefits. Each of these plans, which have substantially identical terms, provides an eligible employee with benefits equal to the benefits that the employee is unable to receive under the applicable qualified pension plan due to the Internal Revenue Code limits on (i) annual compensation that can be taken into account under qualified plans and (ii) annual benefits that can be provided under qualified plans.

The retirement age under nonqualified pension plans is the same as under the tax-qualified pension plans. These benefits are subject to forfeiture if the employee leaves the Company or its subsidiaries before the age of 50 with five years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. Nonqualified plan reduced benefits are paid to an employee upon separation from service, provided the employee has attained the age of 55, or if earlier, the age of 50 with 20 years of service. Messrs. Le Peuch and Belani are eligible for retirement with an unreduced pension under the rule of 85, described above. Mr. Ayat is eligible for normal retirement, and Mr. Biguet and Ms. Gharbi are eligible for early retirement with a reduced pension. Payment is made as a joint and survivor annuity, if married; otherwise, payment is made as a life-only annuity. Payment to key employees is delayed six months following separation from service. These nonqualified plan benefits are payable in cash from the Company’s general assets and are intended to qualify as “excess benefit plans” exempt from certain requirements of Title I of the Employee Retirement Income Security Act of 1974 (ERISA).

International Staff Pension Plan

Recognizing the need to maintain a high degree of mobility for certain of the Company’s employees who otherwise would be unable to accumulate any meaningful pension because they are required to work in many different countries, the Company maintains the SLB International Staff Pension Plan for such employees. All of the Company’s named executive officers have either been in the SLB International Staff Pension Plan at some time during their career prior to becoming an executive officer or are in the plan because of their current assignment. This plan provides for a lifetime annuity upon retirement based on a specified number of years of service. The plan is funded through cash contributions made by the Company or its subsidiaries, along with mandatory contributions by employees.

Prior to 2010, benefits under this plan were based on a participant’s admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive) for each year in which the employee participated in the plan and the employee’s length of service.

The benefit earned up to December 31, 2009 is 2.4% of admissible compensation prior to completion of 15 years of service, and 3.2% of admissible compensation for each year of service after 15 years. Following the completion of 20 years of service, the benefit earned with respect to the first 15 years of service is increased to 3.2%. Benefits are payable upon normal retirement age, at or after age 55, or upon early retirement with a reduction, at or after age 50 with 20 years of service. With respect to pension rights accrued prior to 2010, Messrs. Le Peuch, Belani and Ayat are eligible for normal retirement with no reduction, and Messrs. Biguet and Al Mogharbel and Ms. Gharbi are eligible for early retirement with a reduced pension. Since January 1, 2010, the benefit earned has been equal to 3.5% of admissible compensation regardless of an employee’s years of service. Benefits earned on or after this date are payable upon normal retirement age, at or after age 60, or upon early retirement at or after age 55 with a reduced pension. None of our NEOs are currently eligible for normal or early retirement with respect to pension rights accrued since 2010.

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Nonqualified Deferred Compensation for Fiscal Year 2020

The following table and narrative disclosure set forth certain information with respect to nonqualified deferred compensation payable to the NEOs.

Name	Plan Name	Executive Contributions in Last FY ($)	(1)	Company Contributions in Last FY ($)	(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)	(3)
O. Le Peuch	SLB Supplementary Plan	—		—		11,674	—	105,960
	SLB Restoration Savings Plan	1,037,729		103,773		166,688	—	2,325,005
	International Staff Plan	—		—		205,947	—	1,512,487
S. Biguet	SLB Supplementary Plan	—		—		608	—	18,352
	SLB Restoration Savings Plan	199,679		39.936		111,016	—	581,512
	International Staff Plan	—		—		60,361	—	443,293
K. Al Mogharbel	SLB Supplementary Plan	—		—		19,695	—	168,128
	SLB Restoration Savings Plan	405,533		121,660		246,804	—	2,216,463
	International Staff Plan	—		—		103,283	—	758,518
A. Belani	SLB Supplementary Plan	—		—		80,214	—	784,734
	SLB Restoration Savings Plan	124,837		62,418		172,802	—	3,402,700
	International Staff Plan	—		—		112,539	—	1,356,894
H. Gharbi	SLB Restoration Savings Plan	102,018		51,009		77,697	—	247,424
	International Staff Plan	—		—		97,668	—	717,282
S. Ayat	SLB Supplementary Plan	—		—		89,550	—	874,447
	SLB Restoration Savings Plan	718,038		71,804		557,604	—	4,881,749
	International Staff Plan	—		—		302,701	—	2,256,122

(1)	The amounts reported in the “Executive Contributions in Last FY” column represent elective contributions of a portion of a named executive officer’s base salary and non-equity incentive plan compensation to the SLB Restoration Savings Plan (which amounts are also included as 2020 “Salary” and 2020 “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table).
(2)	The amounts reported in the “Company Contributions in Last FY” column represent Schlumberger’s contributions to each named executive officer’s SLB Supplementary Plan, SLB Restoration Savings Plan and International Staff Plan accounts, as applicable, which amounts are also reported as 2020 “All Other Compensation” in the Summary Compensation Table.
(3)	The amounts reported in the “Aggregate Balance at Last FYE” column represent balances from the SLB Restoration Savings Plan, the SLB Supplementary Plan and the International Staff Plan, and include various amounts previously reported in the Summary Compensation Table as All Other Compensation.

Supplementary Benefit Plans—Non-Qualified Profit Sharing

The SLB Supplementary Plan provides certain non-tax-qualified defined contribution benefits for eligible employees, including named executive officers. Schlumberger Technology Corporation, an indirect wholly-owned subsidiary of Schlumberger Limited, maintains the STC Supplementary Plan with substantially identical terms.

The SLB Supplementary Plan and the STC Supplementary Plan provide an eligible employee with discretionary Company profit sharing contributions that are not permissible under the applicable tax-qualified plan due to Internal Revenue Code limits on (1) annual compensation that can be taken into account under the qualified plan and (2) annual benefits that can be provided under the qualified plan. These nonqualified plan benefits are credited with earnings and losses as if they were invested in the qualified plan, with the same employee investment elections as the qualified plan. An employee forfeits all rights under the non-qualified plans if the employee terminates employment before completing four years of service, engages in certain dishonest acts or has violated a confidentiality arrangement involving the Company or its affiliates. These nonqualified plan benefits are paid in a lump-sum payment following the end of the year in which the employee terminates active service, or the employee can elect to receive payment in installments of five or ten years following the termination of service. If the employee dies before full payment of these benefits, the unpaid benefits are paid in a lump sum to the beneficiaries designated under the applicable qualified plan. Payment to key employees is delayed six months following separation from service.

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Restoration Savings Plans

The SLB Restoration Savings Plan, a non-qualified deferred compensation plan, provides certain defined contribution benefits for our named executive officers and other eligible employees. The SLB Restoration Savings Plan allows an eligible employee to defer compensation (and receive an associated employer match) that the employee cannot defer under the applicable tax-qualified plan because of Internal Revenue Code limits on the amount of compensation that can be taken into account. Schlumberger Technology Corporation maintains the STC Restoration Savings Plan with substantially identical terms (the SLB Restoration Savings Plan and the STC Restoration Savings Plan together are referred to herein as the Schlumberger Restoration Savings Plans).

An eligible employee may elect in advance to defer a percentage (from 1% to 50%) of his or her compensation (generally base salary and cash incentive) over the Internal Revenue Code annual compensation limits. The election cannot be changed during the year. The Company makes matching contributions with respect to each employee’s deferrals. For employees who participate in a Schlumberger pension plan, the amount of the matching contribution is equal to one-half of the first 6% deferred by the employee. For employees who do not participate in a Schlumberger pension plan, the matching contribution is 100% of the first 6% deferred by the employee. The match is made each payroll period and is not contingent on profitability of the Company. Employees’ accounts are credited with earnings, calculated to mirror the earnings of the relevant funds under the Schlumberger Master Profit Sharing Trust as chosen by the employee. If the employee is eligible for the SLB Savings and Profit Sharing Plan, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	33 1/3% vested
3 years	66 2/3% vested
4 years	100% vested

If the employee is eligible for the SLB Savings and Profit Sharing Plan for U.S. Taxpayers Employed Abroad, matching contributions and related earnings vest based on the employee’s years of service, as follows:

2 years	20% vested
3 years	40% vested
4 years	60% vested
5 years	80% vested
6 years	100% vested

An employee’s account fully vests on his or her death, his or her 60th birthday or plan termination. An employee’s vested account balance is paid in a single lump sum (subject to tax withholding) following the participant’s death, qualifying disability, retirement or other qualifying termination of employment or, subject to certain limitations, the employee can elect to receive payment in installments of five or ten years following the termination of employment. However, an employee forfeits all benefits under the plan if a determination is made that the employee has engaged in certain dishonest acts or violated a confidentiality arrangement involving Schlumberger or its affiliates. Payment to key employees is delayed six months following separation from service.

SLB International Staff Profit-Sharing Plan

Schlumberger maintains the SLB International Staff Profit-Sharing Plan, which provides for an annual employer contribution based on admissible compensation (base salary, geographical or rotational coefficient, as applicable, and cash incentive). Amounts allocated to the participants’ accounts share in investment gains and/or losses of the trust fund and are generally distributed in a lump sum upon the satisfaction of certain conditions on termination of employment. Benefits earned under the SLB International Staff Profit-Sharing Plan will be forfeited upon a determination by the SLB International Staff Profit-Sharing Plan’s administrator that the employee’s separation from service was due to circumstances of fraud or misconduct detrimental to the Company, an affiliate or any customer.

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Pay Ratio of CEO to Median Employee

Based on the methodology described below, our CEO’s 2020 total compensation was 93 times that of our median employee based on his compensation actually received in 2020, and 267 times that of our median employee after including the LTI grant that he received in 2019 upon his appointment as CEO.

Our pay ratio is affected by many factors, and may not be comparable to the pay ratios reported by other companies, even in the oilfield services and energy industries. For example, as an international company, we operate our business with large employee populations in many different countries, including countries with significantly lower employee wages than in the United States. Companies with primarily U.S.- or European-based workforces, in general, have a higher-paid median employee and lower reported pay ratio than companies with significant international operations and a meaningful employee base in lower wage countries. In addition, factors such as different exchange rates can affect a company’s pay ratio.

The pay ratio set forth above is a reasonable estimate of the annual total compensation of our median employee as compared to the 2020 total compensation of our CEO, calculated in a manner consistent with SEC rules based on our human resources systems of record and the methodology described in this section. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices; as a result, and as discussed above, the pay ratio reported by other companies may not be comparable to the pay ratio that we report, as other companies may have different employment and compensation practices, different types of workforce, and operate in different countries, and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

How We Identified Our Median Employee

We determined that, as of October 2, 2020, we had 82,376 employees working in 98 countries. This is the number of all employees on our different payroll systems as of that date, other than those employees of joint ventures whose salaries and compensation we do not set or control. In line with our global operations, we follow local market practices regarding pay levels and pay elements. In some cases, these local practices include paying relatively lower base salaries (upon conversion to U.S. dollars), plus additional compensation elements such as coefficients, housing, schooling, utilities and other standard payments. We have excluded from our calculation of our median employee all employees located in the following countries, where either we have very few employees or where local pay practices diverge significantly from U.S. and European practices (all excluded employees collectively representing less than 5% of our total employees in 2020): Argentina, Bangladesh, Cameroon, Georgia, Hungary, Ivory Coast, Jordan, Kazakhstan, Libya, Mozambique, Pakistan, Papua New Guinea, Philippines, Senegal, South Sudan, Suriname, Tanzania, Tunisia, Uganda, Uruguay, Uzbekistan and Venezuela. After excluding these employees and for purposes of determining our median employee, we had 78,279 employees working in 76 countries. We did not make any cost-of-living adjustments when identifying our median employee.

A variety of pay elements comprise our employees’ total compensation, including base salary, field bonuses, annual performance-based cash incentives, commissions, and other benefits. The incentive awards an employee is eligible for are based on his or her pay grade and reporting level, and are consistently applied across the Company. Cash incentives, rather than equity, are the primary vehicle of incentive compensation for most of our employees. While all employees earn an annual base salary, not all receive cash incentive payments. Furthermore, fewer than three percent of our employees receive equity awards. Consequently, for purposes of applying a consistently-applied compensation metric for determining our median employee, we selected annual base salary as the sole, and most appropriate, compensation element. We used the annual base salary of our employees as reflected in our human resources systems on October 2, 2020, excluding that of our CEO, in preparing our data set.

Using this methodology, we determined that our median employee was a full-time, salaried employee working in Nigeria as a technical sales professional, whose 2020 total compensation was $60,444. To calculate that employee’s total compensation, we first calculated all of the elements of his or her compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We then converted his or her total compensation to U.S. dollars, using a blended exchange rate representing the average exchange rate during 2020, resulting in an exchange rate of 353 Nigerian Naira to each U.S. dollar.

How We Calculated Our CEO’s Total Compensation

We used both of the approaches below to calculate the 2020 total compensation of our CEO:

•	First, we used $5,650,084, the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this proxy statement. This amount reflects the total compensation actually received by our CEO in 2020. Using this amount, our CEO’s 2020 total compensation was 93 times that of our median employee.
•	In addition, we used $16,150,084, which comprises (i) $5,650,084, the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this proxy statement, plus (ii) $10.5 million, the target value of the PSU award granted to our CEO in August 2019 in connection with his promotion to CEO. This award was in lieu of any annual LTI award that he would have otherwise received in 2020. We included this award for purposes of the 2020 CEO pay ratio calculation in order to better reflect our CEO’s target direct compensation for 2020. Using this amount, our CEO’s 2020 total compensation was 267 times that of our median employee.

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Potential Payments Upon Termination or Change in Control for Fiscal Year 2020

No Additional Payments Upon Termination or Change in Control

Our named executive officers generally receive the same benefits as our other employees. As is the case with other compensation arrangements, any differences are generally due to local (country-specific) requirements. In line with this practice, our currently serving named executive officers do not have employment agreements, “golden parachutes” or change in control agreements. The Company’s executive officers serve at the will of the Board, which enables the Company to terminate their employment using judgment as to the terms of any severance arrangement and based on specific circumstances at the time they cease being executive officers.

All employees who receive equity awards, including our NEOs, are subject to the same terms and conditions in the event of a termination or change in control, except for certain stock options that were assumed in connection with our acquisition of Cameron, none of which are held by the NEOs.

Termination of Employment

Stock Options

This section summarizes the consequences for NEOs and other employees under our omnibus incentive plans and standard form of stock option award agreement in the event an option holder’s employment terminates.

Reason for Termination of Employment	Vesting	Post-Employment Exercise Period
Voluntary termination with consent of the Company or termination by the Company other than for cause	No additional vesting	Exercisable (to the extent exercisable at termination) at any time within three months after termination.
Termination by the Company for cause	None	Vested and unvested options forfeited immediately.
Retirement (as defined in the applicable plan or award agreement)	Effective for grants after April 1, 2015, continued vesting as if still employed with the Company	Effective for grants on or after April 1, 2015, exercisable for 10 years from the original grant date.
Special Retirement (or Retirement for grants prior to April 1, 2015, in each case as defined in the applicable plan or award agreement)	No additional vesting	Exercisable (to the extent exercisable at termination) at any time during the 60-month period after termination due to retirement or during the remainder of the option period, whichever is shorter.
Death or Disability	Full immediate vesting	Exercisable at any time during the 60-month period after termination due to death or disability or during the remainder of the option period, whichever is shorter.

Notwithstanding the vesting and exercisability provisions described above, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if he or she engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

PSUs

Under our 2017 Schlumberger Omnibus Stock Incentive Plan and subject to the Company’s standard form of PSU awards, PSUs are treated as follows upon the holder’s termination of employment with the Company and its subsidiaries prior to the vesting date (i.e., the third anniversary of the grant date):

•	If the holder’s employment terminates on account of disability or death, the target number of PSUs will immediately vest.
•	If the holder’s employment terminates on account of retirement or, with Compensation Committee approval, early retirement or special retirement, the holder will vest on the regularly-scheduled vesting date with the number of PSUs determined as if the holder’s employment had not been terminated.
•	If an individual terminates employment for another reason, no additional vesting is provided and the individual will automatically forfeit all outstanding PSUs without any additional consideration on the part of the Company.

For these purposes, “retirement,” “early retirement,” “special retirement” and “disability” have the meanings assigned to such terms in the applicable award agreements.

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Change in Control

Under our 2010 Omnibus Stock Incentive Plan (with respect to stock options), and our 2013 Omnibus Stock Incentive Plan and 2017 Omnibus Stock Incentive Plan (with respect to stock options, PSUs and RSUs), in the event of a merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation (each a “Corporate Transaction”), our Board may, in its sole discretion, (1) provide for the substitution of a new award (or other arrangement) for or assumption of any award, (2) provide for the acceleration of vesting of any awards, or (3) decide to cancel any awards and deliver to the holders cash in an amount that our Board determines in its sole discretion is equal to the fair market value of such awards on the date of such event. However, no current agreement with respect to our outstanding stock options, PSUs and RSUs currently provides for any definitive special treatment upon such a Corporate Transaction.

The following table sets forth the intrinsic value of the unvested stock options and the value of the unvested PSUs at target and RSUs held by each NEO as of December 31, 2020, that would become vested upon the occurrence of a Corporate Transaction, assuming that the Board elects to accelerate the vesting of stock options, PSUs and RSUs as provided in the previous paragraph. Due to the various factors that could affect the nature and amount of any benefits provided upon these events, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event, the price of Schlumberger common stock and achievement by the Company of any relevant performance metric.

	Upon Corporate Transaction
Name	Intrinsic Value of Unvested Options ($)	(1)	Value of Unvested RSUs and PSUs (at Target) ($)	(2)
O. Le Peuch	—		9,623,101
S. Biguet	—		2,804,718
K. Al Mogharbel	—		6,256,478
A. Belani	—		5,139,219
H. Gharbi	—		5,433,269
S. Ayat	—		5,710,291

(1)	Reflects that the closing price of Schlumberger common stock on December 31, 2020 ($21.83) was lower than the exercise price of all stock options held by our NEOs as of that date.
(2)	Calculated based on the product of the closing price of Schlumberger common stock on December 31, 2020 ($21.83) and the number of outstanding, unvested RSUs, unvested ROCE PSUs (at target) and unvested FCF Conversion PSUs (at target) held by the executive as of that date.

Retirement Plans

Schlumberger’s pension plans and non-qualified deferred compensation plans include the same terms and conditions for all participating employees in the event of a termination or change in control. Other than the Schlumberger Restoration Savings Plans, none of Schlumberger’s non-qualified plans provide for the accelerated payment of benefits upon a change in control. For more information on these plans, see the Pension Benefits for Fiscal Year 2020 table and accompanying narrative above and the Nonqualified Deferred Compensation for Fiscal Year 2020 table and accompanying narrative above.

The following table sets forth the amounts as of December 31, 2020 of benefit payments that would be accelerated under the SLB Restoration Savings Plan upon a change in control.

Name	Amount	($)
O. Le Peuch	2,325,005
S. Biguet	581,512
K. Al Mogharbel	2,216,463
A. Belani	3,402,700
H. Gharbi	247,424
S. Ayat	4,881,749

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Retiree Medical

Subject to satisfying certain age, service and contribution requirements, most U.S. employees are eligible to participate in a retiree medical program. Generally, this program provides comprehensive medical, prescription drug and vision benefits for retirees and their dependents until attaining age 65. Historically, for Schlumberger employees who turned age 40 prior to 2014, and excluding those employees who became Schlumberger employees as a result of the Smith acquisition, retiree medical benefits continue beyond age 65, at which time Medicare becomes primary and the Schlumberger plan becomes secondary, paying eligible charges after Medicare has paid. However, effective April 1, 2015, participants who reach age 65 no longer continue in Schlumberger medical coverage after reaching age 65, but instead receive an annual contribution to a health reimbursement arrangement that can be used to purchase Medicare supplemental coverage and pay other tax-deductible expenses.

Agreement with Former CFO

See “Compensation Discussion and Analysis—Agreement with Former CFO” on page 50 for details regarding our agreement with Mr. Ayat.

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ITEM 3.	Approval of Financial Statements and Dividends

Following completion of the audit procedures performed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, we are submitting the following for approval by our stockholders, as required by Curaçao law:

•	our consolidated balance sheet as at December 31, 2020;

•	our consolidated statement of income for the year ended December 31, 2020; and

•	the declarations of dividends by our Board in 2020.

These items are included in our 2020 Annual Report to Stockholders, which is provided concurrently with this proxy statement. Stockholders should refer to these items in considering this agenda item.

Required Vote

A majority of the votes cast is required for the approval of the financial results as set forth in the financial statements and of the declaration of dividends by the Board as reflected in our 2020 Annual Report to Stockholders.

Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker may vote on this proposal in its discretion.

The Board of Directors Recommends a Vote FOR Item 3.

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ITEM 4.	Ratification of Appointment of Independent Auditors for 2021

PricewaterhouseCoopers LLP has been selected by the Audit Committee as the independent registered public accounting firm to audit the annual financial statements of the Company for the year ending December 31, 2021. Although ratification is not required by our bylaws or otherwise, as a matter of good corporate governance, we are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2021. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm.

A representative of PricewaterhouseCoopers LLP is expected to attend our 2021 annual general meeting of stockholders, and will be available to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP has billed the Company and its subsidiaries the fees set forth in the table below for:

•	the audit of the Company’s 2020 and 2019 annual financial statements and reviews of the Company’s quarterly financial statements and other audit services, and

•	the other services described below that were billed in 2020 and 2019.

	Year Ended December 31,
(Stated in thousands)	2020	2019
Audit Fees(1)	$12,851	$14,276
Audit-Related Fees(2)	418	469
Tax Fees(3)	2,199	2,701
All Other Fees(4)	32	51
TOTAL	$15,500	$17,497

(1)	Includes fees for statutory audits.
(2)	Consists of fees for employee benefit plan audits and other audit-related items.
(3)	Consists of fees for tax compliance, tax planning and other permitted tax services.
(4)	Consists of fees for permitted advisory services.

The Audit Committee considers the provision of services by PricewaterhouseCoopers LLP not related to the audit of the Company’s annual financial statements and reviews of the Company’s interim financial statements when evaluating PricewaterhouseCoopers LLP’s independence.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee pre-approves all services provided to the Company and its subsidiaries by Schlumberger’s independent registered public accounting firm. The Audit Committee has adopted a schedule for annual approval of the audit and related audit plan, as well as approval of other anticipated audit-related services; anticipated tax compliance, tax planning and tax advisory services; and other anticipated services. In addition, the Audit Committee (or an authorized committee member acting under delegated authority of the committee) will consider any proposed services not approved as part of this annual process. During 2020 and 2019, all audit and non-audit services were pre-approved by the Audit Committee.

Required Vote

A majority of the votes cast is required to approve this Item 4.

Brokers have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will vote on this proposal in its discretion.

The Board of Directors Recommends a Vote FOR Item 4.

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Audit Committee Report

During 2020, the Audit Committee periodically reviewed and discussed the Company’s consolidated financial statements with Company management and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, including matters raised by the independent registered public accounting firm pursuant to applicable Public Company Accounting Oversight Board (“PCAOB”) requirements. The Audit Committee also discussed with Company management and PricewaterhouseCoopers LLP the evaluation of the Company’s reporting and internal controls undertaken in connection with certifications made by the Company’s Chief Executive Officer and Chief Financial Officer in the Company’s periodic SEC filings pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee also reviewed and discussed such other matters as it deemed appropriate, including the Company’s compliance with Section 404 and other relevant provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the SEC and the NYSE. The Audit Committee also reviewed with PricewaterhouseCoopers LLP the matters required to be discussed by the independent registered public accounting firm with the Audit Committee under applicable requirements of the PCAOB and the SEC.

PricewaterhouseCoopers LLP provided the Audit Committee with the required PCAOB disclosures and letters concerning its independence with respect to the Company, and the Committee discussed PricewaterhouseCoopers LLP’s independence with them.

Based on the foregoing reviews and discussions, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC on January 27, 2021.

SUBMITTED BY THE AUDIT COMMITTEE OF THE SCHLUMBERGER BOARD OF DIRECTORS

Jeff W. Sheets, Chair	Patrick de La Chevardière	Tatiana A. Mitrova

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ITEM 5.	Approval of the Amendment and Restatement of the 2017 Schlumberger Omnibus Stock Incentive Plan

Proposal

We are requesting that our stockholders vote in favor of approving an amendment and restatement of the 2017 Schlumberger Omnibus Stock Incentive Plan (the “2017 Incentive Plan”), which would:

•	increase the number of shares available for issuance under the 2017 Incentive Plan by 35 million shares;

•	remove certain provisions relating to Section 162(m) of the Internal Revenue Code, including limits on the number of shares subject to awards granted to an individual participant in any calendar year; and

•	expressly prohibit the payment of dividends prior to the vesting of full-value awards.

Our Board approved the proposed amendment and restatement of the 2017 Incentive Plan effective as of January 21, 2021, subject to stockholder approval. No other substantive changes are being made to the 2017 Incentive Plan.

Required Vote

A majority of the votes cast is required to approve this Item 5.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. For Item 5, abstentions are counted in the denominator for determining the total votes cast.

The Board of Directors Recommends a Vote FOR Item 5.

Summary of the Amended and Restated 2017 Incentive Plan

The following summary of the material features of the Amended and Restated 2017 Incentive Plan is subject to the specific provisions contained in the full text of the Amended and Restated 2017 Incentive Plan set forth as Appendix B. The specific amendments proposed to be made to the 2017 Incentive Plan are marked within Appendix B.

History of the 2017 Incentive Plan

Our Board and our stockholders originally approved the 2017 Incentive Plan in January 2017. In July 2017, we amended and restated the 2017 Incentive Plan to allow participants to pay the purchase price upon exercise of a stock option by authorizing Schlumberger to withhold such number of shares of common stock with a fair market value at the time of exercise equal to the number of shares otherwise deliverable on the exercise of the option.

Purpose of the 2017 Incentive Plan

The purpose of the 2017 Incentive Plan is to:

•	retain employees with a high degree of training, experience and ability;

•	attract new employees whose services are considered particularly valuable;

•	encourage the sense of proprietorship of such persons; and

•	promote the active interest of such persons in our growth and financial success.

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What Changes Are Proposed?

We are seeking approval of the proposed amendment and restatement in order to attract and retain valuable employees, and also to provide continued flexibility in the types and terms of incentive instruments that we issue, in order to remain competitive. The proposed amendment and restatement would allow an additional 35 million shares to be issued pursuant to the 2017 Incentive Plan. As of February 5, 2021, there were only 5,798,509 shares available in the aggregate for grants of full-value awards under our 2013 Incentive Plan and our 2017 Incentive Plan (prior to this amendment and restatement). If the proposed amendment and restatement is approved, an aggregate of 40,735,369 shares will be available for issuance under the 2017 Incentive Plan.

In addition, this amendment and restatement removes certain provisions relating to Section 162(m) of the Internal Revenue Code, as discussed below under “U.S. Federal Income Tax Consequences—Certain Tax Code Limitations on Deductibility.” These provisions, including limits on the number of shares subject to awards granted to an individual participant in any calendar year, were originally intended to comply with the performance-based compensation exemption of Section 162(m). However, in 2017, the Tax Cuts and Jobs Act amended Section 162(m) to remove this exemption; as a result, plans are no longer required to follow the Section 162(m) performance-based compensation exemption requirements.

If the proposed amendment and restatement is approved, certain provisions relating to Section 162(m) will be removed from the 2017 Incentive Plan, as reflected in further detail in Appendix B.

Lastly, the proposed amendment and restatement would expressly prohibit the payment of dividends prior to the vesting of full-value awards, consistent with our current practice.

Key Terms

The following is a summary of the key provisions of the Amended and Restated 2017 Incentive Plan.

Award Types

The following types of awards (collectively “awards”) are available for issuance:

•   non-qualified and incentive stock options;

•   stock appreciation rights;

•   stock awards, including restricted stock and restricted stock units (a term that includes performance stock units); and

•   cash awards.

Term	Awards may be granted on or before April 7, 2031.
Eligible Participants

All employees of Schlumberger and our subsidiaries.

The Compensation Committee determines which employees participate in the 2017 Incentive Plan. As of February 5, 2021, approximately 17,900 employees were eligible to participate under our equity compensation plans, including the 2017 Incentive Plan.

Ineligible Participants	Directors who are not also employees; and Any person who owns, directly or indirectly, stock representing more than 5% of the total combined voting power or value of all classes of our stock.
Shares Available for Issuance Under the Amended and Restated 2017 Incentive Plan

5,735,369 shares (of the 30 million authorized in 2017) remained available for issuance under the 2017 Incentive Plan as of February 5, 2021. Up to 5,735,369 of such shares may be subject to incentive stock options. If the proposed amendment and restatement is approved, an additional 35 million shares will be newly approved for issuance, and an aggregate of 40,735,369 shares will be available for issuance under the Amended and Restated 2017 Incentive Plan (and up to 40,735,369 of such shares may be subject to incentive stock options).

The shares subject to issuance under the 2017 Incentive Plan consist of authorized and unissued shares or previously issued shares reacquired and held in treasury by us or any of our subsidiaries.

Shares that were once subject to issuance upon the exercise or vesting of awards may again become available for future grants under the Amended and Restated 2017 Incentive Plan only if an award is cancelled, forfeited, expired or terminated.

However, the number of shares reserved for issuance under the Amended and Restated 2017 Incentive Plan will not be increased by:

•   shares of common stock not issued or delivered as a result of the net settlement of an outstanding stock appreciation right or stock option, or

•   shares of common stock used to pay the exercise price or withholding taxes related to an outstanding stock appreciation right or stock option award.

The number of shares available for issuance under the Amended and Restated 2017 Incentive Plan is subject to adjustment to reflect stock splits, stock dividends, reorganizations, mergers and similar events.

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Shares Available for Issuance Under the 2017 Incentive Plan as a Percentage of Outstanding Common Stock as of February 5, 2021
Prior to this amendment and restatement	0.41%
Including this amendment and restatement	2.91%
Number of Stock Options Outstanding as of February 5, 2021	44,331,050
Weighted Average Exercise Price	$69.21
Weighted Average Term (in years)	5.12
Number of Full-Value Awards Outstanding as of February 5, 2021	22,108,875
Number of Shares Remaining for Future Grant as of February 5, 2021
2017 Stock Incentive Plan (prior to this amendment and restatement)	5,735,369
2013 Stock Incentive Plan	4,293,407, of which only 63,140 are available for issuance as full-value awards. The remaining shares are available for issuance only as stock options or stock appreciation rights.
Directors Stock Plan	90,637 (issuable only to non-employee directors)
Common Shares Outstanding as of February 5, 2021	1,398,264,586
Not Permitted

Under the current terms of the 2017 Incentive Plan, no dividend equivalents may be provided on awards of options or SARs. In addition, the proposed amendment and restatement expressly prohibits the payment of dividends and dividend equivalents prior to the vesting of full-value awards.

In addition, the 2017 Incentive Plan prohibits:

•   Granting of stock options or stock appreciation rights at a price below the fair market value on the grant date;

•   Repricing, or reducing the exercise price of a stock option or stock appreciation right;

•   Substituting a new option or stock appreciation right grant with an exercise price lower than the exercise price of an outstanding option or stock appreciation right grant; and

•   Reloading grants.

Stock Options

Vesting

The Compensation Committee will determine at the time of grant when each stock option will vest. The Compensation Committee’s recent practice has been to grant options that vest in five equal annual installments beginning on the first anniversary of the grant date.

Exercise Price

The exercise price of stock options granted under the Amended and Restated 2017 Incentive Plan may not be less than the fair market value (the mean between the high and low sales prices on the New York Stock Exchange on the grant date) of the common stock on the date of grant. As of February 1, 2021, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $22.19 per share.

Option Term

The option term may not be longer than 10 years.

Payment of Purchase Price

The purchase price to be paid upon exercise of a stock option may be paid, subject to the rules established by the Compensation Committee, as follows:

•	in cash or by certified check;

•	by the tender or delivery of shares of our common stock with a fair market value at the time of exercise equal to the total option price;

•	by authorizing Schlumberger to withhold such number of shares of common stock with a fair market value at the time of exercise equal to the number of shares otherwise deliverable on the exercise of the option;

•	by a combination of the preceding methods.

Stock options also may be exercised through “cashless exercise” procedures approved by the Compensation Committee involving a broker or dealer approved by the Compensation Committee. Schlumberger may require, prior to issuing common stock under the Amended and Restated 2017 Incentive Plan, that the participant remit an amount in cash, or authorize withholding of common stock in connection with the option exercise, sufficient to satisfy tax withholding requirements.

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Termination of Employment

The Amended and Restated 2017 Incentive Plan grants the Compensation Committee broad discretion to designate the treatment of stock options following an option holder’s termination of employment with Schlumberger or any of its subsidiaries. See “Executive Compensation Tables and Accompanying Narrative—Potential Payments Upon Termination or Change in Control for Fiscal Year 2020—Termination of Employment” on page 63, for a description of current terms and conditions provided on termination of employment.

Stock Appreciation Rights

Awards may also be in the form of rights to receive a payment, in cash or common stock, equal to the fair market value or other specified value of a number of shares of common stock on the rights exercise date over a specified strike price (“stock appreciation rights”). All stock appreciation rights granted under the Amended and Restated 2017 Incentive Plan must have a grant price per share that is not less than the fair market value of a share of common stock on the date of grant and a term of no more than 10 years.

Stock Awards

The terms, conditions and limitations applicable to grants of restricted stock and restricted stock units are determined by our Compensation Committee.

Cash Awards

Awards may also be in the form of grants denominated in cash. The terms, conditions and limitations applicable to any cash awards granted pursuant to the Amended and Restated 2017 Incentive Plan are determined by the Compensation Committee.

Performance Awards

At the discretion of the Compensation Committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more performance goals. The terms, conditions and limitations applicable to any performance award are determined by the Compensation Committee.

The Amended and Restated 2017 Incentive Plan permits, but does not require, the Compensation Committee to structure any performance award made to a named executive officer as performance-based compensation. In making qualified performance awards, the Compensation Committee may base a performance goal on one or more business criteria selected by the Compensation Committee that may be applied to the participant, one or more business units, divisions or sectors of Schlumberger, or Schlumberger as a whole, or by comparison with a peer group of companies.

Performance goals need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

Minimum Vesting Period

Any award under the Amended and Restated 2017 Incentive Plan will have a minimum vesting period of one year from the date of grant, provided that up to 5% of the total shares of reserved under the Amended and Restated 2017 Incentive Plan may be issued without regard to minimum vesting provisions.

Clawback

The award agreement may provide that an employee granted an award may forfeit his or her right to such award or be required to return common stock or cash received as a result of the exercise or vesting of an award if such holder engages in “detrimental activity” (as defined by the Compensation Committee in the award agreement under the Amended and Restated 2017 Incentive Plan) during or following termination of employment. Under our current standard terms for stock options grants, an option holder may forfeit his or her right to exercise stock options, and may have certain prior option exercises rescinded, if he or she engages in “detrimental activity” within one year after termination of employment (or five years after termination of employment in the event of retirement or disability).

In addition, in January 2019, our Board, upon the recommendation of the Compensation Committee, adopted a revised policy regarding recoupment of performance-based incentive compensation, whether paid in the form of equity or cash, in the event of specified restatements of financial results. See “Compensation Discussion and Analysis—Other Executive Benefits and Policies—Clawback Policy for Performance-Based Cash and Equity Awards” on page 51.

Transferability

Unless otherwise determined by the Compensation Committee in an award agreement, no award will be assignable or otherwise transferable. Any attempted assignment of an award will be void.

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Administration

The Compensation Committee administers the 2017 Incentive Plan. The Compensation Committee has full power and authority to:

•	select the employees to be granted awards;
•	determine the terms of awards to be made;
•	determine the time when awards are to be granted and any conditions that must be satisfied before an award is granted;
•	establish objectives and conditions for earning awards;
•	determine the terms and conditions of award agreements (which may not be inconsistent with the 2017 Incentive Plan) and which parties must sign each award agreement;
•	determine whether the conditions for earning an award have been met and whether a performance award will be paid at the end of an applicable performance period;
•	except as otherwise provided in the 2017 Incentive Plan, modify the terms of awards made under the 2017 Incentive Plan;
•	determine if, when and under what conditions payment of all or any part of an award may be deferred;
•	determine whether the amount or payment of an award should be reduced or eliminated; and
•	determine the guidelines and/or procedures for the payment or exercise of awards.

The Compensation Committee may correct any defect or supply any omission or reconcile any inconsistency in the 2017 Incentive Plan or in any award in the manner and to the extent the Compensation Committee deems necessary or desirable to further the purposes of the 2017 Incentive Plan or to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the Schlumberger’s common stock is traded, disruption of communications or natural catastrophe) deemed by the Compensation Committee to be inconsistent with the purposes of the 2017 Incentive Plan or any award agreement, provided that no such action will be taken absent stockholder approval to the extent required by the 2017 Incentive Plan. The Compensation Committee may, subject to applicable law, grant awards to persons outside the United States under such terms and conditions as may, in its judgment, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures.

The Compensation Committee may delegate to the Chief Executive Officer and to other senior officers of Schlumberger or to such other committee of the Board of Directors its duties under the 2017 Incentive Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Amendment or Termination

The Board of Directors or the Compensation Committee may amend, modify, suspend or terminate the Amended and Restated 2017 Incentive Plan for the purpose of addressing any changes in legal requirements or for any other lawful purpose, except that:

•	no amendment that would adversely affect the rights of any participant under any award previously granted to such participant may be made without the consent of such participant, and
•	no amendment will be effective prior to its approval by the stockholders of Schlumberger to the extent such approval is otherwise required by applicable law or the requirements of any exchange on which the common stock is listed.

Additionally, no stock option or stock appreciation right may be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in Schlumberger’s capitalization) if the effect would be to reduce the exercise price for the shares underlying such stock option or stock appreciation right.

Adjustments

In the event of any subdivision or consolidation of shares or other capital readjustment, or the payment of a stock dividend or other increase or reduction of the number of shares of our common stock outstanding without compensation therefor in money, services or property, then the number of shares subject to the 2017 Incentive Plan will be proportionally adjusted and the number of shares of common stock with respect to which outstanding awards or other property subject to an outstanding award granted under the Incentive Plan will:

•	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of common stock will be proportionately reduced; and

•	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of common stock will be proportionately increased.

In the event of any corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board of Directors may make certain adjustments to awards as it deems equitable, including: (i) providing for the substitution of a new award (or other arrangement) or the assumption of the award; (ii) prior to the transaction, providing for the acceleration of the vesting and exercisability of or the lapse of restrictions with respect to the award; and (iii) cancelling any outstanding award in exchange for cash in an amount deemed by the Board to be equal to the fair market value of the award.

Consistent with past practice, we currently expect that any award agreement documenting an award under the Amended and Restated 2017 Incentive Plan will not contain a contractual right to an automatic acceleration upon a change in control. Rather, we expect that any acceleration of vesting of an award in connection with a transaction would be made only where (i) a transaction results in a change in control of Schlumberger and (ii) in connection with such transaction the outstanding awards are not assumed by Schlumberger’s successor.

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U.S. Federal Income Tax Consequences

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the 2017 Incentive Plan may vary according to country of participation. Also, the tax consequences of participating in the 2017 Incentive Plan may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options and Stock Appreciation Rights

Some of the options issued under the 2017 Incentive Plan are intended to constitute “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the 2017 Incentive Plan are non-qualified stock options. The Internal Revenue Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes, although the optionee may subsequently recognize income if the shares are disposed of prior to the holding period described below. The difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of purchase is an item of tax preference that may require payment of an alternative minimum tax.

On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years following the date of grant of the option or within one year following the date of exercise), any gain will be taxed to the optionee as long-term capital gain. Except with respect to death or permanent and total disability (in which case the optionee has one year to exercise and obtain incentive stock option treatment), an optionee has three months after termination of employment in which to exercise an incentive stock option and retain incentive stock option tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment, including termination due to retirement, cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

In contrast, upon the exercise of a non-qualified option, the optionee recognizes taxable income (subject to withholding) in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon any sale of such shares by the optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the non-qualified option will be treated generally as capital gain or loss.

Participants will not realize taxable income upon the grant of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant will recognize ordinary income (subject to withholding by Schlumberger) in an amount equal to the cash or fair market value of the shares of stock received on the date of exercise of the stock appreciation right. The participant will generally have a tax basis in any shares of stock received on the exercise of a stock appreciation right that equals the fair market value of such shares on the date of exercise. Subject to the limitations discussed below, Schlumberger will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” under rules applicable to U.S. corporations, no deduction is available to the employer corporation upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires), whereas, upon exercise of a non-qualified stock option or stock appreciation right, the employer corporation is entitled to a deduction in an amount equal to the income recognized by the employee. A non-U.S. corporation, such as Schlumberger, is entitled to deductions only to the extent allocable to “effectively connected income” which is subject to U.S. federal income tax.

Stock Awards

A participant generally will not have taxable income upon the grant of stock awards, such as restricted stock or restricted stock units. Instead, he or she will recognize ordinary compensation income in the first taxable year in which his or her interest in the stock underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. In general, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture, unless the participant makes an election to be taxed on the fair market value of the stock underlying the award when it is received.

An employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the employee recognizes income under the rules described above with respect to an award of restricted stock or restricted stock units. The tax basis of a participant in the stock received will equal the amount recognized by the employee as compensation income under the rules described in the preceding paragraph, and the employee’s holding period in such shares will commence on the date income is so recognized. Upon later disposition of stock received that has been held for the requisite holding period, the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the amount previously recognized as compensation income.

Subject to the limits discussed below under “Certain Tax Code Limitations on Deductibility,” Schlumberger will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules to the extent the deduction is allocable to “effectively connected income” which is subject to U.S. federal income tax.

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Certain Tax Code Limitations on Deductibility

Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1 million is non-deductible by Schlumberger for federal income tax purposes. Prior to the enactment of the Tax Cut and Jobs Act, Section 162(m) included a performance-based compensation exemption to the $1 million deductibility limit, whereby compensation that was subject to the performance-based compensation exemption was deductible by the Company. The performance-based compensation exemption included many requirements otherwise included in equity plan documents. The Tax Cuts and Jobs Act amended Section 162(m) to remove the performance-based compensation exemption. Based on this removal, there is no longer an exemption to the $1 million deductibility limit, and plans are no longer required to follow the Section 162(m) performance based compensation exemption requirements. As a result, the Company proposes to remove certain references to Section 162(m) in the 2017 Incentive Plan, as reflected in further detail in Appendix B.

Although the deductibility of compensation is a consideration evaluated by the Compensation Committee, the Committee believes that the lost deduction on compensation payable in excess of the $1 million limitation for the NEOs is not material relative to the benefit of being able to attract and retain talented management. Accordingly, the Compensation Committee will continue to pay compensation that is not deductible, including performance-based compensation.

Code Section 409A

Section 409A of the Internal Revenue Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals, and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant’s income. Schlumberger intends to structure awards under the 2017 Incentive Plan in a manner that is designed to be exempt from or comply with Section 409A.

Code Section 457A

Section 457A of the Internal Revenue Code sets forth the rules applicable to deferred compensation paid to U.S. persons by certain foreign corporations and other entities. We expect that stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units granted under the 2017 Incentive Plan will be exempt from Section 457A. However, stock appreciation rights that may be settled in cash may be subject to Section 457A, as well as cash awards or stock units that are not paid within one year after vesting.

Section 457A requires that any compensation paid under a deferred compensation plan of a nonqualified entity must be included in the participant’s income at the time such amounts are no longer subject to a substantial risk of forfeiture. Therefore, stock appreciation rights that may be settled in cash as well as cash awards or stock units that are not paid within one year after vesting may result in income inclusion upon vesting, even though the participant has not exercised the stock appreciation right or received delivery of cash or shares of stock at that time. Schlumberger currently intends to grant awards that are exempt from Section 457A.

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Plan Benefits

None of the awards made under the 2017 Incentive Plan prior to the date of the 2021 annual general meeting were granted subject to shareholder approval. The number and types of awards that will be granted under the Amended and Restated 2017 Incentive Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion. The following table sets forth the aggregate number of PSUs (at target), RSUs and stock options that have been granted to date under the 2017 Incentive Plan to our named executive officers and the specified groups set forth below (whether or not outstanding, vested, or forfeited, as applicable).

	Grants Under 2017 Incentive Plan
Name	PSUs	(1)	RSUs	Stock Options
Olivier Le Peuch Chief Executive Officer	780,240		110,290	—
Stephane Biguet Executive Vice President and Chief Financial Officer	229,990		33,610	—
Khaled Al Mogharbel Executive Vice President, Geographies	449,530		85,600	—
Ashok Belani Executive Vice President, Schlumberger New Energy	444,820		37,820	—
Hinda Gharbi Executive Vice President, Services and Equipment	292,530		73,390	—
Simon Ayat Senior Advisor to the CEO; Former EVP and CFO	373,480		—	—
All executive officers as a group (16 persons)	3,636,670		563,520	—
All non-employee directors and director nominees as a group (9 persons)	—		—	—
Each associate of the above-mentioned executive officers, directors and director nominees	—		—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—		—	—
All employees as a group, excluding executive officers	2,862,910		18,119,960	—

(1)	Reflects the target number of PSUs granted. See the “Compensation Discussion and Analysis—Elements of Total Direct Compensation; 2020 Decisions—Long-Term Equity Incentive Awards” beginning on page 39 for a detailed description of our PSUs granted in 2020, including the criteria to be applied in determining vesting of PSUs.

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2020 for all equity compensation plans approved and not approved by our stockholders.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of such outstanding options, warrants and rights	(1)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	46,055,657	(2)	70.59		20,467,626	(2)
Equity compensation plans not approved by security holders(3)	2,216,371		65.76		—
TOTAL	48,272,028	(2)	70.37		20,467,626	(2)

(1)	The weighted average price does not take into account the shares issuable upon vesting of outstanding PSUs or RSUs, which have no exercise price.
(2)	Includes 96,765 shares of common stock issuable under the Directors Stock Plan at December 31, 2020.
(3)	Consist solely of options that were assumed in connection with our 2016 acquisition of Cameron International Corporation, none of which are held by the NEOs.

Equity compensation plans approved by our stockholders include the Directors Stock Plan, as amended and restated to date; the 2017 Incentive Plan, as amended and restated to date; the 2013 Schlumberger Omnibus Stock Incentive Plan, as amended and restated; the 2010 Schlumberger Omnibus Stock Incentive Plan, as amended and restated (the “2010 Incentive Plan”); the French Sub Plan under the 2010, 2013 and 2017 Schlumberger Omnibus Stock Incentive Plans, as amended and restated; the Schlumberger Discounted Stock Purchase Plan, as amended and restated to date; the Schlumberger 2008 Stock Incentive Plan, as amended and restated (the “2008 Incentive Plan”); and the Schlumberger 2005 Stock Incentive Plan, as amended and restated (the “2005 Incentive Plan”). There are no securities issuable under the 2010 Incentive Plan, the 2008 Incentive Plan or the 2005 Incentive Plan, other than shares of our common stock issuable upon the exercise of stock options currently outstanding.

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ITEM 6.	Approval of the Amendment and Restatement of the Schlumberger Discounted Stock Purchase Plan

Proposal

We are requesting that our stockholders vote in favor of approving an amendment and restatement of the Schlumberger Discounted Stock Purchase Plan (as amended and restated to date, the “DSPP”), which would increase the number of shares available for purchase under the DSPP by 20 million shares.

Our Board approved the proposed amendment and restatement of the DSPP effective as of January 21, 2021, subject to stockholder approval. No other substantive changes are being made to the DSPP.

Required Vote

A majority of the votes cast is required to approve this Item 6.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. For Item 6, abstentions are counted in the denominator for determining the total votes cast.

The Board of Directors Recommends a Vote FOR Item 6.

Summary of the Amended and Restated DSPP

The following summary of the material features of the Amended and Restated DSPP is subject to the specific provisions contained in the full text of the Amended and Restated DSPP set forth as Appendix C. The specific amendments proposed to be made to the DSPP are marked within Appendix C.

Plan History

Our Board and our stockholders originally approved the DSPP in 1988. In 1998, 2010, 2013 and 2017, we amended and restated the DSPP with the approval of our stockholders. The DSPP was amended and restated in 2017 only to increase the number of shares authorized for issuance under the DSPP by 18,000,000. The DSPP was further amended in 2018 in connection with our transition to a new plan administrator.

Purpose of the DSPP

The DSPP is designed to encourage and assist all employees of Schlumberger and its subsidiaries to acquire an equity interest in Schlumberger through the purchase of our common stock. The DSPP is intended to constitute an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.

What Changes Are Proposed?

The proposed amendment and restatement would allow an additional 20 million shares to be granted pursuant to the Amended and Restated DSPP, in order that a sufficient number of shares will be available under the Amended and Restated DSPP for future purchase periods. A total of 4,059,600 shares remained available for purchase under the DSPP as of January 31, 2021; a total of 7,284,170 shares were purchased under the DSPP with respect to the two 2020 purchase periods. If the proposed amendment and restatement is approved, an aggregate of 24,059,600 shares will be available for purchase under the Amended and Restated DSPP.

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Administration

The DSPP is administered by a committee of at least three persons appointed by the Board (the “DSPP Committee”). The DSPP Committee has the full power and authority to:

•	employ and compensate agents for the purpose of administering the accounts of participating employees;
•	construe and interpret the DSPP;
•	determine all questions of eligibility;
•	compute the amount and determine the manner and time of payment of all benefits; and
•	amend the DSPP to make changes necessary to comply with the Internal Revenue Code or other changs that do not significantly increase costs or reduce benefits under the DSPP.

Key Terms

The following is a summary of the key provisions of the Amended and Restated DSPP.

Eligible Participants	All employees of Schlumberger (including officers) and its subsidiaries (connected to Schlumberger by at least a 50% ownership chain) are eligible to participate in the DSPP, except as described below under “Ineligible Participants.” As of January 1, 2021, approximately 80,700 employees were eligible to participate in the DSPP.
Ineligible Participants

The following employees are not eligible to participate in the DSPP (unless otherwise required by applicable law):

• employees who would, immediately upon enrollment in the DSPP, own, directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of our stock or our subsidiaries’ stock;

• employees who are customarily employed by us fewer than twenty hours per week or fewer than five months in any calendar year; and

• employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the DSPP, as determined by the DSPP Committee.

Shares Available for Purchase Under the Amended and Restated DSPP

4,059,600 shares remained available for purchase under the DSPP as of January 31, 2021. If the proposed amendment and restatement is approved, an additional 20 million shares will be newly approved for purchase, and an aggregate of 24,059,600 shares will be available for purchase under the Amended and Restated DSPP.

As of February 1, 2021, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $22.19 per share.

Purchase Periods	There are two purchase periods each calendar year: January 1 to June 30 and July 1 to December 31.
Purchase Price

The cost to a participant for shares of our common stock purchased during a purchase period is equal to 92.5% of the lower of:

• the fair market value of a share of our common stock on the grant date (the first trading day of a purchase period or such other trading day determined by the DSPP Committee); and

• the fair market value of a share of our common stock on the purchase date (the last trading day of a purchase period or such other trading day determined by the DSPP Committee).

“Fair market value” is determined by averaging the highest and lowest composite sale prices per share of our common stock on the New York Stock Exchange on a date.

Method of Payment

Each DSPP participant may make contributions through payroll deductions from one to ten percent of his or her eligible compensation. A participant’s contributions, together with interest on such contributions, if interest is credited in the discretion of the DSPP Committee, are used to purchase shares of common stock at the end of each purchase period.

If a participant’s contributions during a purchase period exceed $11,562.50, or if the purchase of shares with such allocations would exceed the share limitations discussed above under “Shares Available for Purchase Under the Amended and Restated DSPP,” such excess amounts will be refunded to the participant as soon as administratively feasible. A participant may not purchase shares of our common stock under the DSPP having a fair market value in excess of $25,000 per year.

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Maximum Number of Shares	On the first trading day of a purchase period, the maximum number of shares that may be purchased by a participant in that purchase period will be determined by dividing $12,500 by the fair market value of a share on that date.
Withdrawal of Shares	A participant may elect to withdraw previously purchased shares held in his or her account at any time (without withdrawing from the DSPP).
Termination of Rights to Participate in the DSPP	The right to participate in the DSPP terminates immediately when a participant ceases to be employed by us for any reason (including death, unpaid disability or when the participant’s employer ceases to be a subsidiary) or the participant otherwise becomes ineligible or withdraws his or her contributions from the DSPP.
Modification and Termination of the DSPP	Subject to limited exceptions, the Board may amend or terminate the DSPP at any time, subject to the DSPP Committee’s ability to make amendments for compliance or other purposes that do not result in increased costs or reduce benefits under the DSPP. No amendment will be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the votes cast at a meeting if such amendment would otherwise cause the rights granted under the DSPP to purchase shares of our common stock to fail to meet the requirements of Section 423 of the Internal Revenue Code. Section 423 currently requires stockholder approval of a plan amendment that would (1) change the number of shares subject to the DSPP, or (2) change the class of employees eligible to participate in the DSPP.

U.S. Federal Income Tax Consequences to Schlumberger and to Participants

The following discussion of tax consequences relates only to U.S. federal income tax matters. The tax consequences of participating in the DSPP may vary according to country of participation. Also, the tax consequences of participating in the DSPP may vary with respect to individual situations and it should be noted that income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

The DSPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Amounts withheld from pay under the DSPP are taxable income to participants in the year in which the amounts otherwise would have been received, but the participants will not be required to recognize additional income for federal income tax purposes either at the time the employee is deemed to have been granted a right to purchase common stock (on the first day of a purchase period) or when the right to purchase common stock is exercised (on the last day of the purchase period).

If the participant holds the common stock purchased under the DSPP for at least two years after the first day of the purchase period in which the common stock was acquired (the “Enrollment Date”) and for at least one year after the date that the common stock is purchased (the “Exercise Date”), when the participant disposes of the common stock he or she will recognize as ordinary income an amount equal to the lesser of:

•	the excess of the fair market value of the common stock on the date of disposition over the price paid for the common stock; or

•	the fair market value of the common stock on the Enrollment Date multiplied by the original 7.5% discount.

If the participant disposes of the common stock within two years after the Enrollment Date or within one year after the Exercise Date, he or she will recognize ordinary income equal to the fair market value of the Common Stock on the Exercise Date in which the common stock was acquired less the amount paid for the common stock. The ordinary income recognition pertains to any disposition of common stock acquired under the DSPP (such as by sale, exchange or gift).

Upon disposition of the common stock acquired under the DSPP, any gain realized in excess of the amount reported as ordinary income will be reportable by the participant as a capital gain, and any loss will be reportable as a capital loss. Capital gain or loss will be long-term if the employee has satisfied the holding periods requirement described above or, in any event, if the employee has held the common stock for at least one year. Otherwise, the capital gain or loss will be short-term. If the participant satisfies the statutory holding periods, described above, for common stock purchased under the DSPP, we will not receive any deduction for federal income tax purposes. If the participant does not satisfy the holding periods, we will be entitled to a deduction in an amount equal to the amount that is considered ordinary income taxable to the participant. We are entitled to a compensation expense deduction under Section 162 of the Internal Revenue Code only to the extent that ordinary income is realized by the participant as a result of a disqualifying disposition.

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Plan Benefits

Because participation in the DSPP is voluntary and we are unable to predict the future value of our common stock, we cannot currently determine the benefits or amounts that will be received in the future by any person or group under the DSPP. The following table sets forth the number of shares purchased under the DSPP from 2017 (the year in which the DSPP was last approved by our stockholders) through 2020 by our named executive officers and the specified groups set forth below.

	Purchases Under DSPP 2017 through 2020
Name	Dollar Value ($)	Number of Shares
Olivier Le Peuch Chief Executive Officer	38,691	722
Stephane Biguet Executive Vice President and Chief Financial Officer	—	—
Khaled Al Mogharbel Executive Vice President, Geographies	39,783	1,648
Ashok Belani Executive Vice President, Schlumberger New Energy	39,783	1,648
Hinda Gharbi Executive Vice President, Services and Equipment	28,113	737
Simon Ayat Senior Advisor to the CEO; Former EVP and CFO	77,899	2,353
All executive officers as a group (16 persons)	787,279	24,174
All non-employee directors and director nominees as a group (9 persons)	—	—
Each associate of the above-mentioned executive officers, directors and director nominees	—	—
Each other person who received or is to receive 5% of such options, warrants or rights	—	—
All employees as a group, excluding executive officers	751,934,034	21,138,867

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ITEM 7.	Approval of the Amendment and Restatement of the 2004 Stock and Deferral Plan for Non-Employee Directors

Proposal

We are requesting that our stockholders vote in favor of approving an amendment and restatement of the Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors (the “Directors Stock Plan”), which would increase the number of shares available for stock awards under the Directors Stock Plan by 600,000 shares.

Our Board approved the proposed amendment and restatement of the Directors Stock Plan on January 21, 2021, subject to stockholder approval. No other substantive changes are being made to the Directors Stock Plan.

Required Vote

A majority of the votes cast is required to approve this Item 7.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. For Item 7, abstentions are counted in the denominator for determining the total votes cast.

The Board of Directors Recommends a Vote FOR Item 7.

Summary of the Amended and Restated Directors Stock Plan

The following summary of the material features of the Amended and Restated Directors Stock Plan is subject to the specific provisions contained in the full text of the Amended and Restated Directors Stock Plan set forth as Appendix D. The specific amendments proposed to be made to the Directors Stock Plan are marked within Appendix D.

Plan History

Our Board and our stockholders originally approved the Directors Stock Plan in 2004. In 2007, we amended and restated the Directors Stock Plan to allow non-employee directors to defer the receipt of cash compensation, and to make other administrative changes. The Directors Stock Plan was further amended in 2009 to make further administrative and compliance changes. In each of 2012 and 2019, we amended and restated the Directors Stock Plan to increase the number of shares available under the plan and to increase the limit on annual awards that may be granted to individual directors.

Purpose of the Directors Stock Plan

The Directors Stock Plan is intended to:

•	enhance our ability to maintain a competitive position in attracting and retaining qualified non-employee directors of outstanding competence and ability;
•	stimulate the interest of the non-employee directors in our continued success and progress by further aligning each non-employee director’s interests with those of our stockholders; and
•	reward non-employee directors for outstanding performance.

What Changes Are Proposed?

The proposed amendment and restatement would allow an additional 600,000 shares to be issued pursuant to the Amended and Restated Directors Stock Plan, in order that a sufficient number of shares will be available under the plan for future stock grants to directors. A total of 90,637 shares remained available for issuance under the Directors Stock Plan as of February 5, 2021. If the proposed amendment and restatement is approved, an aggregate of 690,637 shares will be available for issuance under the Amended and Restated Directors Stock Plan.

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Administration

The Directors Stock Plan is administered by the Compensation Committee (the “Committee”), as designated by our Board. The Committee has full and exclusive power and authority to:

•	administer, interpret and waive provisions of the Directors Stock Plan;
•	adopt rules, regulations and guidelines for carrying out the Directors Stock Plan, including to accommodate specific requirements of local laws and procedures in foreign jurisdictions; and
•	determine the eligibility of participants and the amount and form of any stock award or cash compensation eligible for deferral.

The Committee may delegate duties under the Directors Stock Plan to the Chief Executive Officer and other senior officers of Schlumberger, other than its granting authority.

Key Terms

The following is a summary of the key provisions of the Amended and Restated Directors Stock Plan.

Eligible Participants	All non-employee directors of Schlumberger are eligible to participate in the Directors Stock Plan. As of the date of the 2021 annual general meeting, we expect to have seven non-employee directors, all of whom will be eligible to participate in the Directors Stock Plan.
Shares Available for Issuance Under the Amended and Restated Directors Stock Plan

90,637 shares (of the 650,000 authorized in prior plan restatements) remained available for issuance under the Directors Stock Plan as of February 5, 2021. If the proposed amendment and restatement is approved, an additional 600,000 shares will be newly approved for issuance, and an aggregate of 690,637 shares will be available for issuance under the Directors Stock Plan.

As of February 1, 2021, the mean between the high and low sales prices of Schlumberger common stock on the New York Stock Exchange was $22.19 per share.

The number of shares available for issuance under the Amended and Restated Directors Stock Plan is subject to adjustment to reflect stock splits, stock dividends, reorganizations, mergers and similar events.

Form and Terms of Awards	Stock awards under the Directors Stock Plan may be in the form of shares of common stock, shares of restricted common stock or restricted stock units, each of which will represent the right to receive one share of our common stock. Stock options have not and cannot be granted under the Directors Stock Plan. The Committee may, in its discretion, determine the eligibility of individuals to participate in the Directors Stock Plan, the form, amount, terms, conditions and restrictions of stock awards granted to a participant, and the number or amount of stock awards or cash compensation a participant may elect to defer, or waive any restriction or other provision of the Directors Stock Plan.
Annual Awards	Each non-employee director will be granted an annual award not to exceed a fair market value on the grant date of $500,000. Non-employee directors appointed to the Board between grant dates for the regular annual awards may receive an initial stock award at any time between initial appointment and the next regular annual grant date.
Deferrals	At the discretion of the Committee, a non-employee director may irrevocably elect to defer the receipt of all or part of a stock award or cash compensation by submitting a deferral election in the manner specified by the Committee.
Establishment of Bookkeeping Account for Stock Deferrals	Any deferred stock awards will be credited to a bookkeeping account, which we call a stock account, established for the non-employee director as of the date the shares of common stock, shares of restricted stock or restricted stock units otherwise would have been delivered under the Directors Stock Plan. In the event that a dividend is paid on our common stock during the period that restricted stock units are credited to the non-employee director’s stock account, an amount equivalent to the amount of the dividend will be credited to the non-employee director’s stock account and the accumulated amount will be paid out without interest at the end of the deferral period.
Deemed Investment of Bookkeeping Account for Cash Deferrals	Any deferred cash compensation will be credited to the bookkeeping account and will be deemed invested in one of the following three investments as elected by the non-employee director from the investment alternatives selected by the Committee: (1) shares of common stock, (2) money market equivalents and (3) S&P 500 equivalents.

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Period of Deferral	With respect to deferred stock awards consisting of shares of common stock or deferred cash compensation, the non-employee director may elect that delivery be made or commence on the date of termination of the non-employee director’s status as a director or one year after such termination. With respect to stock awards initially consisting of stock units, the Committee will determine the date of, and conditions to be satisfied prior to, delivery. Shares of common stock to be delivered at the end of the deferral period, together with a cash payment equal to the amount of any dividends, will be made within 60 days after the end of the deferral period.
Modification and Termination of the Directors Stock Plan	The Directors Stock Plan will continue until the available number of shares authorized under the Directors Stock Plan is exhausted unless it is terminated prior to that time. The Committee has the authority to amend, modify, suspend or terminate the Directors Stock Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (1) no amendment, modification or termination will, without the consent of the affected non-employee director, impair the rights of any non-employee director to the number of restricted stock units credited to such non-employee director’s stock account as of the date of such amendment, modification or termination and (2) no amendment or modification will be effective prior to its approval by our stockholders to the extent such approval is required by applicable legal requirements or the requirements of any securities exchange on which our common stock is listed.
Unfunded Plan	The Directors Stock Plan is an unfunded plan. The grant of shares of common stock, restricted common stock or restricted stock units pursuant to an award under the Directors Stock Plan and the deferral of cash compensation may be implemented by a credit to a bookkeeping account maintained by us evidencing the accrual in favor of the non-employee director of the unfunded and unsecured right to receive shares of common stock (or units representing such shares). Such accounts will be used merely as a bookkeeping convenience. We are not required to establish any special or separate fund or reserve or to make any other segregation of assets to assure the issuance of any shares of common stock (or units representing such shares) granted under the Directors Stock Plan. Neither the Company, the Board nor the Committee is required to give any security or bond for the performance of any obligation that may be created by the Directors Stock Plan.

Material Tax Consequences

The following discussion describes the material U.S. federal income tax consequences to non-employee directors with respect to awards granted under the Directors Stock Plan. This summary is based on statutory provisions, U.S. Treasury regulations, judicial decisions and rulings of the Internal Revenue Service in effect on the date of this proxy statement. This summary does not describe any state, local or non-U.S. tax consequences.

In general, a non-employee director will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a stock award in an amount equal to the fair market value of the common stock when such stock is received. Upon the disposition of the common stock acquired pursuant to a stock award, the non-employee director will recognize a capital gain or loss in an amount equal to the difference between the sale price of the common stock and the non-employee director’s tax basis in the common stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period begins on the day after the shares of common stock are received by the non-employee director.

A non-employee director will not have U.S. taxable income upon the grant of a stock award in the form of units denominated in common stock but rather will generally recognize ordinary compensation income at the time the non-employee director receives shares of common stock or cash in satisfaction of such stock unit award in an amount equal to the fair market value of the common stock or cash received.

For compensation attributable to services, Section 457A of the Internal Revenue Code requires that any compensation paid under a deferred compensation plan of a nonqualified entity must be included in the service provider’s income at the time such amounts are no longer subject to a substantial risk of forfeiture. Accordingly, because non-employee directors are always vested in the amounts deferred under the Directors Stock Plan, if Schlumberger is a nonqualified entity and the compensation is not otherwise excludible from Section 457A, stock or cash compensation deferred by non-employee directors who are U.S. citizens or residents in accordance with the procedures established under the Directors Stock Plan will be included in U.S. income by the non-employee director in the year for which the compensation is earned despite a timely election to defer receipt of such compensation.

Dividends paid on shares of outstanding common stock held by a non-employee director will be taxed as dividend income. Cash payments of dividend equivalents with respect to stock units under the Directors Stock Plan will be subject to taxation as ordinary compensation income when received by the non-employee director.

To the extent allowable by relevant laws and regulations, we may be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules. No deduction will be available on any dividends which are paid on outstanding shares of stock and taxable as dividend income to the recipient.

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Unless otherwise required by applicable laws or regulations, Schlumberger will not withhold or otherwise pay on behalf of any non-employee director any taxes arising in connection with an award under the Directors Stock Plan. The payment of any such taxes will be the sole responsibility of each non-employee director. We, however, have the authority to satisfy any withholding obligations from funds or shares of common stock deliverable pursuant to the Directors Stock Plan or other cash compensation due a participant, if applicable.

Plan Benefits

None of the awards made under the Directors Stock Plan prior to the date of the 2021 annual general meeting were granted subject to shareholder approval. If the amendment and restatement of the Directors Stock Plan is approved, we expect to continue to make annual grants of awards to non-employee directors as described above under “Director Compensation in Fiscal Year 2020” beginning on page 23, subject to the limitations set forth in the Directors Stock Plan and to periodic adjustments based on the Committee’s review of director compensation from time to time in its discretion.

The following table sets forth the aggregate number of shares of our common stock that have been granted to our non-employee directors under the Directors Stock Plan since its inception.

Name	Number of Shares
Patrick de La Chevardière	13,565
Miguel Galuccio	20,769
Tatiana A. Mitrova	15,748
Maria Moræus Hanssen	6,128
Lubna S. Olayan	34,269
Mark G. Papa	23,630
Leo Rafael Reif	42,769
Henri Seydoux	38,769
Jeff W. Sheets	13,565

No stock options or other warrants or rights have been granted to any director under the Directors Stock Plan; and no awards have been granted under the Directors Stock Plan to any of our executive officers, including our NEOs, other employees, or an associate of any of our directors, executive officers, or director nominees. Further, no other person received 5% or more of the total stock options granted under the Directors Stock Plan since its inception.

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General Information

General

This proxy statement is furnished in connection with the solicitation by the Schlumberger Board of Directors of proxies to be voted at Schlumberger’s 2021 annual general meeting of stockholders, which will be held at Johan van Walbeeckplein 11, Willemstad, Curaçao, on Wednesday, April 7, 2021 beginning at 10:00 a.m., Curaçao time, and at any postponement(s) or adjournment(s) thereof.

To be admitted to the meeting, stockholders of record and beneficial owners as of the close of business on the record date for the meeting, February 17, 2021, must present a passport or other government-issued identification bearing a photograph and, for beneficial owners, proof of ownership as of the record date, such as the Notice of Internet Availability (defined below), top half of the proxy card or voting instruction card that was sent to you with this proxy statement.

Please note, that in light of the ongoing COVID-19 pandemic, there may be further restrictions on travel to, or otherwise in-person attendance at, the annual general meeting that may impact your ability to attend the annual general meeting. Also, in order to comply with COVID-19 social distancing guidelines, we may be required to limit the number of stockholders who may attend the meeting in person, and we will require compliance with any applicable governmental requirements or recommendations or facility requirements, such as requiring the use of face coverings and maintaining appropriate social distancing.

The mailing date of this proxy statement is February 25, 2021. Business at the meeting will be conducted in accordance with the procedures determined by the Chairman of the meeting and will be limited to matters properly brought before the meeting by or at the direction of our Board or by a stockholder.

Proxy Materials are Available on the Internet

This year we are using an SEC rule that allows us to use the internet as the primary means of furnishing proxy materials to stockholders. We are sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders with instructions on how to access the proxy materials online or request a printed copy of the materials. Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. We encourage stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of our annual general meetings. Our proxy materials are also available at https://investorcenter.slb.com, as well as at www.proxydocs.com/SLB.

Record Date

Each stockholder of record at the close of business on the record date, February 17, 2021, is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on with respect to each share registered in the stockholder’s name. A stockholder of record is a person or entity who held shares on that date registered in its name on the records of Computershare Trust Company, N.A. (“Computershare”), Schlumberger’s stock transfer agent. Persons who held shares on the record date through a broker, bank or other nominee are referred to as beneficial owners.

On the record date, February 17, 2021, there were 1,398,269,188 shares of Schlumberger common stock outstanding and entitled to vote.

Proxies

Shares cannot be voted at the meeting unless the owner of record is present in person or is represented by proxy. Schlumberger is incorporated in Curaçao and, as required by Curaçao law, meetings of stockholders are held in Curaçao. Because many stockholders cannot personally attend the meeting, it is necessary that a large number be represented by proxy.

Quorum

Holders of at least one-half of the outstanding shares entitling the holders thereof to vote at the meeting must be present in person or by proxy to constitute a quorum for the taking of any action at the meeting. Abstentions and proxies submitted on your behalf by brokers, banks or other holders of record that do not indicate a vote because they do not have discretionary voting authority and have not received instructions from the beneficial owner of the shares as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes. If a quorum is not present at the meeting, the Board may call a second general meeting of stockholders, at which the quorum requirement will not apply.

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Votes Required to Adopt Proposals

To be elected, director nominees must receive a majority of votes cast, which means the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Approval of each of the other matters on the agenda also requires the affirmative vote of the majority of votes cast.

Important Voting Information for Beneficial Owners

If your Schlumberger shares are held for you in street name (i.e. you own your shares through a brokerage, bank or other institutional account), you are considered the beneficial owner of those shares, but not the record holder. This means that you vote by providing instructions to your broker rather than directly to Schlumberger. Unless you provide specific voting instructions, your broker is not permitted to vote your shares on your behalf, except on Item 3 and Item 4.

Effect of Abstentions and Broker Non-Votes

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the NYSE precludes brokers from exercising voting discretion on other proposals without specific instructions from the beneficial owner, as follows:

•	Discretionary Items. Under NYSE rules, brokers will have discretion to vote on both Item 3 (approval of financial statements and dividends) and Item 4 (ratification of appointment of independent auditors for 2021) without instructions from the beneficial owners.

•	Nondiscretionary Items. Brokers, banks or other holders of record cannot vote on the following items without instructions from the beneficial owners: Item 1 (election of directors), Item 2 (advisory vote to approve executive compensation), Item 5 (approval of amendment and restatement of the 2017 Incentive Plan), Item 6 (approval of amendment and restatement of the DSPP) and Item 7 (approval of amendment and restatement of the Directors Stock Plan). Therefore, if your shares are held in street name and you do not instruct your broker, bank or other holder of record how to vote on the election of directors, the advisory resolution to approve our executive compensation, our Amended and Restated 2017 Incentive Plan, our Amended and Restated DSPP, or our Amended and Restated Directors Stock Plan, your shares will not be voted on those matters.

Abstentions and broker non-votes are not considered as votes cast and will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals, except that for purposes of satisfying NYSE rules, abstentions are counted in the denominator for determining the total votes cast on Item 5, Item 6 and Item 7.

How to Cast Your Vote

Stockholders with shares registered in their names with Computershare may authorize a proxy:

BY INTERNET www.proxypush.com/SLB	BY TELEPHONE (866) 240-5191	BY MAIL Sign, date, and mail your proxy card

The internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern time on Tuesday, April 6, 2021. The internet and telephone voting procedures have been designed to authenticate stockholders and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

A number of banks and brokerage firms participate in programs that also permit beneficial stockholders to direct their vote by the internet or telephone. If you are a beneficial owner whose shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of those shares by the internet or telephone by following the instructions on the voting form.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you are a stockholder with shares registered in your name with Computershare and you submit a properly executed proxy card but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal.

Changing Your Vote or Revoking Your Proxy

If you are a stockholder of record, you can change your vote or revoke your proxy at any time by timely delivering a properly executed, later-dated proxy (including an internet or telephone vote) or by voting by ballot at the meeting. If you hold shares through a broker, bank or other holder of record, you must follow the instructions of your broker, bank or other holder of record to change or revoke your voting instructions.

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Other Information

Stockholder Proposals for Our 2022 Annual General Meeting

In order for a stockholder proposal to be considered for inclusion in the proxy statement for our 2022 annual general meeting of stockholders pursuant to Exchange Act Rule 14a-8, or for director nominations to be included pursuant to the Company’s proxy access bylaw provisions, such proposals or notice of nominations must be received by the Secretary of the Company, 5599 San Felipe, 17th Floor, Houston, Texas 77056, no later than October 28, 2021, and, in the case of a proxy access nomination, no earlier than September 28, 2021.

For stockholder proposals to be introduced for consideration at our 2022 annual general meeting of stockholders other than pursuant to Rule 14a-8 and for stockholder candidates to be nominated for election as directors other than pursuant to our proxy access bylaw provisions, notice generally (unless the date of our 2022 annual general meeting is moved as stated in our bylaws) must be delivered to the Secretary of the Company at our executive offices in Houston, Texas, not later than 120 days nor earlier than 150 days before the first anniversary of the date of the 2021 annual general meeting of stockholders. Accordingly, any such notice must be received no earlier than November 8, 2021, and no later than December 8, 2021, and must otherwise satisfy the requirements of our bylaws. Under the rules of the Exchange Act, we may use discretionary authority to vote with respect to any proposal not included in our proxy materials that is presented by a stockholder in person at the 2022 annual general meeting of stockholders if the stockholder making the proposal has not given notice to us by December 8, 2021.

Annual Report

Stockholders may obtain a copy of our most recent Form 10-K filed with the SEC, including financial statements and schedules, without charge by writing to our Investor Relations Department, 5599 San Felipe, 17th Floor, Houston, Texas 77056, or by calling (713) 375-3535.

Proxy Solicitation Costs

The Company will pay the cost of furnishing proxy material to all stockholders and of soliciting proxies by mail and telephone. We have retained D.F. King & Co., Inc. and its affiliate to assist in the solicitation of proxies for a fee estimated at $20,300 plus reasonable expenses. Directors, officers and employees of the Company may also solicit proxies for no additional compensation. We will reimburse brokerage firms, fiduciaries and custodians for their reasonable expenses in forwarding the solicitation material to beneficial owners.

Other Matters

As of the date of this proxy statement, we know of no other business that will be presented at the meeting other than the matters described in this proxy statement. If any additional matters are properly presented at the meeting, we intend to vote the enclosed proxy in accordance with the discretion of the persons named in the proxy.

Please sign, date, and return the accompanying proxy in the enclosed envelope at your earliest convenience.

By order of the Board of Directors,

Alexander C. Juden Secretary	Dianne B. Ralston Chief Legal Officer Houston, Texas February 25, 2021

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Appendix A

Reconciliation of Non-GAAP Financial Measures

Our 2021 proxy statement includes non-GAAP financial measures. Free cash flow, cash flow generation, adjusted EBITDA, and net income, excluding charges and credits, are non-GAAP financial measures. These measures are used when determining certain incentive compensation.

The following is a reconciliation of these non-GAAP financial measures to the comparable GAAP measures. Management believes that the exclusion of charges and credits from certain non-GAAP financial measures enables it to evaluate more effectively Schlumberger’s operations period-over-period and to identify operating trends that could otherwise be masked by the excluded items.

(Stated in millions)
Periods Ended December 31,	Twelve Months 2020
Cash flow from operations	$2,944
Capital expenditures	(1,116)
APS investments	(303)
Multiclient seismic data capitalized	(101)
Free cash flow	$1,424
Business acquisitions and investments	(33)
Net proceeds from divestitures	434
Cash paid for severance	843
Cash flow generation	$2,668

Free cash flow represents cash flow from operations less capital expenditures, APS investments and multiclient seismic data costs capitalized. Management believes that free cash flow is an important liquidity measure for the Company and that it is useful to investors and management as a measure of Schlumberger’s ability to generate cash. Free cash flow does not represent the residual cash flow available for discretionary expenditures. Free cash flow is a non-GAAP financial measure that should be considered in addition to, not as a substitute for or superior to, cash flow from operations.

(Stated in millions)
Periods Ended December 31,	Twelve Months 2020
Net loss attributable to Schlumberger	$(10,518)
Net income attributable to noncontrolling interests	32
Tax benefit	(812)
Loss before taxes	$(11,298)
Charges & credits (details below under “Charges & Credits”)	12,515
Depreciation and amortization	2,566
Interest expense	563
Interest income	(33)
Adjusted EBITDA	$4,313

Adjusted EBITDA represents income (loss) before taxes excluding charges & credits, depreciation and amortization, interest expense, and interest income. Management believes that adjusted EBITDA is an important profitability measure for Schlumberger and that it allows investors and management to more efficiently evaluate Schlumberger’s operations period over period and to identify operating trends that could otherwise be masked. Adjusted EBITDA is also used by management as a performance measure in determining certain incentive compensation. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, other measures of financial performance prepared in accordance with GAAP.

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Charges & Credits

	(Stated in millions)
	Twelve Months 2020
	Pretax	Tax	Noncont. Interests	Net
Schlumberger net loss (GAAP basis)	$(11,298)	$(812)	$32	$(10,518)
Fourth Quarter
Gain on sale of OneStim	(104)	(11)	—	(93)
Unrealized gain on marketable securities	(39)	(9)	—	(30)
Other	62	4	—	58
Third Quarter
Facility exit charges	254	39	—	215
Workforce reductions	63	—	—	63
Other	33	1	—	32
Second Quarter
Workforce reductions	1,021	71	—	950
APS investments	730	15	—	715
Fixed asset impairments	666	52	—	614
Inventory write-downs	603	49	—	554
Right-of-use asset impairments	311	67	—	244
Costs associated with exiting certain activities	205	(25)	—	230
Multiclient seismic data impairment	156	2	—	154
Repurchase of bonds	40	2	—	38
Postretirement benefits curtailment gain	(69)	(16)	—	(53)
Other	60	4	—	56
First Quarter
Goodwill	3,070	—	—	3,070
Intangible assets	3,321	815	—	2,506
APS investments	1,264	(4)	—	1,268
North America pressure pumping	587	133	—	454
Workforce reductions	202	7	—	195
Other	79	9	—	70
Valuation allowance	—	(164)	—	164
Schlumberger net income, excluding charges and credits	$1,217	$$229	$32	$956

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Appendix B

[As proposed to be amended April 7, 2021. Deletions are marked as stricken text and additions are marked with a double underline]

Schlumberger 2017 Omnibus Stock Incentive Plan

(As ~~Amended~~amended and ~~Restated~~restated effective ~~as of July 19, 2017~~January 21, 2021)

1.	Objectives. This 2017 Schlumberger Omnibus Stock Incentive Plan (this “Plan”) was adopted by Schlumberger Limited (the “Company”) in order to retain employees with a high degree of training, experience and ability, to attract new employees whose services are considered particularly valuable, to encourage the sense of proprietorship of such persons and to promote the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under this Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

2.	Definitions. As used herein, the terms set forth below ~~shall~~ have the following respective meanings:

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable of an Award.

The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement ~~shall~~will be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Board” means the board of directors of the Company. “Cash Award” means an Award denominated in cash. “Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Dividend Equivalents” means, with respect to a Stock Award an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of unrestricted shares of Common Stock.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee within the following six months.

~~“Executive Officer” means a “covered employee” within the meaning of Section 162(m)(3) or any other executive officer designated by the Committee for purposes of exempting compensation payable under this Plan from the deduction limitations of Section 162(m).~~

“Fair Market Value” means, with respect to a share of Common Stock on a particular date, the mean between the highest and lowest composite sales price per share of the Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there ~~shall have~~has been no such reported prices for that date, the reported mean price on the last preceding date on which a composite sale or sales were effected on one or more of the exchanges on which the shares of Common Stock were traded ~~shall~~will be the Fair Market Value.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Non-Qualified Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price, which is either an Incentive Option or a Non-Qualified Option.

“Participant” means an Employee to whom an Award has been made under this Plan.

“Performance Award” means an award made pursuant to this Plan to a Participant, which Award is subject to the attainment of one or more Performance Goals.

“Performance Goal” means one or more standards established by the Committee to determine in whole or in part whether a Performance Award ~~shall~~will be earned.

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“Restricted Stock” means any Common Stock that is restricted or subject to forfeiture provisions.

“Restricted Stock Unit” means a unit evidencing the right to receive one share of Common Stock or equivalent value (as determined by the Committee) that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the date upon which an Award of Restricted Stock or Restricted Stock Units is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is issued (if not previously issued) no longer restricted or subject to forfeiture provisions.

~~“Section 162(m)” means Section 162(m) of the Code and any Treasury Regulations and guidance promulgated thereunder.~~

“Section 409A” means Section 409A of the Code and any Treasury Regulations and guidance promulgated thereunder.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Stock Award” means an award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock or Restricted Stock Units, and which may be structured in the form of a Performance Award. For the avoidance of doubt, a Stock Award does not include an Option or SAR.

“Subsidiary” means (i) in the case of a corporation, a “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3.	Eligibility. All Employees of the Company or a Subsidiary are eligible for Awards under this Plan in the sole discretion of the Committee. No director of the Company who is not also an employee is eligible to participate in the Plan, nor is any employee who owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

4.	Common Stock Available for Awards. Subject to the provisions of paragraph 13 hereof, there ~~shall~~will be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or options that may be exercised for or settled in Common Stock) an aggregate of ~~30 million~~ 65 million shares of Common Stock. In the sole discretion of the Committee, ~~30 million~~65 million shares of Common Stock may be granted as Incentive Options.

(a)	In connection with the granting of an Award, the number of shares of Common Stock available for issuance under this Plan ~~shall~~will be reduced by the number of shares of Common Stock in respect of which the Option or Award is granted or denominated. For example, upon the grant of stock-settled SARs, the number of shares of Common Stock available for issuance under this Plan ~~shall~~will be reduced by the full number of SARs granted, and the number of shares of Common Stock available for issuance under this Plan ~~shall~~will not thereafter be increased upon the exercise of the SARs and settlement in shares of Common Stock, even if the actual number of shares of Common Stock delivered in settlement of the SARs is less than the full number of SARs exercised. However, Awards that by their terms do not permit settlement in shares of Common Stock ~~shall~~will not reduce the number of shares of Common Stock available for issuance under this Plan.

(b)	Any shares of Common Stock that are tendered by a Participant or withheld as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Option or SAR under this Plan ~~shall~~will not be added back to the number of shares of Common Stock available for issuance under this Plan.

(c)	Whenever any outstanding Award (or portion thereof) expires, is cancelled or forfeited or is otherwise terminated for any reason without having been exercised or payment having been made in the form of shares of Common Stock, the number of shares of Common Stock available for issuance under this Plan ~~shall~~will be increased by the number of shares of Common Stock allocable to the expired, forfeited, cancelled or otherwise terminated Award (or portion thereof). To the extent that any Award is forfeited, or any Option or SAR terminates, expires or lapses without being exercised, the shares of Common Stock subject to such Awards will not be counted as shares delivered under this Plan.

(d)	Shares of Common Stock delivered under the Plan in settlement of an Award issued or made (i) upon the assumption, substitution, conversion or replacement of outstanding awards under a plan or arrangement of an acquired entity or (ii) as a post-transaction grant under such a plan or arrangement of an acquired entity ~~shall~~will not reduce or be counted against the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that the exemption for transactions in connection with mergers and acquisitions from the stockholder approval requirements of the New York Stock Exchange for equity compensation plans applies.

(e)	Awards valued by reference to Common Stock that may be settled in equivalent cash value will count as shares of Common Stock delivered to the same extent as if the Award were settled in shares of Common Stock.

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Consistent with the requirements specified above in this paragraph 4, the Committee may from time to time adopt and observe such procedures concerning the counting of shares against this Plan maximum as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national securities exchange on which the Common Stock is listed or any applicable regulatory requirement. The Committee and the appropriate officers of the Company ~~shall be~~are authorized to, from time to time, take all such actions as any of them may determine are necessary or appropriate to file any documents with governmental authorities, stock exchanges and transaction reporting systems as may be required to ensure that shares of Common Stock are available for issuance pursuant to Awards.

5.	Administration.

(a)	Authority of the Committee. This Plan shall be administered by the Committee, which shall have the powers vested in it by the terms of this Plan, such powers to include the authority (within the limitations described in this Plan):

•	to select the Employees to be granted Awards under this Plan;
•	to determine the terms of Awards to be made to each Participant;
•	to determine the time when Awards are to be granted and any conditions that must be satisfied before an Award is granted;
•	to establish objectives and conditions for earning Awards;
•	to determine the terms and conditions of Award Agreements (which ~~shall~~may not be inconsistent with this Plan) and which parties must sign each Award Agreement;
•	to determine whether the conditions for earning an Award have been met and whether a Performance Award will be paid at the end of an applicable performance period;
•	except as otherwise provided in paragraphs 7(a) and 11, to modify the terms of Awards made under this Plan;
•	to determine if, when and under what conditions payment of all or any part of an Award may be deferred;
•	to determine whether the amount or payment of an Award should be reduced or eliminated; and
•	to determine the guidelines and/or procedures for the payment or exercise of Awards~~; and~~.
•	~~to determine whether a Performance Award should qualify, regardless of its amount, as deductible in its entirety for federal income tax purposes, including whether a Performance Award granted to an Executive Officer should qualify as performance-based compensation.~~

The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further Plan purposes or so as to avoid unanticipated consequences or address unanticipated events (including any temporary closure of a stock exchange on which the Common Stock is traded, disruption of communications or natural catastrophe) deemed by the Committee to be inconsistent with the purposes of the Plan or any Award Agreement, provided that no such action ~~shall~~will be taken absent stockholder approval to the extent required under Section 11. Any decision of the Committee in the interpretation and administration of this Plan ~~shall~~will lie within its sole discretion and ~~shall~~will be final, conclusive and binding on all parties concerned. All decisions and selections made by the Committee pursuant to the provisions of the Plan ~~shall~~will be made by a majority of its members unless subject to the Committee’s delegation of authority pursuant to paragraph 6 herein.

	(b)	Limitation of Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 6 of this Plan ~~shall~~will be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

	(c)	Prohibition on Repricing of Awards. Other than in connection with a change in the Company’s capitalization (as described in Section 13), the Company ~~shall~~will not, without stockholder approval, (i) reduce the exercise price of outstanding Options or SARs or (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price of the original Options or SARs exceeds the Fair Market Value of a share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR.

6.	Delegation of Authority. Except with respect to matters related to Awards to executive officers~~Executive Officers or other Awards intended to qualify as qualified performance-based compensation under Section 162(m)~~, the Committee may delegate to the Chief Executive Officer and to other senior officers of the Company or to such other committee of the Board its duties under this Plan pursuant to such conditions or limitations as the Committee may establish.

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7.	Awards.

(a)	The Committee ~~shall~~will determine the type or types of Awards to be made under this Plan and ~~shall~~will designate from time to time the Participants who are to be the recipients of such Awards. Each Award ~~shall~~will be embodied in an Award Agreement, which ~~shall~~will contain such terms, conditions and limitations as ~~shall~~will be determined by the Committee in its sole discretion. Awards may consist of those listed in this paragraph 7(a) and may be granted singly, in combination or in tandem. Subject to Section 5(c), Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific Performance Goals. Upon the termination of employment by a Participant, any unexercised, deferred, unvested or unpaid Awards ~~shall~~will be treated as set forth in the applicable Award Agreement. Any Award under the Plan will have a minimum vesting or Restriction Period of one year from the date of grant, provided that up to 5% of the total shares of Common Stock reserved for issuance pursuant to the Plan may be issued without regard to this minimum vesting condition. Subject to the provisions below applicable to each type of Award, the terms, conditions and limitations applicable to any Awards ~~shall~~will be determined by the Committee.

(i)	Option. An Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Non-Qualified Option and will be designated accordingly at the time of grant. The price at which shares of Common Stock may be purchased upon the exercise of an Option ~~shall~~will be not less than the Fair Market Value of the Common Stock on the date of grant. The term of an Option ~~shall~~will not exceed ten years from the date of grant.

(ii)	Stock Appreciation Right. An Award may be in the form of a Stock Appreciation Right. The strike price for a Stock Appreciation Right ~~shall~~will not be less than the Fair Market Value of the Common Stock on the date on which the Stock Appreciation Right is granted. The term of a Stock Appreciation Right ~~shall~~will not exceed ten years from the date of grant.

(iii)	Stock Award. An Award may be in the form of a Stock Award.

(iv)	Cash Awards. An Award may be in the form of a Cash Award.

(v)	Performance Award. Without limiting the type or number of Awards that may be made under the other provisions of this Plan, an Award may be in the form of a Performance Award. Any Stock Award which is a Performance Award ~~shall~~will have a minimum Restriction Period of one year from the date of grant, provided that the Committee may provide for earlier vesting following a change of control or other specified events involving the Company, or upon a termination of employment by reason of death, disability or retirement, or termination of service subject to the limitations specified below. The Committee ~~shall~~will set Performance Goals in its sole discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

~~(A)~~	~~Non-Qualified Performance Awards. Performance Awards granted to Employees that are not intended to qualify as qualified performance-based compensation under Section 162(m) shall be based on achievement of such Performance Goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.~~

~~(B)~~	~~Qualified Performance Awards. Performance Awards that are intended to qualify as qualified performance-based compensation under Section 162(m) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established and administered by the Committee in accordance with Section 162(m) prior to the earlier to occur of (x) 90 days after the commencement of the performance period to which the Performance Goal relates and (y) the lapse of 25% of the performance period to which the Performance Goal relates (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met.~~ Such ~~a~~ Performance Goals may be based on one or more business criteria selected by the Committee that apply to a Participant, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal ~~may include one or more of the following and~~ need not be the same for each Participant.

•	~~revenue and income measures (which include revenue, gross margin, income from operations, net income, net sales, earnings per share, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and economic value added (“EVA”));~~

•	~~expense measures (which include costs of goods sold, selling, finding and development costs, general and administrative expenses and overhead costs);~~

•	~~operating measures (which include productivity, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin and sales volumes);~~

•	~~cash flow measures (which include net cash flow from operating activities and working capital);~~

•	~~liquidity measures (which include earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization, and free cash flow);~~

•	~~leverage measures (which include debt-to-equity ratio and net debt);~~

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•	~~market measures (which include market share, stock price, growth measure, total shareholder return and market capitalization measures);~~

•	~~return measures (which include return on equity, return on assets and return on invested capital);~~

•	~~measures relating to compliance, safety, environmental and diversity; and~~

•	~~measures relating to acquisitions, dispositions or customer satisfaction.~~

~~Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, performance relative to a peer group determined by the Committee or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and qualified Performance Awards, it is the intent of this Plan to conform with Section 162(m), including, without limitation, Treasury Regulation §1.162-27(e)(2)(i), as to grants pursuant to this subsection and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any qualified Performance Awards made pursuant to this Plan shall be determined by the Committee to the extent permitted by Section 162(m).~~

(b)	The Committee ~~shall~~will adjust the Performance Goals (either up or down) and the level of the Performance Award that a Participant may earn under this Plan, ~~but only to the extent permitted pursuant to Section 162(m),~~ if it determines that the occurrence of external changes or other unanticipated business conditions have materially affected the fairness of the goals and have unduly influenced the Company’s ability to meet them, including without limitation, events such as material acquisitions, changes in the capital structure of the Company, and extraordinary accounting changes. In addition, Performance Goals and Performance Awards ~~shall~~will be calculated without regard to any changes in accounting standards that may be required by the Financial Accounting Standards Board after such Performance Goals are established.

~~(c)~~	~~Notwithstanding anything to the contrary contained in this Plan, no Participant may be granted, during any calendar year, Awards collectively consisting of (i) Options or Stock Appreciation Rights that are exercisable for or (ii) Stock Awards covering or relating to more than 1,000,000 shares of Common Stock (the limitation referred to as the “Stock-based Awards Limitations”). No Participant may be granted Awards consisting of cash (including Cash Awards that are granted as Performance Awards) in respect of any calendar year having a value determined on the date of grant in excess of $20,000,000.~~

8.	Award Payment; Dividends; Substitution; Fractional Shares.

(a)	General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee ~~shall~~will determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares ~~shall~~will be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock ~~shall~~will contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

(b)	Dividends and Interest. ~~Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Awards, subject to such terms, conditions and restrictions as the Committee may establish, provided that any Dividend Equivalents will be subject to the same vesting schedule as the underlying Stock Awards to which the right is attached. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Stock Awards.~~ No dividends or Dividend Equivalents may be paid in respect of an Award of Options or SARs, or prior to the vesting of any Stock Award.

(c)	Fractional Shares. No fractional shares ~~shall~~will be issued or delivered pursuant to any Award under this Plan. The Committee ~~shall~~will determine whether cash, Awards or other property ~~shall~~will be issued or paid in lieu of fractional shares, or whether fractional shares or any rights thereto ~~shall~~will be forfeited or otherwise eliminated.

9.	Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option ~~shall~~will be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase such shares either by means of tendering Common Stock or by authorizing the Company to withhold a number of shares of Common Stock otherwise deliverable on the exercise of the Option, in either case valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee, in its sole discretion, ~~shall~~will determine acceptable methods for Participants to tender Common Stock or other Awards. In accordance with the rules and procedures established by the Committee for this purpose and subject to applicable law, Options may also be exercised through “cashless exercise” procedures approved by the Committee involving a broker or dealer approved by the Committee.

10.	Taxes. The Company ~~shall~~will have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by (i) the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares otherwise deliverable under the Award, in either case with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, such shares ~~shall~~will be valued based on the Fair Market Value when the tax withholding is required to be made.

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11.	Amendment, Modification, Suspension or Termination. The Board or the Committee may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant ~~shall~~will be made without the consent of such Participant and (ii) no amendment or alteration ~~shall~~will be effective prior to its approval by the stockholders of the Company to the extent stockholder approval is otherwise required by applicable legal requirements or the requirements of any exchange on which the Common Stock is listed. Notwithstanding the foregoing, no amendment may cause an Option or SAR to be repriced, replaced, regranted through cancellation or modified without stockholder approval (except in connection with a change in the Company’s capitalization as provided in paragraph 13), if the effect of such amendment would be to reduce the exercise price for the shares underlying such Option or SAR.

12.	Assignability. Unless otherwise determined by the Committee in the Award Agreement, no Award or any other benefit under this Plan ~~shall~~will be assignable or otherwise transferable. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 12 ~~shall~~will be null and void.

13.	Adjustments.

(a)	The existence of this Plan and Awards granted hereunder ~~shall~~will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the shares of Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)	Except as hereinafter provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, ~~shall~~will not affect, and no adjustment by reason thereof ~~shall~~will be made with respect to, the number of shares of Common Stock subject to Awards granted hereunder.

(c)	The shares of Common Stock with respect to which Awards may be granted hereunder are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company or a subsidiary of all of the shares of Common Stock which are subject to the Awards or rights granted hereunder, the Company shall effect a subdivision or consolidation of shares or other capital readjustments, the payment of a stock dividend or other increase or reduction of the number of shares of the Common Stock outstanding without receiving compensation therefore in money, services or property, the number of shares of Common Stock subject to the Plan, as well as the Stock-based Awards Limitations described in paragraph 7(c) hereof, shall be proportionately adjusted and the number of shares of Common Stock with respect to which outstanding Awards or other property subject to an outstanding Award granted hereunder shall:

(i)	in the event of an increase in the number of outstanding shares, be proportionately increased, and the cash consideration (if any) payable per share of Common Stock ~~shall~~will be proportionately reduced; and

(ii)	in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the cash consideration (if any) payable per share of Common Stock ~~shall~~will be proportionately increased.

(d)	In the event of a corporate merger, consolidation, acquisition of property or stock, separation, spinoff, reorganization or liquidation, the Board may make such adjustments to Awards or other provisions for the disposition of Awards as it deems equitable, and shall be authorized, in its sole discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award, or (iii) to cancel any such Awards and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of a share of Common Stock on such date over the exercise price of such Award (for the avoidance of doubt, if such exercise price is greater than the Fair Market Value of a share of Common Stock on such date, the Option or Stock Appreciation Right may be canceled for no consideration).

(e)	Notwithstanding the foregoing: (i) any adjustments made pursuant to paragraph 13 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in a manner which is intended to not result in accelerated or additional tax to a Participant pursuant to Section 409A; (ii) any adjustments made pursuant to paragraph 13 to Awards that are not considered “deferred compensation” subject to Section 409A of the Code shall be made in such a manner intended to ensure that after such adjustment, the Awards either (A) continue not to be subject to Section 409A of the Code or (B) do not result in accelerated or additional tax to a Participant pursuant to Section 409A of the Code; and (iii) in any event, neither the Committee nor the Board shall have the authority to make any adjustments pursuant to paragraph 13 to the extent the existence of such authority would cause an Award that is not intended to be subject to Section 409A of the Code at the date of grant to be subject thereto as of the date of grant.

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14.	Restrictions. No Common Stock or other form of payment ~~shall~~will be issued with respect to any Award unless the Company ~~shall be~~is satisfied based on the advice of its counsel that such issuance will be in compliance with including, but not limited to, applicable federal and state securities laws. The Participant shall not exercise or settle any Award granted hereunder, and the Company or any Subsidiary will not be obligated to issue any shares of Common Stock or make any payments under any such Award, if the exercise thereof or if the issuance of such shares of Common Stock or if the payment made ~~shall~~ constitutes a violation by the recipient or the Company or any subsidiary of any provision of any applicable law or regulation of any governmental authority or any securities exchange on which the Common Stock is listed. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

15.	Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan ~~shall~~will be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts ~~shall~~will be used merely as a bookkeeping convenience. The Company ~~shall~~will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor ~~shall~~will this Plan be construed as providing for such segregation, nor ~~shall~~will the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan ~~shall~~will be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company ~~shall~~will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee ~~shall~~will be required to give any security or bond for the performance of any obligation that may be created by this Plan.

16.	Section 409A. This Plan is intended to provide compensation which is exempt from or which complies with Section 409A, and ambiguous provisions, if any, shall be construed in a manner that is compliant with or exempt from the application of Section 409A, as appropriate. This Plan shall not be amended in a manner that would cause the Plan or any amounts payable under the Plan to fail to comply with the requirements of Section 409A, to the extent applicable, and, further, the provisions of any purported amendment that may reasonably be expected to result in such non-compliance shall be of no force or effect with respect to the Plan. The Company shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A to comply with the applicable requirements of Section 409A. For purposes of Section 409A, each payment under this Plan shall be deemed to be a separate payment.

Notwithstanding any provision of this Plan to the contrary, if the Participant is a “specified employee” within the meaning of Section 409A as of the date of the Participant’s termination of employment and the Company determines, in good faith, that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A which (i) are subject to the provisions of Section 409A; (ii) are not otherwise excluded under Section 409A; and (iii) would otherwise be payable during the first six-month period following such separation from service, shall be paid on the first business day next following the earlier of (1) the date that is six months and one day following the date of termination or (2) the date of the Participant’s death.

17.	Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, ~~shall~~will be governed by and construed in accordance with the laws of the State of Texas.

18.	No Right to Employment. Nothing in this Plan or an Award Agreement ~~shall~~will interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or any Subsidiary.

19.	Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder ~~shall~~will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

20.	Tax Consequences. Nothing in this Plan or an Award Agreement shall constitute a representation by the Company to a Participant regarding the tax consequences of any Award received by a Participant under this Plan. Although the Company may endeavor to (i) qualify a Performance Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g. under Section 409A), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or unavoidable tax treatment. The Company ~~shall~~will be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Performance Awards under this Plan.

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21.	Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified vesting, exercise or settlement procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Securities Exchange Act of 1934, the Code, any securities law, any governing statute, or any other applicable law.

22.	Effectiveness. This Plan ~~became~~was originally approved by the Board effective January 19, 2017, and was approved ~~upon its approved~~ by the stockholders of the Company on April 5, 2017 ~~at the annual meeting of stockholders.~~ This Plan was thereafter amended and restated by the Committee effective July 19, 2017. This amendment and restatement was approved by the Board on January 21, 2021 and will become effective as of January 21, 2021, subject to its approval by the stockholders of the Company at the next annual general meeting of stockholders. This Plan shall continue in effect for a term of ten years after the date on which the stockholders of the Company approve this Plan, as amended and restated, unless sooner terminated by action of the Board.

IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer on the date first written above.

SCHLUMBERGER LIMITED

By:
Olivier Le Peuch
Title:	Chief Executive Officer

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Appendix C

[As proposed to be amended April 7, 2021. Deletions are marked as stricken text and additions are marked with a double underline]

Schlumberger Discounted Stock Purchase Plan

(As amended and restated effective as of ~~July 1, 2018~~January 21, 2021)

1.	Purpose

The Schlumberger Discounted Stock Purchase Plan (the “Plan”) is designed to encourage and assist all employees of Schlumberger Limited, a Curaçao corporation, and its Subsidiaries (as defined in Section 4 hereof, and together with Schlumberger Limited, the “Company”), where permitted by applicable laws and regulations, to acquire an equity interest in Schlumberger Limited through the purchase of shares of common stock, par value $0.01 per share, of Schlumberger Limited (the “Common Stock”). It is intended that the Plan constitute an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Administration of the Plan

The Plan shall be administered by a Stock Purchase Plan Committee (the “Committee”) appointed by the Board of Directors of Schlumberger Limited (the “Board”), which consists of at least three (3) persons. The Committee shall supervise the administration and enforcement of the Plan according to its terms and provisions, and will have all powers necessary to accomplish these purposes and discharge its duties hereunder including, but not by way of limitation, the power to (a) employ and compensate agents of the Committee for the purpose of administering the accounts of participating employees; (b) construe or interpret the Plan; (c) determine all questions of eligibility; (d) compute the amount and determine the manner and time of payment of all benefits according to the Plan hereunder; and (e) amend the Plan as necessary to comply with the Code or make any other changes to the Plan that do not result in any (i) significant increase in the cost of maintaining the Plan or (ii) significant reduction in the overall benefits provided to employees under the Plan.

The Committee shall act by unanimous decision of its members at a regular or special meeting of the Committee, or by unanimous decision reduced to writing and signed by all members of the Committee without holding a formal meeting. Vacancies in the membership of the Committee arising from death, resignation or other inability to serve shall be filled by appointment of the Board.

3.	Nature and Number of Shares

The Common Stock subject to issuance under the terms of the Plan will be shares of Schlumberger Limited’s authorized but unissued shares or previously issued shares reacquired and held by Schlumberger Limited. Except as provided in Section 20 hereof, effective from and after January ~~19, 2017~~21, 2021, the aggregate number of shares of Common Stock that may be issued under, and that is authorized by, this Plan shall not exceed ~~25,222,641~~24,059,600, being equal to the sum of (a) the ~~7,222,641~~4,059,600 shares of Common Stock available for issuance under the Plan on January 1, ~~2017~~2021 after the issuance of any such shares of Common Stock attributable to the Purchase Period ~~ending~~ended December 31, ~~2016~~2020, and (b) the ~~18,000,000~~20,000,000 shares of Common Stock authorized as of January ~~19, 2017~~21, 2021. All shares of Common Stock purchased under the Plan, regardless of source, will be counted against this share limitation.

4.	Eligibility Requirements

Each “Employee” (as defined below in this Section 4), except as described in the next paragraph, will become eligible to participate in the Plan in accordance with Section 5 hereof on the first “Enrollment Date” (as defined in Section 5 hereof) coincident with or next following employment with the Company. Participation in the Plan is voluntary.

The following Employees are not eligible to participate in the Plan:

(i)	Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of Schlumberger Limited or any Subsidiary;
(ii)	Employees who are customarily employed by the Company fewer than twenty (20) hours per week or fewer than five (5) months in any calendar year; and
(iii)	Employees who are prohibited by the laws and regulations of the nation of their residence or employment from participating in the Plan, as determined by the Committee.
Notwithstanding the provisions of subparagraph (ii) above, where required by applicable law (as determined by the Committee), Employees employed in the countries specified from time to time by the Committee who are customarily employed by the Company fewer than twenty (20) hours per week may participate in the Plan where required by law, subject to any restrictions established by the Committee.

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“Employee” means any individual employed by Schlumberger Limited or any Subsidiary.
“Subsidiary” means any corporation in existence as of the Restatement Date (as defined in Section 5 hereof) of ~~this~~the Plan in an unbroken chain of corporations beginning with Schlumberger Limited if, as of the Restatement Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. Any corporation that may become a Subsidiary after the Restatement Date will automatically be deemed to be a participating Subsidiary under ~~this~~the Plan effective as of the following Enrollment Date, unless the Committee takes action to exclude such corporation and its employees from participation herein.

5.	Enrollment

Each eligible Employee as of ~~July 1, 2018~~January 1, 2021 (the “Restatement Date” herein) who is already enrolled in the Plan may enroll in the Plan as of ~~January 1, 2019~~July 1, 2021. Each other eligible Employee who thereafter becomes eligible to participate may enroll in the Plan on the first July 1 or January 1 following the date he or she first meets the eligibility requirements of Section 4 hereof. Any eligible Employee not enrolling in the Plan when first eligible may enroll in the Plan on the first day of July or January of any subsequent calendar year. Any eligible Employee may enroll or re-enroll in the Plan on the dates hereinabove prescribed, or such other specific dates established by the Committee from time to time (“Enrollment Dates”).

In order to enroll, an eligible Employee must complete an enrollment application through the process designated by the Company, unless applicable law requires a paper enrollment form, in which case the form should be signed and submitted to the Stock Department.

6.	Method of Payment

Payment for shares of Common Stock is to be made as of the applicable “Purchase Date” (as defined in Section 9 hereof) through payroll deductions (with no right of prepayment) over the Plan’s designated purchase period (the “Purchase Period”), with the first such deduction commencing with the payroll period ending after the Enrollment Date. Each Purchase Period under the Plan shall be a period of six (6) calendar months beginning on July 1 and ending on December 31 of the same calendar year, and beginning on January 1 and ending on June 30 of the same calendar year, or such other period as the Committee may prescribe. Each participating Employee (hereinafter referred to as a “Participant”) will be deemed, by virtue of enrolling in the Plan during a Purchase Period, to authorize such deductions from his or her pay for each month during such Purchase Period, and such amounts will be deducted in conformity with his or her employer’s payroll deduction schedule.

Each Participant may elect to make contributions each pay period in amounts not less than one percent (1%) and not more than ten percent (10%), or such other percentages as the Committee may establish from time to time before an Enrollment Date for all purchases to occur during the relevant Purchase Period, of his or her base earnings or salary, geographical coefficient, overtime pay, shift premiums and commissions from the Company (excluding long-term disability or workers compensation payments and similar amounts, but including elective qualified contributions by the Participant to employee benefit plans maintained by the Company) during such pay period. The rate of contribution shall be designated by the Participant in the enrollment process. Bonuses will be included in determining the amount of the Participant’s contribution.

A Participant may elect to increase or decrease the rate of contribution effective as of the next pay period or the first day of any calendar month by using the process as determined by the Company from time to time. A Participant may suspend payroll deductions at any time during the Purchase Period, by using the process as determined by the Company from time to time. In such case, the Participant’s account will continue to accrue interest determined in accordance with Section 7 hereof, if applicable, and will be used to purchase stock at the end of the Purchase Period. A Participant may also elect to withdraw contributions at any time by using the process as determined by the Company from time to time. Any Participant who withdraws his or her contributions will receive his or her entire account balance, including interest, if any, plus the number of shares of Common Stock held by the Participant under the Plan as soon as administratively feasible. Any Participant who suspends payroll deductions or withdraws contributions during any Purchase Period cannot resume payroll deductions during such Purchase Period, and must re-enroll in the Plan in order to participate in the next Purchase Period.

No more than the maximum contribution permitted any Participant under Section 9 hereof can be accumulated over the Purchase Period, including interest, if applicable. Except in case of cancellation of election to purchase, death, resignation or other terminating event, the amount in a Participant’s account at the end of the Purchase Period will be applied to the purchase of shares of Common Stock.

7.	Crediting of Contributions, Interest and Dividends

Contributions will be credited to a Participant’s account as soon as administratively feasible after payroll withholding. Unless otherwise prohibited by laws or regulations, the Committee may determine in its discretion that Participant contributions will receive interest at a rate realized for the investment vehicle or vehicles designated by the Committee for purposes of the Plan. Interest may, in the Committee’s discretion, be credited to a Participant’s account, if the Participant remains in the Plan at the end of the Purchase Period. Any such contributions and interest will be deposited in or held by a bank or financial institution designated by the Committee for this purpose (any such bank or financial institution so designated by the Committee for this or any other purpose hereunder, a “Custodian”).

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8.	Grant of Right to Purchase Common Stock on Enrollment

Enrollment in the Plan by an Employee on an Enrollment Date will constitute the grant by the Company to the Participant of the right to purchase shares of Common Stock under the Plan. Re-enrollment by a Participant in the Plan (but not merely an increase or decrease in the rate of contributions) will constitute a grant by the Company to the Participant of a new opportunity to purchase shares of Common Stock on the Enrollment Date on which such re-enrollment occurs. A Participant who has not terminated employment and has not withdrawn his or her contributions from the Plan will have shares of Common Stock purchased for him or her on the applicable Purchase Date, and he or she will automatically be re-enrolled in the Plan on the Enrollment Date immediately following the Purchase Date on which such purchase has occurred, unless such participant cancels his participation through the process as determined by the Company from time to time confirming that he or she elects not to re-enroll. A Participant who has suspended payroll deductions or withdrawn contributions during any Purchase Period must re-enroll to participate in the Plan in the next Purchase Period.

Each right to purchase shares of Common Stock under the Plan during a Purchase Period will have the following terms:

(i)	the right to purchase shares of Common Stock during a particular Purchase Period will expire on the earlier of (A) the completion of the purchase of shares of Common Stock on the Purchase Date occurring on the last trading day of the Purchase Period; or (B) the date on which participation of such Participant in the Plan terminates for any reason;
(ii)	in no event will the right to purchase shares of Common Stock during a Purchase Period extend beyond twenty-seven (27) months from the Enrollment Date;
(iii)	payment for shares of Common Stock purchased will be made only through payroll withholding and the crediting of interest, if applicable, in accordance with Sections 6 and 7 hereof;
(iv)	purchase of shares of Common Stock will be accomplished only in accordance with Section 9 hereof;
(v)	the price per share of Common Stock will be determined as provided in Section 9 hereof;
(vi)	the right to purchase shares of Common Stock (taken together with all other such rights then outstanding under ~~this~~the Plan and under all other similar stock purchase plans of Schlumberger Limited or any Subsidiary) will in no event give a Participant the right to purchase a number of shares of Common Stock during any calendar year having a fair market value in excess of $25,000 (the “Maximum Share Limitation”) as determined in accordance with the Section 423 of the Code and the regulations thereunder;
(vii)	the Maximum Share Limitation for a Purchase Period will be determined as of the Grant Date (as defined in Section 9 hereof) of a Purchase Period by dividing $12,500 by the fair market value of a share of Common Stock on such Grant Date; and
(viii)	the right to purchase shares of Common Stock will in all respects be subject to the terms and conditions of the Plan, as interpreted by the Committee.

9.	Purchase of Common Stock

The right of a Participant to purchase shares of Common Stock granted by the Company under the Plan is for the term of a Purchase Period. The fair market value of the Common Stuck to be purchased during such Purchase Period will be determined by averaging the highest and lowest composite sale prices per share of the Common Stock on the New York Stock Exchange (“Fair Market Value”) on the first trading day of each Purchase Period or such other trading date designated by the Committee (the “Grant Date”). The Fair Market Value of the Common Stock will again be determined in the same manner on the last trading day of the Purchase Period or such other trading date designated by the Committee (the “Purchase Date”). These dates constitute the date of grant and the date of exercise for valuation purposes of Section 423 of the Code.

As of the Purchase Date, the Committee shall apply the funds then credited to each Participant’s account to the purchase of whole shares of Common Stock. The cost to the Participant for the shares of Common Stock purchased during a Purchase Period will be 92.5% of the lower of:

(i)	the Fair Market Value of the Common Stock on the Grant Date; or
(ii)	the Fair Market Value of the Common Stock on the Purchase Date.

The Company shall, as soon as administratively feasible after the Purchase Date, deliver to the Custodian book entries or entries into each Participant’s account evidencing shares of Common Stock purchased, but Participants shall be treated as the record owners of their purchased shares of Common Stock effective as of the Purchase Date. Shares of Common Stock that are held by the Custodian shall be held in book entry form. Any cash equal to less than the price of a whole share of Common Stock shall be credited to a Participant’s account on the Purchase Date and carried forward in his or her account for application during the next Purchase Period. Any Participant who purchases stock at the end of a Purchase Period and is not re-enrolled in the Plan for the next Purchase Period will receive the number of shares of Common Stock held in his or her account as of the most recent Purchase Date and any cash or interest, if any, remaining in his or her account. Any Participant who terminates employment or withdraws his or her contributions from the Plan prior to the next Purchase Date, will receive the number of shares of Common Stock held in his or her account and a cash refund attributable to amounts equal to less than the price of a whole share of Common Stock, and any accumulated contributions and interest determined in accordance with Section 7 hereof, if any. If for any reason a Participant’s allocations to the Plan exceed $11,562.50 during a

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Purchase Period or if the purchase of shares of Common Stock with such allocations would exceed the Maximum Share Limitation, such excess amounts shall be refunded to the Participant as soon as administratively feasible after such excess has been determined to exist.

If as of any Purchase Date the shares of Common Stock authorized for purchase under the Plan are exceeded, enrollments shall be reduced proportionately to eliminate the excess. The Company shall refund to Participants, as soon as administratively feasible, any funds that cannot be applied to the purchase of shares of Common Stock due to excess enrollment, including interest, if any, determined in accordance with Section 7 hereof. The Committee in its discretion may also provide that amounts representing a fractional share of Common Stock that were withheld but not applied toward the purchase of shares of Common Stock in a Purchase Period may be carried over to the next Purchase Period under this Plan or any successor plan according to the regulations as set forth under Section 423 of the Code.

10.	Withdrawal of Shares

A Participant may elect to withdraw shares of Common Stock held in his or her account at any time (without withdrawing from the Plan) by making an election using a process designated by the Company. Upon receipt of such election, the Custodian will arrange for the issuance and delivery of all shares of Common Stock held in the Participant’s account as soon as administratively feasible.

11.	Termination of Participation

The right to participate in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death, unpaid disability or when the Participant’s employer ceases to be a Subsidiary) or the Participant otherwise becomes ineligible to participate in the Plan. Participation also terminates immediately when the Participant voluntarily withdraws his or her contributions from the Plan. Participation terminates immediately after the Purchase Date if the Participant is not re-enrolled in the Plan for the next Purchase Period or if the Participant has suspended payroll deductions during any Purchase Period and has not re-enrolled in the Plan for the next Purchase Period. Following termination of participation, the Participant may request that the Committee cause to be paid to the Participant or his or her beneficiary or legal representative all amounts credited to his or her account, including interest, if applicable, determined in accordance with Section 7 hereof, and cause an electronic transmission for the number of shares of Common Stock held in his or her account to be delivered to the Participant or to his or her beneficiary or legal representative.

12.	Unpaid Leave of Absence

Unless a Participant has voluntarily withdrawn his or her contributions from the Plan, shares of Common Stock will be purchased for his or her account on the Purchase Date next following commencement of an unpaid leave of absence by such Participant, provided such leave does not constitute a termination of employment. The number of shares of Common Stock to be purchased will be determined by applying to the purchase the amount of the Participant’s contributions made up to the commencement of such unpaid leave of absence plus interest on such contributions, if applicable, determined in accordance with Section 7 hereof. Participation in the Plan will terminate immediately after the purchase of shares of Common Stock on such Purchase Date, unless the Participant has resumed eligible employment prior to the Purchase Date, in which case the Participant may resume payroll deductions immediately.

13.	Designation of Beneficiary

Each Participant may designate one or more beneficiaries in the event of death and may, in his or her sole discretion, change such designation at any time. Any such designation shall be effective upon receipt by the Company and shall control over any disposition by will or otherwise.

As soon as administratively feasible after the death of a Participant, amounts credited to his or her account, including interest, if applicable, determined in accordance with Section 7 hereof, shall be paid in cash by the Company, and an electronic transmission for any shares of Common Stock shall be delivered to the Participant’s designated beneficiaries or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company of further liability to the deceased Participant with respect to the Plan. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account, unless the Participant has given express contrary instructions.

14.	No Assignment

The rights of a Participant under the Plan will not be assignable or otherwise transferable by the Participant except by will or the laws of descent and distribution. No purported assignment or transfer of such rights of a Participant under the Plan, whether voluntary or involuntary, by operation of law or otherwise, will vest in the purported assignee or transferee any interest or right therein whatsoever but immediately upon such assignment or transfer, or any attempt to make the same, such rights shall terminate and become of no further effect. If this provision is violated, the Participant’s election to purchase Common Stock shall terminate and the only obligation of the Company remaining under the Plan will be to pay to the person entitled thereto the amount then credited to the Participant’s account.

No Participant may create a lien on any funds, securities, rights or other property held for the account of the Participant under the Plan, except to the extent that there has been a designation of beneficiaries in accordance with the Plan, and except to the extent permitted by will or the laws of descent and distribution if beneficiaries have not been designated. A Participant’s right to purchase shares of Common Stock under the Plan shall be exercisable only during the Participant’s lifetime and only by him or her.

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15.	Treatment of Non-U.S. Participants

Participants who are paid in foreign currency and who contribute foreign currency to the Plan through payroll deductions, will have such contributions converted to U.S. dollars on a monthly basis. The exchange rate for such conversion will be the rate quoted by a major financial institution selected by the Committee in its sole discretion. If the exchange rate for certain countries cannot be quoted in this manner, the conversion rate shall be determined as prescribed by the Committee. In no event will any procedure implemented for dealing with exchange rate fluctuations that may occur during the Purchase Period result in a purchase price below the price determined pursuant to Section 9 hereof.

16.	Costs

All costs and expenses incurred in administering this Plan shall be paid by the Company. Any brokerage fees for the sale of shares of Common Stock purchased under the Plan shall be paid by each Participant.

17.	Reports

Annually, the Company shall provide or cause to be provided to each Participant a report of his or her contributions and the shares of Common Stock purchased with such contributions by that Participant on each Purchase Date.

18.	Equal Rights and Privileges

All eligible Employees will have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan that is inconsistent with Section 423 or any successor provision of the Code will, without further act or amendment by the Company, be reformed to comply with the requirements of Section 423. This Section 18 supersedes all other provisions in the Plan.

19.	Rights as Stockholder

A Participant will have no rights as a stockholder under any election to purchase Common Stock until he or she becomes a stockholder of Schlumberger Limited as herein provided. A Participant will become a stockholder with respect to shares of Common Stock for which payment has been completed as provided in Section 9 hereof at the close of business on the last business day of the Purchase Period.

20.	Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)	Changes in Capitalization. Subject to any required action by the stockholders of Schlumberger Limited, the right to purchase shares of Common Stock covered by a current Purchase Period and the number of shares of Common Stock that have been authorized for issuance under the Plan for any future Purchase Period, the maximum number of shares of Common Stock each Participant may purchase each Purchase Period pursuant to Section 9 hereof, as well as the price per share of Common Stock and the number of shares of Common Stock covered by each right under the Plan that have not yet been purchased shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock.
(b)	Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Schlumberger Limited, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date will be before the date of the proposed dissolution or liquidation. Each Participant will be notified in writing, at least thirty (30) business days prior to the New Purchase Date, that the Purchase Date for the Participant’s right to purchase shares of Common Stock has been changed to the New Purchase Date and that the applicable number of shares of Common Stock will automatically be purchased on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 10 hereof.
(c)	Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of Schlumberger Limited, or the merger of Schlumberger Limited with or into another entity, each outstanding right to purchase shares of Common Stock shall be assumed or an equivalent right to purchase shares substituted by the successor entity or a parent or subsidiary of the successor entity. In the event that the successor entity refuses to assume or substitute, or to cause a parent or subsidiary corporation to assume or substitute, the right to purchase shares of Common Stock, or is unable to assume or substitute such right in a manner compliant with Section 423 of the Code, then any Purchase Period then in progress shall be shortened by setting a new Purchase Date (the “Alternate Purchase Date”) and any Purchase Period then in progress will end on the Alternate Purchase Date. The Alternate Purchase Date shall be before the date of the proposed sale or merger. Each Participant will be notified in writing, at least thirty (30) business days prior to the Alternate Purchase Date, that the Purchase Date has been changed to the Alternate Purchase Date and that the applicable number of shares of Common Stock will be purchased automatically on the Alternate Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 10 hereof.

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21.	Modification and Termination

Except as provided in Section 20 hereof, the Board may amend or terminate the Plan at any time; provided, however, that the Committee has the authority to amend the Plan as provided in Section 2 hereof. No amendment will be effective unless, within one year after it is adopted by the Board or effected by the Committee pursuant to Section 2 hereof, it is approved by the holders of a majority of the shares of outstanding Common Stock at a meeting of its stockholders if such amendment would cause the rights granted under the Plan to purchase shares of Common Stock to fail to meet the requirements of Section 423 of the Code (or any successor provision).

In the event the Plan is terminated, the Committee may elect to terminate all outstanding rights to purchase shares of Common Stock under the Plan either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date, unless the Committee has designated that the right to make all such purchases shall expire on some other designated date occurring prior to the next Purchase Date. If the rights to purchase shares of Common Stock under the Plan are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares of Common Stock shall be returned to the Participants as soon as administratively feasible, including interest, if applicable, determined in accordance with Section 7 hereof.

22.	Board and Stockholder Approval; Effective Date

The Plan was originally approved by the Board on January 28, 1988, and was amended and restated by the Board on January 21, 1992, January 21, 1998, January 21, 2010 ~~and~~, January 17, 2013, January 19, 2017 and April 18, 2018. The Plan was approved by the holders of a majority of the shares of outstanding Common Stock on April 15, 1992. The January 21, 2010 amendment and restatement of the Plan was similarly approved on April 7, 2010; the January 1, 2013 amendment and restatement of the Plan was similarly approved on April 10, 2013; and the January 19, 2017 amendment and restatement of the Plan was similarly approved on April 5, 2017. This amendment and restatement, which was approved by the Board on ~~April 18, 2018~~January 21, 2021, shall become effective as of ~~July 1, 2018~~January 1, 2021; provided, however, that the changes contained in Section 3 herein related to the increase in the number of shares which may be issued under the Plan will not be effective unless approved by the holders of a majority of the votes cast at a meeting within the 12-month period ending January 21, 2022 (12 months after the date such increase in the number of shares which may be issued under the Plan is approved by the Board).

23.	Governmental Approvals or Consents

~~This~~The Plan and any offering or sale made to Employees under it are subject to any governmental approvals or consents that may be or become applicable in connection therewith. Subject to the provisions of Section 21 hereof, the Board or the Committee may make such changes in the Plan and include such terms in any offering under the Plan as may be desirable to comply with the rules or regulations of any governmental authority.

24.	Other Provisions

The agreements to purchase shares of Common Stock under the Plan will contain such other provisions as the Committee and the Board deem advisable, provided, that no such provision shall in any way be in conflict with the terms of the Plan.

SCHLUMBERGER LIMITED

By:
Olivier Le Peuch

Title:	Chief Executive Officer

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Appendix D

[As proposed to be amended April 7, 2021. Deletions are marked as stricken text and additions are marked with a double underline]

Schlumberger Limited 2004 Stock and Deferral Plan for Non-Employee Directors

(As amended and restated effective January ~~17~~21, ~~2019~~2021)

Article I: Purposes of Plan and Definitions

1.1	Purpose. Schlumberger Limited, a Curaçao corporation (the “Company”), established this 2004 Stock and Deferral Plan for Non-Employee Directors (as amended to date, the “Plan”) for the purpose of providing non-employee directors of the Company with regular grants of shares of the common stock of the Company (or units representing the right to receive such shares) and the opportunity to defer a portion of their compensation, in order to provide greater incentives for those non-employee directors to attain and maintain the highest standards of performance, to attract and retain non-employee directors of outstanding competence and ability, to stimulate the active interest of such persons in the development and financial success of the Company, to further the identity of interests of such non-employee directors with those of the Company’s stockholders generally, and to reward such non-employee directors for outstanding performance. The Plan was originally established effective April 14, 2004 and approved by the stockholders of the Company at their April 2004 annual general meeting. Effective April 19, 2007, the Plan was amended and restated to allow a non-employee director to defer the payment of part or all of his or her Cash Compensation (as defined in Section 1.2). Effective January 19, 2012, the Plan was amended and restated to incorporate previous amendments to the Plan and to make certain other amendments, including increasing the number of shares available for grant under the Plan. Effective January 17, 2019, the Plan was amended and restated to incorporate previous amendments to the Plan and to make certain other amendments, including increasing the number of shares available for grant under the Plan. The Plan is hereby amended and restated effective January ~~17, 2019~~21, 2021.

1.2	Definitions.

“Annual Director Award Date” means the last day of the calendar month in which occurs the first Board meeting following the regular annual general meeting of the stockholders of the Company, or, if the last day of the calendar month is not a business day, then the next business day, or such other date as may be selected by the Committee from time to time.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Cash Compensation” means the total cash compensation that is paid to Eligible Directors for services rendered, including any annual retainer fees and any annual fees related to committee membership or services as a committee chair.

“Committee” means such committee as is designated by the Board from time to time to administer the Plan in accordance with Article II, or if no such committee is designated, the Board.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Deferral Election” is defined in Section 4.1.

“Deferred Compensation Account” is defined in Section 4.3.

“Determination Date” means the date on which delivery of a Participant’s deferred Stock Awards or Cash Compensation is made or commences, as determined in accordance with Section 5.1.

“Director” means an individual who is serving as a member of the Board.

“Eligible Director” means each Director who is not an employee of the Company or of any of its subsidiaries.

“Fair Market Value” means, as of any date, the value of the Common Stock as determined by computing the average of the high and low composite sales prices per share of Common Stock, as reported on the consolidated transaction reporting system for the New York Stock Exchange for that date, or, if there were no reported prices for that date, the average of the reported high and low prices on the last preceding date on which composite sales were effected on the New York Stock Exchange.

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“Money Market Equivalents” means a phantom investment benchmark that is used to measure the return credited to a Participant’s Deferred Compensation Account. To the extent Money Market Equivalents are elected, interest equivalents will be credited to the Participant’s Deferred Compensation Account as of the last day of each calendar month based upon the average daily balance in the account for the month and the IMONEY NET First Tier Institutional Index benchmark return for the month as determined from Northern Trust or a similar or equivalent index of money fund assets to be determined by the Committee to be in effect from time to time.

“Participant” means an Eligible Director who is granted Stock Awards pursuant to Article III.

“Stock Award” means an award of shares of Common Stock, restricted Common Stock or restricted Stock Units pursuant to Article III.

“Stock Unit” means a unit that represents the right to receive one share of Common Stock under such terms and conditions as may be prescribed by the Committee and the Plan.

“S&P 500 Equivalents” means a phantom investment benchmark that is used to measure the return credited to a Participant’s Deferred Compensation Account. To the extent S&P 500 Equivalents are elected, the earnings (or loss) equivalents will be credited (or debited) to a Participant’s Deferred Compensation Account as of the last day of each calendar month based upon the balance in the account as of the last day of the month and the returns realized by the Standard & Poor’s 500 Index for the month.

Article II: Administration of the Plan

2.1	Committee. The Plan shall be administered by the Compensation Committee of the Board, unless and until the Board designates another committee to administer the Plan.

2.2	Committee’s Powers. Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer the Plan and to take all actions which are specifically contemplated hereby or are, in its discretion, necessary or appropriate in connection with the administration of the Plan. The Committee will also have full and exclusive power to interpret ~~this~~the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper. The Committee will also have the full and exclusive power to adopt rules, procedures, guidelines and sub-plans to the Plan relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures in non-US jurisdictions. The Committee may, in its discretion, determine the eligibility of individuals to participate herein, determine the amount of Stock Awards to be granted to a Participant and the number or amount of Stock Awards or Cash Compensation a Participant may elect to defer, or waive any restriction or other provision of the Plan. The Committee may, in its discretion, correct any defect or omission, or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable to carry it into effect.

2.3	Committee Determinations Conclusive. Any decision of the Committee in the interpretation and administration of the Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned.

2.4	No Committee Member Liability. No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Section 2.5 of the Plan will be liable for anything done or omitted to be done by him or her, by any member of the Committee or by an officer of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

2.5	Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan (other than its granting authority described in Article III) pursuant to such conditions or limitations as the Committee may establish.

Article III: Stock Awards

3.1	Shares Available. There will be available for Stock Awards during the term of the Plan an aggregate of ~~650,000~~1,250,000 shares of Common Stock. Shares of Common Stock will be made available from either (a) the Company’s authorized but unissued shares or (b) treasury shares that have been issued but reacquired by the Company.

3.2	Annual Grants. On each Annual Director Award Date all Eligible Directors as of such Annual Director Award Date will be granted a Stock Award as compensation for services to be performed thereafter through the next succeeding Annual Director Award Date; provided, however, that any Eligible Director appointed between Annual Director Award Dates may be granted an initial Stock Award at any time between such Eligible Director’s appointment to the Board and the next Annual Director Award Date. Stock Awards will be granted in the form of a number of shares of Common Stock, restricted Common Stock or restricted Stock Units, and may be granted at such times as the Committee will determine, with the form and amount of such Stock Awards to be determined by the Committee; provided, however, that each such annual Stock Award may not exceed $500,000 in Fair Market Value. Any Stock Award will be subject to such terms, conditions and restrictions (including vesting) as the Committee may determine in its discretion.

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Article IV: Deferral Election and Accounts

4.1	Deferral Election. An Eligible Director, at the discretion of the Committee, may irrevocably elect to defer the receipt of all or part of a Stock Award or Cash Compensation, or both, by submitting a written deferral election in the manner specified by the Committee (a “Deferral Election”). The Deferral Election (i) will specify the number of shares of Common Stock the receipt of which the Participant elects to defer and the amount or percentage of Cash Compensation the Participant elects to defer, (ii) will designate the period of deferral among the choices provided in Section 5.1, and (iii) may not be revoked or modified.

4.2	Timing of Elections. Except as set forth in the next sentence of this Section 4.2, Deferral Elections must be made (i) for Stock Awards, no later than December 30 of each calendar year preceding the applicable Annual Director Award Date and (ii) for Cash Compensation, no later than the last day of the calendar year immediately preceding the calendar year in which such payments would have otherwise been paid. Deferral Elections may be completed by newly appointed Eligible Directors no later than the date that is 30 days after the date such individual first becomes an Eligible Director; provided that such Deferral Election will apply solely to Stock Awards or Cash Compensation related to services to be performed subsequent to such Deferral Election. The Committee will be authorized to adopt such other rules and limitations as it determines are necessary or appropriate with respect to the timing of elections to defer Stock Awards or Cash Compensation under the Plan.

4.3	Establishment of Accounts. The Company shall also cause to be established an unfunded bookkeeping account for each Participant (which will from time to time reflect the name of each Participant and (i) the number of Stock Awards and, if applicable, dividend equivalents credited to such Participant pursuant to Section 4.4 and (ii) the Cash Compensation deferred pursuant to Section 4.1 plus earnings or losses credited thereon monthly (as to each Participant, the “Deferred Compensation Account”).

4.4	Crediting of Deferred Stock Awards or Restricted Stock Unit Awards. Any Stock Awards deferred pursuant to a Deferral Election as described in Section 4.1 will be credited to the Participant’s Deferred Compensation Account as of the date the shares would otherwise have been delivered pursuant to Article III and any restricted Stock Units awarded pursuant to Section 3.2 will also be credited to a Participant’s Deferred Compensation Account as of such date. No interest will be credited to a Participant’s Deferred Compensation Account with respect to any restricted Stock Units; provided, however that in the event that a cash dividend is paid on Common Stock during the period that restricted Stock Units are credited to the Participant’s Deferred Compensation Account, an amount equivalent to the amount of the cash dividend will be credited to the Participant’s Deferred Compensation Account and the accumulated amount will be paid out, without interest, at the end of the period of deferral.

4.5	Adjustments.

(a)	Exercise of Corporate Powers. The existence of the Plan and any outstanding Stock Awards or Deferred Compensation Accounts hereunder will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b)	Recapitalizations, Reorganizations and Other Activities. In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate Fair Market Value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under the Plan in Section 3.1 and (iv) the limitations designated in Section 3.2 of the Plan will each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting any class of Common Stock or any distribution to holders of any class of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (i) the number of restricted Stock Units relating to such class of Common Stock; (ii) the appropriate Fair Market Value and other price determinations for such restricted Stock Units; (iii) the number of shares reserved for issuance under the Plan in Section 3.1 and (iv) the limitations designated in Section 3.2 of the Plan to give effect to such transaction; provided that such adjustments will only be such as are necessary to preserve, without increasing, the value of such items. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board will be authorized to issue or assume restricted Stock Units by means of substitution of new restricted Stock Units, as appropriate, for previously issued restricted Stock Units or an assumption of previously issued restricted Stock Units as part of such adjustment.

4.6	Deferred Cash Compensation. Each Participant will be entitled to direct the manner in which his or her deferred Cash Compensation will be deemed to be invested for the period of deferral and in accordance with such rules, and procedures as the Committee may establish from time to time. Notwithstanding anything to the contrary herein, earnings and losses based on a Participant’s investment elections will begin to accrue as of the date such Participant’s deferred Cash Compensation amounts are credited to his or her Deferred Compensation Account and will end on the Determination Date (as defined in Section 5.1 below). Each Participant may choose to have his or her deferred Cash Compensation deemed to be invested in the Common Stock, Money Market Equivalents or S&P 500 Equivalents. Any amounts deemed to be invested in the Company’s Common Stock will (1) have a purchase price equal to the Fair Market Value of each share of Common Stock on the date the investment is deemed to have occurred, and (2) be credited with dividend equivalents representing cash dividends payable with respect to the Common Stock, if any.

Schlumberger Limited 2021 Proxy Statement	D-3

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Article V: Delivery of Deferred Shares or Cash

5.1	Period of Deferral. With respect to (a) Stock Awards or Cash Compensation deferred pursuant to Section 4.1, a Participant may elect that delivery of such deferred Stock Awards or Cash Compensation credited to the Participant under the Plan be made or commence at (i) a date that is one year following the date of the termination of the Participant’s status as a Director of the Company, or (ii) the date of the termination of the Participant’s status as a Director of the Company, and (b) restricted Stock Units granted pursuant to Section 3.2, the Committee ~~shall~~will determine the date or conditions as of which shares represented by such restricted Stock Units will be delivered (the date elected or selected by the Participant or the Committee, as applicable, the “Determination Date”).

5.2	Delivery of Deferred Stock Awards and Deferred Cash Compensation. The aggregate number of restricted Stock Units and, if applicable, dividend equivalents credited to a Participant’s Deferred Compensation Account will be calculated as of the Determination Date. A Participant will receive delivery of a number of shares of Common Stock equal to the aggregate number of restricted Stock Units and a cash payment equal to the amount of the aggregate dividend equivalents representing cash dividends payable with respect to the Company’s Common Stock, if any, over the period beginning on the Annual Director Award Date and ending on the Determination Date. As of the Determination Date, a Participant’s Cash Compensation deemed to be invested in Money Market Equivalents or S&P 500 Equivalents, plus any amounts credited to a Participant’s Deferred Compensation Account pursuant to Section 4.6 herein, will be payable in the form of a cash lump sum. As of the Determination Date, a Participant’s Cash Compensation deemed to be invested in shares of the Company’s Common Stock will be payable in the form of shares of the Company’s Common Stock plus a cash payment equal to the amount of the aggregate dividend equivalents. Delivery of shares of Common Stock or cash, as applicable, will be made within 60 days after the Determination Date.

5.3	Death Prior to Payment. In the event that a Participant dies prior to delivery of all shares of Common Stock and funds deliverable pursuant to the Plan, any remaining shares and funds credited to Participant’s Deferred Compensation Account shall be delivered to the Participant’s estate within 60 days following the Company’s notification of the Participant’s death.

5.4	Delivery to Incompetent Participants. To the extent allowed under applicable law, should the Participant become incompetent, the Company will be authorized to deliver shares and funds credited to Participant’s Deferred Compensation Account and deliverable pursuant to the Plan to a guardian or legal representative of such incompetent Participant, or directly to such incompetent Participant, in whichever manner the Committee determines in its sole discretion.

Article VI: Miscellaneous

6.1	Unfunded Plan. Nothing contained herein will be deemed to create a trust of any kind or create any fiduciary relationship. The Plan will be unfunded. To the extent that a Participant acquires a right to receive delivery of shares from the Company under the Plan, such right will not be greater than the right of any unsecured general creditor of the Company and such right will be an unsecured claim against the general assets of the Company. Although bookkeeping accounts may be established with respect to Participants, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by stock or rights thereto, nor will the Plan be construed as providing for such segregation, nor will the Company, the Board or the Committee be deemed to be a trustee of any stock or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to stock or rights thereto under the Plan will be based solely upon any contractual obligations that may be created by the Plan, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company, the Board nor the Committee will be required to give any security or bond for the performance of any obligation that may be created by or under the Plan.

6.2	Title to Funds Remains with Company. Amounts credited to each Participant’s Deferred Compensation Account will not be specifically set aside or otherwise segregated, but will be combined with corporate assets. Title to such amounts will remain with the Company and the Company’s only obligation will be to make timely delivery to Participants in accordance with the Plan.

6.3	Statement of Account. A statement will be furnished to each Participant annually on such date as may be determined by the Committee stating the balance of Deferred Compensation Account as of a date designated by the Committee.

6.4	Assignability. Except as provided in Section 5.3, no right to receive delivery of shares of Common Stock hereunder will be transferable or assignable by a Participant except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Any attempted assignment of any benefit under the Plan in violation of this Section 6.4 will be null and void.

6.5	Restrictions. No Common Stock or other form of payment will be issued with respect to any Stock Award or Deferred Compensation Account unless the Company is satisfied, based on the advice of its counsel, that such issuance will be in compliance with applicable law, including, but not limited to, applicable federal and state securities laws. The Company will not be obligated to issue any shares of Common Stock or make any payments with respect to any such Stock Award or Deferred Compensation Account if the issuance of such shares of Common Stock or if any such payment made would constitute a violation by the recipient or the Company of any provision of any applicable law or regulation of any governmental authority or any securities exchange on which the Common Stock is listed. Certificates evidencing shares of Common Stock delivered under the Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or transaction reporting

Schlumberger Limited 2021 Proxy Statement	D-4

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system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to refer to such restrictions.

6.6	Amendment, Modification, Suspension or Termination. The Committee may amend, modify, suspend or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment, modification or termination will, without the consent of the Participant, impair the rights of any Participant to the number of restricted Stock Units credited to such Participant’s Deferred Compensation Account as of the date of such amendment, modification or termination and (ii) no amendment or modification will be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed.

6.7	Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Texas.

6.8	Successors. All obligations of the Company under the Plan with respect to Stock Awards and Deferred Compensation Accounts hereunder will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

6.9	Tax and Social Insurance. Participants are responsible for any and all tax or social insurance due on Stock Awards or restricted Stock Units under the Plan. Participants shall pay or make arrangements to satisfy all withholding obligations of the Company related to the Plan. The Company has the authority to satisfy any withholding obligations from funds or shares of Common Stock deliverable pursuant to the Plan or other cash compensation due a Participant, if applicable. Nothing in the Plan will constitute a representation by the Company to a Participant regarding the tax consequences of any Stock Award received by a Participant or any Deferred Compensation Account created in connection with the Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Stock Awards and Deferred Compensation Accounts under the Plan.

6.10	Code Section 409A. To the extent applicable, the Plan is intended to comply with the provisions of Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”) with respect to amounts deferred or vested on or after January 1, 2005, and shall be interpreted accordingly. To the extent it would not adversely impact the Company, the Company agrees to interpret, apply and administer the Plan in the least restrictive manner necessary to comply with such requirements and without resulting in any diminution in the value of payments or benefits to the Participants. No action taken to comply with Section 409A will be deemed to adversely affect the Participant’s rights under the Plan.

SCHLUMBERGER LIMITED

By:
Olivier Le Peuch

Title:	Chief Executive Officer

Schlumberger Limited 2021 Proxy Statement	D-5

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Date: April 7, 2021
Time: 10:00 a.m. (Curaçao Time)
Place: Johan van Walbeeckplein 11, Willemstad, Curaçao

Please make your marks like this: ☒ Use dark black pencil or pen only

The Board of Directors recommends you vote FOR the following:

1: Election of Directors

Nominees:	For	Against	Abstain	Directors Recommend
01 Patrick de La Chevardière	☐	☐	☐	For
02 Miguel M. Galuccio	☐	☐	☐	For
03 Olivier Le Peuch	☐	☐	☐	For
04 Tatiana A. Mitrova	☐	☐	☐	For
05 Maria Moræus Hanssen	☐	☐	☐	For
06 Mark G. Papa	☐	☐	☐	For
07 Henri Seydoux	☐	☐	☐	For
08 Jeff W. Sheets	☐	☐	☐	For

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here　　Please Date Above

Please Sign Here　　Please Date Above

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

← Please separate carefully at the perforation and return just this portion in the envelope provided. ←

Annual General Meeting of Stockholders of Schlumberger Limited (Schlumberger N.V.) to be held on Wednesday, April 7, 2021 for Holders as of February 17, 2021

This proxy is being solicited on behalf of the Board of Directors

VOTE BY:

INTERNET

Go To
www.proxypush.com/SLB
- Cast your vote online.
- View Meeting Documents.

OR

TELEPHONE

Call
1-866-240-5191
- Use any touch-tone telephone.
- **Have your Proxy Card/Voting Instruction Form ready.**
- Follow the simple recorded instructions.

OR

MAIL

- Mark, sign and date your Proxy Card/Voting Instruction Form.
- Detach your Proxy Card/Voting Instruction Form.
- Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Aede Gerbranda, Robin van Bokhorst and Kaarel Tedder, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on this ballot and in their discretion upon any other matters that may properly come before the Annual General Meeting of Stockholders, all of the shares of Common Stock of Schlumberger Limited (SCHLUMBERGER N.V.) that the undersigned is entitled to vote at the Annual General Meeting of Stockholders to be held at Johan van Walbeeckplein 11, Willemstad, Curaçao on April 7, 2021, at 10:00 a.m. Curaçao time, and any adjournment or postponement thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2, 3, 4, 5, 6 AND 7.

All votes must be received by 11:59 p.m. Eastern Time, April 6, 2021.
All votes for Sensia 401(k) participants must be received by 5:00 p.m., Eastern Time, April 2, 2021.

PROXY TABULATOR FOR

SCHLUMBERGER LIMITED (SCHLUMBERGER N.V.)
P.O. BOX 8016
CARY, NC 27512-9903

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Proxy — Schlumberger Limited (Schlumberger N.V.)
Annual General Meeting of Stockholders
April 7, 2021, 10:00 a.m. (Curaçao Time)
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Aede Gerbranda, Robin van Bokhorst and Kaarel Tedder, and each of them, as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot and in their discretion upon any other matters that may properly come before the Annual General Meeting of Stockholders, all of the shares of Common Stock of Schlumberger Limited (SCHLUMBERGER N.V.) that the undersigned is entitled to vote at the Annual General Meeting of Stockholders to be held at Johan van Walbeeckplein 11, Willemstad, Curaçao on April 7, 2021, at 10:00 a.m. Curaçao time, and any adjournment or postponement thereof.

The purpose of the Annual General Meeting is to take action on the following:

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" each proposal.

This proxy, when properly executed, will be voted in the manner directed by the undersigned. If no such directions are made, this proxy will be voted FOR the election of each of the nominees for director, and FOR Items 2, 3, 4, 5, 6 and 7. If any other matters properly come before the Annual General Meeting of Stockholders, the above named proxies will vote on such matters in their discretion.

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